Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277306

PROSPECTUS SUPPLEMENT

(To prospectus dated February 23, 2024)

HSBC Holdings plc

$1,250,000,000 6.750% Perpetual Subordinated Contingent Convertible Securities

(Callable During Any 2031 Securities Optional Redemption Period)

$1,250,000,000 7.000% Perpetual Subordinated Contingent Convertible Securities

(Callable During Any 2036 Securities Optional Redemption Period)

We are offering $1,250,000,000 principal amount of 6.750% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) (such series of securities, the “2031 Securities”) and $1,250,000,000 principal amount of 7.000% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2036 Securities Optional Redemption Period) (such series, the “2036 Securities”). The Securities (as defined below) will be issued pursuant to the indenture dated August 1, 2014 (as amended and supplemented from time to time), as amended and supplemented by a nineteenth supplemental indenture, with respect to the 2031 Securities, and a twentieth supplemental indenture, with respect to the 2036 Securities, both of which are expected to be entered into on March 24, 2026 (together with the nineteenth supplemental indenture or the twentieth supplemental indenture, as applicable, the “Indenture”). The “Securities” means either the 2031 Securities or the 2036 Securities, or both of them together, as applicable.

From (and including) March 24, 2026 (the “Issue Date”) to (but excluding) September 24, 2031 (such date and each fifth anniversary date thereafter, a “2031 Securities Reset Date”), the interest rate on the 2031 Securities will be 6.750% per annum. From and including each 2031 Securities Reset Date to (but excluding) the next following 2031 Securities Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 2.914%. Subject to cancellation as described further below, we will pay interest on the 2031 Securities, if any, in arrear on March 24 and September 24 of each year, beginning on September 24, 2026.

From (and including) the Issue Date to (but excluding) March 24, 2036 (such date and each fifth anniversary date thereafter, a “2036 Securities Reset Date”), the interest rate on the 2036 Securities will be 7.000% per annum. From and including each 2036 Securities Reset Date to (but excluding) the next following 2036 Securities Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 2.798%. Subject to cancellation as described further below, we will pay interest on the 2036 Securities, if any, in arrear on March 24 and September 24 of each year, beginning on September 24, 2026.

The interest rate following any Reset Date (as defined below) may be less than the interest rate that applies immediately prior to such Reset Date, including the initial interest rate of 6.750% for the 2031 Securities and 7.000% for the 2036 Securities. Moreover, interest will be due and payable on an interest payment date only to the extent it is not cancelled or deemed to have been cancelled in accordance with the terms of the Securities. We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. The terms of the Securities also provide for circumstances under which we will be restricted from making an interest payment (in whole or in part) on an interest payment date, and the interest payable in respect of any such interest payment date will be deemed to have been cancelled (in whole or in part). A “Reset Date” means either a 2031 Securities Reset Date or a 2036 Securities Reset Date, as applicable.

The Securities are perpetual and have no fixed maturity or fixed redemption date. As a result, you may not receive any payments with respect to the Securities as we are not required to pay the principal amount of the Securities at any time prior to a Winding-up Event and we will have the sole and absolute discretion at all times and for any reason to cancel in whole any interest payment.

We may redeem the 2031 Securities in our sole discretion in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (excluding any cancelled or deemed to have been cancelled interest) during any 2031 Securities Optional Redemption Period (as defined below). We may redeem the 2036 Securities in our sole discretion in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (excluding any cancelled or deemed to have been cancelled interest) during any 2036 Securities Optional Redemption Period (as defined below).

We may, at our option in our sole discretion, if the outstanding aggregate principal amount of the 2031 Securities is 25% or less of the aggregate principal amount of the 2031 Securities originally issued (and, for these purposes, any additional securities issued after the Issue Date and consolidated with the 2031 Securities as part of the same series shall be deemed to have been originally issued), redeem the remaining outstanding 2031 Securities in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding 2031 Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). See “Description of the Securities—Redemption—Residual Call.”

We may, at our option in our sole discretion, if the outstanding aggregate principal amount of the 2036 Securities is 25% or less of the aggregate principal amount of the 2036 Securities originally issued (and, for these purposes, any additional securities issued after the Issue Date and consolidated with the 2036 Securities as part of the same series shall be deemed to have been originally issued), redeem the remaining outstanding 2036 Securities in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding 2036 Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). See “Description of the Securities—Redemption—Residual Call.”

Moreover, we may redeem the Securities upon the occurrence of certain tax and regulatory events as described in this prospectus supplement under “Description of the Securities—Redemption—Special Event Redemption.” Any redemption of the Securities is subject to the conditions described in this prospectus supplement under “Description of the Securities—Redemption—Redemption or Purchase Conditions.”

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred), at which point all of our obligations under the Securities will be released irrevocably and automatically in consideration of our issuance of Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and under no circumstances will such released obligations be reinstated. On the Settlement Date, we expect the Conversion Shares Depository to deliver to the securityholders either (i) Conversion Shares (based on the Conversion Price) or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration (consisting of the pro rata share of cash proceeds from the sale of any Conversion Shares pursuant to the Conversion Shares Offer (based on the Conversion Shares Offer Price) and the pro rata share of any Conversion Shares not sold pursuant to the Conversion Shares Offer (based on the Conversion Price)). The realizable value of any Conversion Shares received by a securityholder following an Automatic Conversion may be significantly less than the initial Conversion Price of $3.6061 and/or the U.S. dollar equivalent of the initial Conversion Shares Offer Price of £2.70 per Conversion Share, and the securityholders could lose all or part of their investment in the Securities as a result of the Automatic Conversion.

By its acquisition of the Securities, among other things, each securityholder (which, for these purposes, includes each beneficial owner) will (i) acknowledge and agree that interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), (ii) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer and (iii) acknowledge and agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described in this prospectus supplement, no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released.

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and any securityholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined herein) by the relevant UK resolution authority (as defined herein); and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.” Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities.

For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against The Bank of New York Mellon, London Branch, as trustee, for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Application has been made to The Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for the approval of this document as listing particulars. Application has been made to Euronext Dublin for the Securities to be admitted to the Official List and to trading on the Global Exchange Market of Euronext Dublin (the “GEM”). The GEM is not a regulated market for the purposes of Directive 2014/65/EU (as amended, “MiFID II”) or Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom (“UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (“UK MiFIR”). Admission to the Official List and trading on the GEM is expected to begin within 30 days of the initial delivery of the Securities.

The Securities are not deposit liabilities of HSBC Holdings and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the UK, the United States or any other jurisdiction. Investing in the Securities involves certain risks. See “Risk Factors” beginning on Page S-27.

Pursuant to the UK Financial Conduct Authority Conduct of Business Sourcebook (“COBS”) the Securities are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients (as defined in COBS 3.4) in the UK.

IMPORTANT—PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

IMPORTANT—UK PRIIPs REGULATION / PROHIBITION OF SALES TO UK RETAIL INVESTORS. The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Prospective investors are referred to the sections headed “PRIIPs Regulation—Prohibition of sales to EEA retail investors” and “UK PRIIPs Regulation—Prohibition of sales to UK retail investors” on pages S-2 through S-3 of this prospectus supplement.

Unless otherwise defined, terms that are defined in “Description of the Securities” beginning on page S-56 have the same meaning when used on this cover page.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

	Per 2031 Security	Total	Per 2036 Security	Total
Public Offering Price(1)	100.00%	$1,250,000,000	100.00%	$1,250,000,000
Underwriting Discount	1.00%	$12,500,000	1.00%	$12,500,000
Proceeds to us (before expenses)	99.00%	$1,237,500,000	99.00%	$1,237,500,000

(1)	Plus accrued interest, if any, from March 24, 2026.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Securities. In addition, HSBC Securities (USA) Inc. (“HSI”) or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of the Securities after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by HSI or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV on or about March 24, 2026.

Sole Structuring Adviser and Book-Running Manager

HSBC

The date of this prospectus supplement is March 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Restrictions on marketing and sales to retail investors

1.

The Securities discussed in this document are complex financial instruments with a high degree of risk. They are not a suitable or appropriate investment for all investors, especially retail investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Securities. Potential investors in the Securities should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Securities (or any beneficial interests therein).

2.

a.	In the UK, the COBS requires, in summary, that the Securities should not be offered or sold to retail clients (as defined in COBS 3.4, and each, a “retail client”) in the UK.

b.	Some or all of the underwriters are required to comply with COBS.

c.

By purchasing, or making or accepting an offer to purchase, any Securities (or a beneficial interest in such Securities) from HSBC Holdings and/or the underwriters, each prospective investor represents, warrants, agrees with and undertakes to HSBC Holdings and each of the underwriters that:

i.	it is not a retail client in the UK; and

ii.

it will not sell or offer the Securities (or any beneficial interests therein) to retail clients in the UK or communicate (including the distribution of this prospectus supplement or the accompanying prospectus) or approve an invitation or inducement to participate in, acquire or underwrite the Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the UK.

d.	In selling or offering Securities or making or approving communications relating to the Securities, each prospective investor may not rely on the limited exemptions set out in COBS.

e.

Potential investors in the Securities should also inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Securities (or any beneficial interests therein).

3.

The obligations in paragraph 2 above are in addition to the need to comply at all times with other applicable laws, regulations and regulatory guidance (whether inside or outside the EEA or the UK) relating to the promotion, offering, distribution and/or sale of the Securities (or any beneficial interests therein), whether or not specifically mentioned in this prospectus supplement or the accompanying prospectus, including (without limitation) any requirements under MiFID II or the FCA Handbook as to determining the appropriateness and/or suitability of an investment in the Securities (or any beneficial interests therein) for investors in any relevant jurisdiction. By purchasing, or making or accepting an offer to purchase, any Securities (or a beneficial interest in such Securities) from HSBC Holdings and/or the underwriters each prospective investor represents, warrants, agrees with and undertakes to HSBC Holdings that it will comply at all times with all such other applicable laws, regulations and regulatory guidance.

4.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Securities (or any beneficial interests therein) from HSBC Holdings and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

PRIIPS Regulation—Prohibition of sales to EEA retail investors

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

UK PRIIPS Regulation—Prohibition of sales to UK retail investors

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In connection with the issue of the Securities, HSI as the stabilization manager (or any person acting on behalf of it) may, to the extent permitted by laws or regulations, over-allot the Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Securities is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the Issue Date and 60 days after the date of the allotment of the Securities. Any stabilization action or over-allotment must be conducted by HSI as the relevant stabilization manager (or any person acting on behalf of it) in accordance with all applicable laws and rules.

The Securities may not be a suitable investment for all investors and you must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Securities in light of your own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Securities, the merits and risks of investing in the Securities and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Securities and the impact such investment will have on its overall investment portfolio;

•

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Securities, including where the currency for principal or interest payments (U.S. dollars) is different from the currency in which such investor’s financial activities are principally denominated;

•

understand thoroughly the terms of the Securities, such as the provisions regarding the cancellation of interest, Automatic Conversion upon a Capital Adequacy Trigger Event and the UK bail-in power, and be familiar with the behavior of any relevant indices and financial markets and the potential impact on the Securities of the cancellation of interest, Automatic Conversion upon a Capital Adequacy Trigger Event and/or the exercise of the UK bail-in power;

•

understand that the price, if any, at which securities dealers may be willing to purchase or sell the Securities in the secondary market may be influenced by factors that are beyond our control, and such potential investor may not be able to obtain a price equal to the price it paid for its Securities in the secondary market; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

You should not invest in the Securities unless you have the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Securities will perform under changing conditions, the resulting effects on the value of the Securities due to the likelihood of our cancelling interest, the occurrence of a Capital Adequacy Trigger Event and corresponding Automatic Conversion or an exercise of the UK bail-in power and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of any Securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement has been prepared on the basis that any offer of the Securities in the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to produce a prospectus for offers of the Securities. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the Securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the Securities contemplated in this prospectus supplement.

This prospectus supplement has been prepared on the basis that any offer of Securities in the UK will be made pursuant to an exemption under Part 1 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the Securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in this prospectus supplement.

Each securityholder (which, for these purposes, includes each beneficial owner) acknowledges that The Stock Exchange of Hong Kong Limited (the “HKSE”) and the Securities and Futures Commission of Hong Kong (the “SFC”) may request us to report certain information with respect to such securityholder (which may be obtained from the underwriters), including, among other things, such securityholder’s name, countries of operation and allotment sizes, that we may provide the HKSE and the SFC with any such requested information with respect to such securityholder and that our major securityholders (which may include those who have invested in the Securities) and their respective interests may be disclosed in our annual and interim reports (which disclosure as of the date of this prospectus supplement would be required by those who have an interest in 5% or more of any class of our voting shares, including any interest in unissued shares that may be issuable upon conversion of the Securities) and/or other public filings as may be required to be made in the future by us in accordance with applicable stock exchange rules or regulatory requirements.

Notice to Canadian Investors

No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the Securities and any representation to the contrary is an offense.

The Securities may be offered or sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors (as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario)) that are also permitted clients (as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”)) and that are not a person created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor”. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Canadian purchasers are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer provide Canadian investors with certain conflicts of interest disclosure as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

We are not a member institution of the Canada Deposit Insurance Corporation. The liability incurred by us through the issuance and sale of the Securities is not a deposit. We are not regulated as a financial institution in Canada.

Each Canadian investor confirms its express wish that all documents evidencing or relating to the sale of the Securities and all other contracts and related documents be drafted in the English language. Chaque investisseur canadien confirme sa volonté expresse que tous les documents attestant de la vente des titres ou s’y rapportant ainsi que tous les autres contrats et documents s’y rattachant soient rédigés en langue anglaise.

Important Notice to Prospective Investors Pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

Prospective investors should be aware that certain intermediaries in the context of this offering of the Securities, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of HSBC Holdings, a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with HSBC Holdings, the CMI or the relevant group company. Prospective investors associated with HSBC Holdings or any CMI (including its group companies) should specifically disclose this when placing an order for the Securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the relevant underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to HSBC Holdings, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings together with its subsidiary undertakings.

Presentation of Financial Information

The annual consolidated financial statements of the HSBC Group comply with UK-adopted international accounting standards and with the requirements of the UK Companies Act 2006, and have also applied international financial reporting standards adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union (“EU”). These financial statements are also prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRS Accounting Standards for the periods presented. As of December 31, 2025, there were no unendorsed standards effective for the year ended December 31, 2025 affecting the consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “2025 Form 20-F”). The U.S. dollar is used as the presentation currency in the annual consolidated financial statements of the HSBC Group, and it is also the functional currency of HSBC Holdings.

With the exception of the capital ratio presented under “HSBC Holdings plc,” the financial information presented in this document relating to the year ended December 31, 2025 is derived from the HSBC Group’s annual consolidated financial statements, which comply, and are prepared in accordance, with the accounting standards and requirements set out above.

See “Where You Can Find More Information About Us.”

Currency

In this prospectus supplement, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the UK, and (iii) “CHF” are to the lawful currency of Switzerland.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “seek,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy.

These forward-looking statements include statements relating to factors including, but not limited to: the implementation and exercise of the UK bail-in powers; our plan to issue additional subordinated debt securities; interest payments, restrictions and cancellations; sale, price and delivery of Conversion Shares; occurrence and effects of certain trigger and conversion events; our capital requirements and potential management actions taken to meet such requirements; potential remedies and protections; changes in the market price of our Ordinary Shares; listing of the Securities; changes in the general economic conditions in the markets in which the HSBC Group operates, such as new, continuing or deepening recessions and prolonged inflationary pressures; the impact of the Russia-Ukraine war and further conflict or military action in the Middle East or elsewhere on the global markets generally and the HSBC Group in particular; geopolitical tensions in the countries in which we operate, including those arising as a result of the Russia-Ukraine war, conflict in the Middle East, the U.S. military operation in Venezuela and any potential military action or conflict elsewhere; the UK’s relationship with the EU; and changes in government policy and regulation, as well as monetary, interest rate and other policies of central banks and other regulatory authorities in the principal markets in which we operate and the consequences thereof and continued volatility in trade and tariff policies, changes in tariff rates, including sector-specific levies imposed by various nations, including the U.S., which could further disrupt supply chains and reduce global trade growth. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in the 2025 Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in the 2025 Form 20-F .

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form F-3 (No. 333-277306) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Securities, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file annual reports and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.hsbc.com. The information on these websites is not part of this prospectus supplement, except as specifically incorporated by reference herein.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in certain documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus supplement and the accompanying prospectus the 2025 Form 20-F.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K filed by us after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 20 7991 8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

66 Hudson Boulevard East, 545W9,

New York, New York, 10001

Attn: Company Secretary

Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in “Description of the Securities” included in this prospectus supplement beginning on page S-56 have the same meaning when used in this summary.

Issuer	HSBC Holdings plc.

Securities Offered	6.750% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period) in an aggregate principal amount of $1,250,000,000 (such series of securities, the “2031 Securities”).

7.000% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2036 Securities Optional Redemption Period) in an aggregate principal amount of $1,250,000,000 (such series of securities, the “2036 Securities”).

Issue Date	March 24, 2026 (the “Issue Date”).

Interest	From (and including) the Issue Date to (but excluding) September 24, 2031, the interest rate on the 2031 Securities will be 6.750% per annum (the “2031 Securities Initial Interest Rate”). From (and including) each 2031 Securities Reset Date (as defined below) to (but excluding) the next following 2031 Securities Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 2.914% (the “2031 Securities Margin”).

From (and including) the Issue Date to (but excluding) March 24, 2036, the interest rate on the 2036 Securities will be 7.000% per annum (the “2036 Securities Initial Interest Rate”). From (and including) each 2036 Securities Reset Date (as defined below) to (but excluding) the next following 2036 Securities Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 2.798% (the “2036 Securities Margin”).

The “Initial Interest Rate” means either the 2031 Securities Initial Interest Rate or the 2036 Securities Initial Interest Rate, as applicable, and the “Margin” means either the 2031 Securities Margin or the 2036 Securities Margin, as applicable.

Reset Dates	With respect to the 2031 Securities, September 24, 2031 and each fifth anniversary date thereafter (each such date, a “2031 Securities Reset Date”).

With respect to the 2036 Securities, March 24, 2036 and each fifth anniversary date thereafter (each such date, a “2036 Securities Reset Date”).

“Reset Date” means either a 2031 Securities Reset Date or a 2036 Securities Reset Date, as applicable.

Each period from (and including) a 2031 Securities Reset Date to (but excluding) the following 2031 Securities Reset Date will be a “2031 Securities Reset Period.”

Each period from (and including) a 2036 Securities Reset Date to (but excluding) the following 2036 Securities Reset Date will be a “2036 Securities Reset Period.”

“Reset Period” means either a 2031 Securities Reset Period or a 2036 Securities Reset Period, as applicable.

Reset Determination Dates	The second business day immediately preceding a Reset Date (each, a “Reset Determination Date”).

Reference Rate	The “Reference Rate” means, with respect to any Reset Period for which such rate applies:

(1) the rate per annum (expressed as a decimal) equal to the yield which represents the average for the week immediately prior to the related Reset Determination Date in the most recent H.15, (a) under the caption “Treasury Constant Maturities” and (b) for the maturity of five years;

(2) if such release (or any successor release) is not published during the week immediately prior to the related Reset Determination Date or does not contain such yields, the Reference Treasury Rate for such Reset Period; or

(3) if the Reference Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “Reference Rate” means the rate per annum (expressed as a decimal) equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recent H.15 under the caption “Treasury constant maturities” for the maturity of five years at 5:00 p.m. (New York City time) on the last available date preceding the related Reset Determination Date on which such rate was set forth in such release (or any successor release).

The Reference Rate shall be calculated by the calculation agent.

“H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means the H.15 published closest in time but prior to 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

Reference Treasury	“Reference Treasury” means, in respect of a Reset Period, the U.S. Treasury security or securities selected by us (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by us (which may be the calculation agent)) (i) with a maturity date on or about the last day of such Reset Period and (ii) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

Reference Treasury Rate	“Reference Treasury Rate” means, with respect to any Reset Period, the rate per annum (expressed as a decimal) equal to the yield to maturity (on the relevant day count basis) of the Reference Treasury, assuming a price for the Reference Treasury (expressed as a percentage of its principal amount) equal to the Reference Treasury Price on the relevant Reset Determination Date.

Reference Treasury Price	“Reference Treasury Price” means, with respect to any Reset Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Determination Date, after excluding the highest quotation (or, in the event of more than one highest quotation, one of the highest) and lowest quotation (or, in the event of more than one lowest quotation, one of the lowest), or (ii) if fewer than five but more than one such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is received, then such quotation; each as quoted in writing to the calculation agent by a Reference Treasury Dealer.

Reference Treasury Dealer	“Reference Treasury Dealer” means, with respect to any Reset Determination Date, each of up to five banks selected by us (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by us (which may be the calculation agent)), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

Reference Treasury Dealer Quotation	“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Reset Determination Date, the arithmetic average, as determined by the calculation agent, of the bid and offered prices for the applicable Reference Treasury, expressed in each case as a percentage of its principal amount, quoted by the applicable Reference Treasury Dealer at 11:00 a.m. (New York City time), on such Reset Determination Date.

Scheduled Interest Payment Dates	Interest on the 2031 Securities, if any, will be payable in arrear on March 24 and September 24 of each year, beginning on September 24, 2026.

Interest on the 2036 Securities, if any, will be payable in arrear on March 24 and September 24 of each year, beginning on September 24, 2026.

Discretionary Interest Payments	We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date (the “Discretionary Interest Payment Right”). For the avoidance of doubt, references to “interest payment date” in, for the purposes of, and in connection with the provisions appearing under “Description of the Securities—Interest—Interest Cancellation” shall include any date fixed for redemption of the Securities, in respect of any interest payment that may be payable on such date.

Restrictions on Interest Payments	Without prejudice to the Discretionary Interest Payment Right or the prohibition contained in Rule 4.3(2) of Chapter 4 of the “CRR Firms – Capital Buffers” Part of the PRA Rulebook (or any succeeding provision(s) amending or replacing such Chapter) (“Chapter 4”) on the making of payments on the Securities before the Maximum Distributable Amount has been calculated, subject to the extent permitted in the following paragraph in respect of partial interest payments in respect of the Securities, we will not make an interest payment on any interest payment date (and such interest payment will therefore be deemed to have been cancelled and thus will not be due and payable on such interest payment date) if:

(a)	the amount of Relevant Distributions exceeds the amount of Distributable Items as of such interest payment date;

(b)

the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Rule 4.3(2) of Chapter 4 (or any succeeding provision amending or replacing such rule) exceeds the Maximum Distributable Amount (if any) applicable to us as of such interest payment date;

(c)	the Solvency Condition is not satisfied in respect of such interest payment; or

(d)	the Relevant Regulator orders us to cancel (in whole or in part) the interest otherwise payable on such interest payment date.

We may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraph. For the avoidance of doubt, the portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled and thus will not be due and payable on such interest payment date.

“Distributable Items” means the amount of our profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Securities and any Parity Obligations and Junior Obligations less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (UK), as amended from time to time, (the “Companies Act”) or other provisions of English law from time to time applicable to us or our Memorandum and Articles of Association (our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to us or our Articles of Association, those losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“Junior Obligations” means, in respect of the Securities, (i) any of our Ordinary Shares, our other securities or our other obligations (including any guarantee, support agreement or similar undertaking) that rank, or are expressed to rank, junior to the Securities in our winding-up or administration as described under “Description of the Securities—Subordination” and/or (ii) any of our capital instruments that qualify as common equity Tier 1 instruments under the Relevant Rules.

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to us required to be calculated in accordance with (i) Rule 4.3(2) of Chapter 4; or (ii) any analogous restrictions arising in respect of failure to meet capital adequacy, loss absorbing capacity, leverage or buffer requirements under the Relevant Rules.

“Ordinary Share” means a fully paid ordinary share in the capital of HSBC Holdings, currently with a nominal value of U.S.$0.50 each.

“Parity Obligations” means, (i) the most senior ranking class or classes of preference shares in our capital from time to time and any other of our securities or obligations ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “Description of the Securities— Subordination,” and/or (ii) any guarantee, support agreement or similar undertaking entered into by us which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “Description of the Securities—Subordination.”

“Relevant Distributions” means, in relation to any interest payment date, the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Obligations, the Securities and any Junior Obligations and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Obligations, the Securities and any Junior Obligations, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

“Solvency Condition” means the condition that, other than in the event of our winding-up or administration, as described in “Description of the Securities—Subordination,” or with respect to the payment of the cash proceeds from any Conversion Shares Offer Consideration, as described under “Description of the Securities— Automatic Conversion Upon Capital Adequacy Trigger Event—

Conversion Shares Offer,” payments in respect of, or arising from, the Securities will be conditional (x) upon our being solvent at the time of payment by us, and (y) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that we could make such payment and still be solvent immediately thereafter. For purposes of determining whether the Solvency Condition is met, we will be considered to be solvent at a particular point in time if (x) we are able to pay our debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met.

Notice of Interest Cancellation	If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the securityholders through the Depository Trust Company (“DTC”) (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) and to the trustee and the paying agent directly on or prior to the relevant interest payment date. If practicable, we will endeavor to do so at least five business days prior to the relevant interest payment date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the securityholders any rights as a result of such failure.

Agreement to Interest Cancellation	By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that:

(a)

interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of our Distributable Items or the Maximum Distributable Amount being exceeded, failing to satisfy the Solvency Condition or an order from the Relevant Regulator; and

(b)

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture (as defined below) and the Securities will not constitute a default in payment or otherwise under the terms of the Indenture or the Securities.

Optional Redemption	The Securities will not be redeemable at the option of the securityholders at any time.

The 2031 Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any business day during any 2031 Securities Optional Redemption Period (a “2031 Securities Optional Redemption Date”), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities— Interest—Interest Cancellation”).

The 2036 Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any business day during any 2036 Securities Optional Redemption Period (a “2036 Securities Optional Redemption Date”), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities— Interest—Interest Cancellation”).

Any redemption of the Securities is subject to the conditions described under “Description of the Securities—Redemption—Redemption or Purchase Conditions.”

“2031 Securities Optional Redemption Period” means the period commencing on the date falling six calendar months prior to a 2031 Securities Reset Date and ending on such 2031 Securities Reset Date (both dates inclusive).

“2036 Securities Optional Redemption Period” means the period commencing on the date falling six calendar months prior to a 2036 Securities Reset Date and ending on such 2036 Securities Reset Date (both dates inclusive).

“Optional Redemption Period” means either the 2031 Securities Optional Redemption Period or the 2036 Securities Optional Redemption Period, as applicable.

“Optional Redemption Date” means either a 2031 Securities Optional Redemption Date or a 2036 Securities Optional Redemption Date, as applicable.

Special Event Redemption	The Securities may be redeemed in whole (but not in part) at our option in our sole discretion upon the occurrence of a Tax Event or a Capital Disqualification Event. See “Description of the Securities— Redemption—Special Event Redemption.” In each case, the redemption price for the Securities will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the conditions described under “Description of the Securities—Redemption—Redemption or Purchase Conditions.”

Residual Call

If the outstanding aggregate principal amount of the 2031 Securities is 25% or less of the aggregate principal amount of the 2031 Securities originally issued (and, for these purposes, any additional securities issued after the Issue Date and consolidated with the 2031 Securities as part of the same series shall be deemed to have been originally issued), we may, at our option in our sole discretion, redeem the remaining outstanding 2031 Securities in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding 2031 Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). See “Description of the Securities—Redemption—Residual Call.”

If the outstanding aggregate principal amount of the 2036 Securities is 25% or less of the aggregate principal amount of the 2036 Securities originally issued (and, for these purposes, any additional securities issued after the Issue Date and consolidated with the 2036 Securities as part of the same series shall be deemed to have been originally issued), we may, at our option in our sole discretion, redeem the remaining outstanding 2036 Securities in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding 2036 Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). See “Description of the Securities—Redemption—Residual Call.”

Any redemption of the Securities is subject to the conditions described under “Description of the Securities—Redemption—Redemption or Purchase Conditions.”

Notice of Redemption	Any redemption of the Securities will be subject to our giving prior notice to the securityholders as described under “Description of the Securities—Redemption—Notice of Redemption.”

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if either (x) the Solvency Condition is not satisfied in respect of the relevant redemption amount on the applicable redemption date, (y) a Capital Adequacy Trigger Event occurs prior to the applicable redemption date (in which case, an Automatic Conversion will occur as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event”) or (z) the relevant UK resolution authority exercises its UK bail-in power prior to the applicable redemption date.

Capital Adequacy Trigger Event	A “Capital Adequacy Trigger Event” will occur if at any time the CET1 Ratio is less than 7.0%. Whether a Capital Adequacy Trigger Event has occurred at any time will be determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator.

“CET1 Capital” means, as of any date, the sum, expressed in U.S. dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital of the HSBC Group required to be made as of such date, in each case as calculated by us on a consolidated basis in accordance with the Relevant Rules applicable to the HSBC Group as of such date but without applying any relevant transitional provisions then in effect under the Relevant Rules (unless the Relevant Rules otherwise require or permit (explicitly or without restricting) that such transitional provisions are applied for these purposes) (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in the Relevant Rules (as defined under “Description of the Securities—Definitions”) as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“CET1 Ratio” means, as of any date, the ratio of the CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in U.S. dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by us on a consolidated basis in accordance with the Relevant Rules applicable to the HSBC Group as of such date, but without applying any relevant transitional provisions then in effect under the Relevant Rules (unless the Relevant Rules otherwise require or permit (explicitly or without restricting) that such transitional provisions are applied for these purposes) (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as determined by us in accordance with the Relevant Rules applicable to the HSBC Group as of such date.

Automatic Conversion upon a Capital Adequacy Trigger Event	If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred), as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure,” at which point all of our obligations under the Securities will be irrevocably and automatically released in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) on the date on which the Automatic Conversion will take place, or has taken place, as applicable (such date, the “Conversion Date”), in accordance with the terms of the Securities and the Indenture, and under no circumstances will such released obligations be reinstated.

After a Capital Adequacy Trigger Event, subject to the conditions described under “Description of the Securities—Automatic

Conversion Upon Capital Adequacy Trigger Event—Procedure,” we expect the Conversion Shares Depository to deliver to the securityholders on the Settlement Date either (i) Conversion Shares or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration.

The Securities will not be convertible into Conversion Shares at the option of the securityholders at any time.

“Conversion Shares” means our Ordinary Shares to be issued to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which Ordinary Shares will be in such number as is determined by dividing the aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price, rounded down, if necessary, to the nearest whole number of Ordinary Shares. The “Conversion Price” is fixed initially at $3.6061 per Conversion Share and is subject to certain anti-dilution adjustments as described under “Description of the Securities—Anti-dilution— Adjustment of Conversion Price and Conversion Shares Offer Price.”

“Conversion Shares Offer” means, our election, at our sole and absolute discretion and following the occurrence of an Automatic Conversion, that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of our Ordinary Shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject to the conditions described further under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure.”

“Conversion Shares Offer Price” is fixed initially at £2.70 per Conversion Share and is subject to certain anti-dilution adjustments as described under “Description of the Securities—Anti-dilution— Adjustment of Conversion Price and Conversion Shares Offer Price.” On the Issue Date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.3356).

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from pounds sterling (or any such other currency in which our Ordinary Shares are denominated) into U.S. dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata cash component and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer.

Agreement with Respect to a Capital Adequacy Trigger Event	By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will (i) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) acknowledge and agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “Description of the Securities—Subordination,” no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released, (iii) acknowledge and agree that events in, and related to, clause (i) may occur without any further action on the part of such securityholder (or beneficial owner), the trustee or the paying agent, (iv) authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such securityholder (or beneficial owner), the trustee or the paying agent and (v) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Agreement with Respect to any Conversion Shares Offer	If we elect, in our sole and absolute discretion, that a Conversion Shares Offer be conducted, by its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of the securityholders and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) we, the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) neither we, the trustee, the paying agent, the Conversion Shares Depository nor the Conversion Shares Offer Agent, if any, will, to the extent permitted by applicable law, incur any liability to the securityholders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the securityholders’ entitlement to any Conversion Shares Offer Consideration).

Agreement with Respect to the Exercise of UK Bail-in Power	By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and any securityholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”) by the relevant UK resolution authority (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts (as defined under “Description of Contingent Capital Securities—Additional Amounts” in the accompanying prospectus), on, the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.”

Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities.

For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

Payment of Additional Amounts	We will pay Additional Amounts in respect of the Securities in the circumstances described under “Description of Contingent Capital Securities— Additional Amounts” in the accompanying prospectus.

Subordination	The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the securityholders in respect of, or arising from, the Securities will be subordinated to the claims of Senior Creditors.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of our unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the securityholders in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments will be Senior Creditors. For the avoidance of doubt, as of the Issue Date, the 2031 Securities and the 2036 Securities will rank pari passu with one another (and therefore each of the 2031 Securities and the 2036 Securities will constitute Parity Obligations with respect to the other series).

Form of Securities	The Securities will be issued in the form of one or more global securities registered in the name of the nominee for, and deposited with, DTC. See “Description of Contingent Convertible Securities—Form, Settlement and Clearance” in the accompanying prospectus.

Trading through DTC, Clearstream Luxembourg and Euroclear

Initial settlement for the Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking S.A. (“Clearstream Luxembourg”) customers and/or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application has been made to The Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for the approval of this document as listing particulars. Application has been made to Euronext Dublin for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is an exchange-regulated market of Euronext Dublin (the “GEM”). The GEM is not a regulated market for the purposes of MiFID II or UK MiFIR.

Sinking Fund	The Securities will not be subject to any sinking fund.

Trustee	We will issue the Securities under the indenture dated August 1, 2014 (as amended and supplemented from time to time), as amended and supplemented by a nineteenth supplemental indenture, with respect to the 2031 Securities, and a twentieth supplemental indenture, with respect to the 2036 Securities, both of which are expected to be entered into on the Issue Date, in each case, with The Bank of New York Mellon, London Branch, as trustee and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (the indenture, together with the nineteenth supplemental indenture or the twentieth supplemental indenture, as applicable, the “Indenture”).

Paying Agent	HSBC Bank USA, National Association, or its successor appointed by us pursuant to the Indenture.

Calculation Agent	HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on the Issue Date.

Use of Proceeds	We intend to use the net proceeds from the sale of the Securities for general corporate purposes and to maintain or further strengthen our capital base pursuant to requirements under the Relevant Rules.

Conflicts of Interest	HSI is an affiliate of HSBC Holdings, and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). Accordingly, the offering of the Securities is being conducted in compliance with the requirements of FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate, as administered by FINRA. Neither HSI nor any of our other affiliates will sell any Securities into any of its discretionary accounts without the prior specific written approval of the accountholder.

Minimum Denominations	The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Business Day	A day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in New York City, United States.

Governing Law and Jurisdiction	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Indenture and of the Securities (see “Description of the Securities—Subordination”) and the waiver of set-off provisions of the Indenture and the Securities (see “Description of Contingent Capital Securities—No Right of Set-Off by Holders” in the accompanying prospectus) will be governed by, and construed in accordance with, the laws of England and Wales. Any legal proceedings arising out of, or based upon, the Indenture or the Securities may be instituted in any state or federal court in New York City, United States.

SUMMARY OF RISK FACTORS

An investment in the Securities involves significant risk. Below is a summary of the principal factors that make an investment in the Securities speculative or risky. Importantly, this summary does not address all of the risks that we face. In addition to the summary below, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” starting at page S-27, before you decide to invest in the Securities.

Risks relating to the Securities being perpetual, subordinated and resettable instruments and to their credit rating

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The Securities are perpetual and have no fixed maturity and no fixed redemption date. You do not have the right to accelerate the repayment of the principal amount of the Securities before HSBC Holdings is wound-up.

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We may redeem the Securities upon the occurrence of certain tax or regulatory events or during any Optional Redemption Period. Certain of such events may occur at any time after the Issue Date and it is therefore possible that we would be able to redeem the Securities at any time after the Issue Date.

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The interest rate on the Securities will reset on each Reset Date. Following any Reset Date, the interest rate on the Securities may be less than the applicable Initial Interest Rate and/or the interest rate that applies immediately prior to such Reset Date.

•	The remedies under the Securities are more limited than those typically available to our unsubordinated creditors.

•	Changes to any credit rating assigned to HSBC Holdings or the Securities may affect the market value of the Securities.

Risks relating to the potential cancellation of interest on the Securities

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Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time. After cancellation of interest on the Securities, you will have no rights to such interest or to receive any additional interest or compensation as a result of such cancellation.

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Regulatory capital or leverage requirements to which we are subject may result in restrictions on making interest payments in respect of the Securities, in which case interest payments will be cancelled. You may not be able to anticipate these developments.

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Our failure to meet the requirements of regulatory stress tests could result in our taking steps to improve our capital position and may otherwise adversely affect us. This may result in a need to conserve capital, which could include, for example, exercising our discretion to cancel interest payments in respect of the Securities.

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As a holding company, our level of distributable profits is affected by a number of factors, principally our ability to receive funds from our subsidiaries. In turn, our subsidiaries’ ability to pay dividends is subject to restrictions and regulatory requirements, which may increase. Insufficient distributable profits may restrict our ability to make interest payments on the Securities.

Risks relating to the potential occurrence of an automatic conversion or takeover event

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Upon the occurrence of certain trigger events relating to capital adequacy, the Securities will be subject to an automatic conversion into Ordinary Shares of HSBC Holdings and, upon the occurrence of such conversion, you could lose all or part of the value of your investment in the Securities due to the deterioration in the realizable value of the conversion shares.

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An automatic conversion will occur if, at any time, our CET1 Ratio is less than 7.0%. You will therefore bear the risk of changes in the CET1 Ratio, which are inherently unpredictable. The CET1 Ratio, and more generally, our overall capital position, will be affected by our business decisions and regulatory changes. However, the HSBC Group will have no obligation to consider your interests in connection with such decisions, including in respect of its capital management. Such decisions could cause you to lose all or part of the value of your investment in the Securities.

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After an automatic conversion, the only claims you will have against us will be for specific performance to have the relevant conversion shares issued and delivered. The issuance of the conversion shares will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities. You will have limited anti-dilution protections in relation to the conversion shares. The conversion price may not reflect the market price of our Ordinary Shares, which could be significantly lower than the conversion price.

•	Upon the occurrence of an automatic conversion, your rights will be subordinated further.

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Upon an automatic conversion, we may elect, at our sole and absolute discretion, to offer all or some of the conversion shares to our Ordinary Shareholders at a cash price, subject to certain conditions. In that case, you may receive consideration involving a cash component instead of conversion shares and would not know the composition of any consideration until the end of the period during which the conversion shares offer will occur.

•	If any person acquires control of HSBC Holdings, the Securities may be convertible into shares in an entity other than us or into unlisted shares.

Risks relating to the exercise of the UK bail-in power or other regulatory powers

•	The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.

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Under the terms of the Securities, you will agree to be bound by the exercise of any UK bail-in power by the relevant regulator. Your rights to challenge any relevant regulator’s decision to exercise its UK bail-in power will be limited or circumscribed.

•	Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Securities.

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The circumstances under which the relevant regulator would exercise its UK bail-in power or other regulatory powers under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Securities.

RISK FACTORS

An investment in the Securities involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide to invest in the Securities. Terms which are defined in “Description of the Securities” included in this prospectus supplement beginning on page S-56 have the same meaning when used in this section.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2025 Form 20-F, including the section entitled “Risk factors” on pages 126 through 137, Note 28 (Provisions) and Note 35 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 358 through 359 and 369 through 371, respectively, which are incorporated by reference in this prospectus supplement, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus supplement.

Risks Relating to the Securities

The Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the Securities prior to a Winding-up Event.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities prior to a Winding-up Event (as described under “Description of the Securities—Default and Remedies”). Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the Securities at any time prior to such Winding-up Event and, as a result, you may not receive any payments of principal on the Securities.

Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time.

Interest will be due and payable only on an interest payment date to the extent it is not cancelled or deemed to have been cancelled in accordance with the terms of the Securities. Although we may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, we may do so only to the extent that such partial interest payment may be made without breaching the restriction described below. Moreover, any portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled.

We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If we do not make an interest payment in respect of the Securities on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment will evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) will not be due and payable. Moreover, notwithstanding such cancellation or that the Securities rank senior to our Ordinary Shares, we may use funds that could have been applied to make such cancelled interest payments to pay dividends on our ordinary or preference shares or to meet our other obligations as they become due, including on any Parity Obligations (such as any other series of contingent convertible securities we may issue under the Indenture). It is the current intention of our board of directors to take into account the relative ranking in our capital structure of our Ordinary Shares and outstanding additional Tier 1 securities whenever exercising its discretion to declare dividends on the former or to cancel interest on the latter. However, our board of directors may depart from this policy at any time in its sole discretion.

In addition, we will not make an interest payment on any interest payment date, and such interest payment will therefore be deemed to have been cancelled (and thus will not be due and payable on such interest payment date), if:

•	the amount of Relevant Distributions exceeds the amount of Distributable Items as of such interest payment date;

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the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Rule 4.3(2) of Chapter 4 (or any succeeding provision amending or replacing such rule) exceeds the Maximum Distributable Amount (if any) applicable to us as of such interest payment date (see “—Risks Relating to the Securities—Existing or new capital or leverage requirements may result in restrictions on making interest payments in respect of the Securities, in which case interest payments will be cancelled, which you may not be able to anticipate”);

•	the Solvency Condition (as described under “Description of the Securities—Subordination”) is not satisfied in respect of such interest payment; or

•	the Relevant Regulator orders us to cancel (in whole or in part) the interest otherwise payable on such interest payment date.

Interest will not be due and will not accumulate or be payable at any time after cancellation or deemed cancellation, and you will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. Furthermore, no cancellation or deemed cancellation of interest in accordance with the terms of the Indenture will constitute a default in payment or otherwise under the terms of the Securities. Although we will endeavor to provide notice of cancellation or deemed cancellation at least five business days prior to the relevant interest payment date, we will only do so if practicable, and failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest.

Existing or new capital or leverage requirements may result in restrictions on making interest payments in respect of the Securities, in which case interest payments will be cancelled, which you may not be able to anticipate.

The capital and leverage frameworks (detailed below) to which we are subject require us to hold certain levels of capital, including common equity Tier 1 capital. A failure to hold sufficient levels of capital, including common equity Tier 1 capital, as required by these frameworks (as may be amended from time to time) may result in restrictions on distributions being applied pursuant to which we may be required to cancel (in whole or in part) interest payments in respect of the Securities. Cancellation (in whole or in part) of interest payments in respect of the Securities may affect the value of your investment in the Securities.

We are required, on a consolidated basis, to hold a minimum amount of total regulatory capital of 8% of risk weighted assets, a minimum amount of Tier 1 capital of 6% of risk weighted assets and a minimum amount of common equity Tier 1 capital of 4.5% of risk weighted assets (the “Pillar 1 requirements”). In addition, the PRA requires us to hold extra capital to cover risks not covered or insufficiently covered by the Pillar 1 requirements (the “Pillar 2A requirements”). As of December 31, 2025, our Pillar 2A requirements (set by the PRA) were US$22.2 billion, equivalent to 2.5% of risk weighted assets, of which 1.4% must be met by common equity Tier 1.

In addition to the minimum requirements described above, UK credit institutions are required to meet several capital buffers, on a consolidated basis, with common equity Tier 1 capital. The combination of the following buffers constitutes the “combined buffer”: (i) the capital conservation buffer (“CCB”) (which is 2.5% of risk weighted assets); (ii) the global systemically important institutions (“G-SII”) buffer (which, as of January 1, 2026, is 2% of risk weighted assets, and may vary from time to time); and (iii) the countercyclical capital buffer (“CCyB”) (which is a buffer of common equity Tier 1 capital equivalent to the risk weighted assets multiplied by the weighted average of various countercyclical buffer rates that vary over time depending on the effective rates set by regulators in countries where we have relevant credit exposures – the current UK CCyB rate is 2%). As of December 31, 2025, the HSBC Group’s combined buffer was 5.2% of risk weighted assets (comprising a CCB, a G-SII and a CCyB buffer of 2.5%, 2.0% and 0.7%, respectively).

In addition to the Pillar 1 requirements and Pillar 2A requirements and the combined buffer, there are other tools that the PRA and other relevant authorities in the UK have available to them to require UK firms to hold additional capital to address micro-prudential or macro-prudential risks as assessed by the relevant authorities in the UK. For example, the PRA introduced a firm-specific Pillar 2B buffer (the “PRA buffer”), which is an amount of capital firms should maintain in addition to the total capital requirements (Pillar 1 requirements and Pillar 2A requirements) and the combined buffer. The PRA buffer absorbs losses which could arise under a severe stress scenario, and is set at a level that the PRA believes will ensure that the firm can continue to meet minimum Pillar 1 requirements and Pillar 2A requirements as well as to address any significant weaknesses in its risk management and governance. The PRA assesses the PRA buffer applicable to an institution annually (or more often if a firm’s circumstances change). Where the PRA considers there is an overlap between the combined buffer (excluding systematic buffers like the G-SII buffer) and the PRA buffer, the PRA buffer will be set as the excess capital required over and above the combined buffer. To the extent the PRA buffer is applicable, it must be met with 100% common equity Tier 1 capital, which will be in addition to the common equity Tier 1 capital used to meet the Pillar 1 requirements, Pillar 2A requirements and combined buffer requirements.

In addition, “sectoral capital requirements” could be imposed as a macro-prudential tool available to the Bank of England’s Financial Policy Committee as a means to temporarily increase firms’ capital requirements as a result of exposure to specific sectors.

The PRA has also imposed requirements in relation to minimum leverage ratios pursuant to which we are required to meet (i) a minimum leverage ratio requirement set at 3.25% (calculated, in accordance with the PRA Rulebook, by dividing a firm’s Tier 1 capital by its total exposure measure) (the “PRA Leverage Ratio”), (ii) an additional leverage ratio buffer that is calibrated at 35% of the G-SII buffer (“ALRB”) and (iii) a countercyclical leverage ratio buffer that is calibrated at 35% of the CCyB (“CCyLB”). At least 75% of the Tier 1 capital required to meet the PRA Leverage Ratio must consist of common equity Tier 1 capital (with the remaining to be met with additional Tier 1 capital), while the ALRB and CCyLB must be met entirely with common equity Tier 1 capital (and the common equity Tier 1 capital used for the purposes of the PRA Leverage Ratio must not be included for the purposes of the ALRB and CCyLB).

Under Rule 4.3 of Chapter 4 of the “CRR Firms – Capital Buffers” Part of the PRA Rulebook (or, if applicable, Rule 6.2(2) of section 6 of the PRA’s Capital Buffers and Pillar 2A Model Requirements Voluntary Requirement (“VREQ”) or any succeeding provision(s) amending or replacing such rule), if a relevant firm fails to meet the combined buffer it will be subject to mandatory restrictions on certain distributions or payments, calculated by reference to a maximum distributable amount (which are defined broadly by the PRA Rulebook (or the VREQ, as applicable) as payments or distributions relating to common equity Tier 1, variable remuneration, or discretionary pension benefits and payments on additional Tier 1 instruments (such as the Securities)). These requirements apply to firms on a consolidated basis. The restrictions for failing to meet the combined buffer is scaled according to the extent of the use of the combined buffer and currently calculated as a percentage of the profits from the past four calendar quarters, net of distributions or discretionary payment. Such calculation will result in a maximum distributable amount in each relevant period. As an example, the scaling is such that in the bottom quartile of the combined buffer, no discretionary payments will be permitted to be paid. As a consequence, in the event that the consolidated common equity Tier 1 is insufficient to meet the combined buffer, it may be necessary to reduce discretionary payments in whole or in part, including potentially cancelling (in whole or in part) interest payments in respect of the Securities.

The PRA also has the power under sections 192C and 192T of the FSMA to impose requirements on us, the effect of which may be to restrict or prohibit payments of interest to you, which is most likely to materialize if at any time we are failing, or are expected to fail, to meet our capital requirements. If the PRA exercises its discretion, we will cancel (in whole or in part, as required by the PRA) interest payments in respect of the Securities. In addition, as a result of measures introduced by the Financial Holding Companies (Approval etc.) and Capital Requirements (Capital Buffers and Macro-prudential Measures) (Amendment) (EU Exit) Regulations 2020 (the “UK CRD V Regulations”), we are subject to direct supervision by the PRA, as an approved holding company, to ensure compliance with consolidated or sub-consolidated prudential requirements and the PRA has additional powers to enforce our compliance.

The failure to meet the PRA buffer or leverage ratios or buffers will not automatically trigger restrictions on distributions; notwithstanding this, the PRA may impose requirements which could have the effect of imposing such restrictions under its supervisory powers envisaged in the Relevant Rules and FSMA. In addition, failure to meet the PRA buffer or leverage ratios or buffers could result in the preparation of a capital restoration plan. Such capital restoration plan may (but will not automatically) impose restrictions on discretionary payments, which may result in the cancellation (in whole or in part) of interest payments in respect of the Securities.

Changes to the capital and leverage frameworks may increase our capital requirements and may increase the risk that we will be subject to restrictions on distributions, resulting in our being required to cancel (in whole or in part) interest payments in respect of the Securities. Following the UK’s withdrawal from the EU, the UK regime continues to develop, with the PRA taking an increasingly significant role in developing the relevant rules. As a result of powers granted by the Financial Services Act 2021, the PRA has revoked elements of UK CRR (as defined under “Description of the Securities—Definitions”), as it stood as of 11:00 p.m. on December 31, 2020, and replaced them with PRA-made rules. In July 2020, the Basel Committee on Banking Supervision completed the reforms to the Basel III standards (“Basel 3.1”). In the UK, a two stage approach to implementation has been adopted for these changes. Amendments to UK CRR along with corresponding new PRA rules, which took effect from January 1, 2022, represented the first tranche of changes to implement Basel 3.1. This included the standardized approach for measuring counterparty risk, the equity investments in funds rules, amendments to the large exposures rules, and the implementation of the net stable funding ratio. The remaining elements of Basel 3.1 will be implemented as a second tranche of changes. This includes changes to the market risk rules under the Fundamental Review of the Trading Book, changes to the rules on credit risk, operational risk and credit valuation adjustment, and the implementation of the output floor. On November 30, 2022, the PRA published Consultation Paper CP16/22 concerning the implementation of the remaining elements of Basel 3.1 and subsequently published its near-final policy statements (PS17/23) and (PS9/24), on December 12, 2023 and September 12, 2024, respectively. Final-form rules were subsequently published on January 20, 2026 as part of the PRA’s policy statement PS1/26. Implementation is scheduled for January 1, 2027. Thereafter, it is proposed that the full extent of the output floor – a key component of the package – would be phased in over 3 years.

Separately, certain aspects of the UK regulatory regime may restrict or prohibit us further from making interest payments on the Securities in certain circumstances. For example, under the UK Banking Act 2009, as amended (the “Banking Act”), which implemented the EU Bank Recovery and Resolution Directive (“BRRD”), the Bank of England is required to set a minimum requirement for own funds and eligible liabilities (“MREL”) for banks in the UK. The UK MREL regime has been designed to be broadly compatible with the term sheet published by the Financial Stability Board (the “FSB”) on total loss absorbing capacity (“TLAC”) requirements for G-SIIs. Furthermore, with effect from June 27, 2019, G-SIIs (including us) are subject to a harmonized MREL requirement, in addition to institution-specific requirements under the BRRD regime. The Bank of England published an updated statement of policy on its approach to setting MREL (the “MREL SoP”) in July 2025 and this updated version came into effect on January 1, 2026. Through this updated policy statement, the Bank of England has, among other things, consolidated a number of the TLAC provisions previously contained in UK CRR with those in the MREL SoP.

Under PRA Supervisory Statement SS16/16 (“SS16/16”), if a UK firm does not have, or expects that it will not have, sufficient CET1, in addition to any own funds and liabilities counted towards its MREL, to meet the amount of CET1 it should maintain for the purposes of risk-weighted capital and leverage buffer requirements, it will be considered to have used, or be about to use, the buffers of the regime where the total amount of capital required to meet minimum requirements plus buffers (risk-weighted capital or leverage) is largest. The firm may have to notify the PRA as soon as practicable explaining why this has happened or is expected to happen. HSBC Holdings is aware that it can expect enhanced supervisory action and may need to prepare a capital restoration plan in such circumstances. If the PRA is not satisfied with the capital restoration plan, or with HSBC Holdings’ reasons for the shortfall, it will consider using its powers under sections 192C and 192T of the FSMA to require HSBC Holdings to take steps to strengthen its capital position (such steps could include restricting or prohibiting distributions where that is appropriate and proportionate). Likewise, if HSBC Holdings does not have sufficient CET1 to meet its minimum risk-weighted capital requirements and the combined buffer, automatic restrictions on distributions will apply under the PRA Rulebook and sections 192C and 192T of the FSMA. As a result, MREL requirements may result in the reduction of discretionary payments (in whole or in part), including the cancellation (in whole or in part) of interest payments in respect of the Securities.

The HSBC Group’s capital requirements, including the Pillar 2A requirements, by their nature, are calculated by reference to a number of factors, any one or a combination of which may not be easily observable or capable of calculation by you. Moreover, the interaction of restrictions on distributions (including interest payments on the Securities) with, and impact of, the capital requirements and buffers and leverage framework applicable to the HSBC Group, as well as the evolution of MREL requirements, remain uncertain in many respects. Such uncertainty is expected to continue while the UK authorities develop, through the provision of guidance or otherwise, the current rules and consult on and finalize proposals for future rules to be adopted, including the implementation of Basel 3.1. See “—Risks Relating to the Securities—Other changes in law may adversely affect your rights as a securityholder.” These changes could result in more common equity Tier 1 capital and MREL required to be held by a financial institution in order to prevent maximum distributable amount restrictions from applying. As a result of such uncertainty, you may not be able to anticipate whether we will need to reduce discretionary payments, including by cancelling interest payments (in whole or in part) in respect of the Securities, which may affect the value of your investment in the Securities.

As a holding company, our level of Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict our ability to make interest payments on the Securities.

As a holding company, our level of Distributable Items is affected by a number of factors, principally our ability to receive funds, directly or indirectly, from our operating subsidiaries in a manner that creates Distributable Items for us. Consequently, our future Distributable Items, and therefore our ability to make interest payments (see “—Risks Relating to the Securities—Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time”), are a function of our existing Distributable Items, our future operating profits, our distributions and our ability to distribute or dividend profits from our operating subsidiaries up the HSBC Group structure to us. In addition, our Distributable Items may also be adversely affected by the redemption of equity instruments or the servicing of other debt or equity instruments (see “—Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Securities to such subsidiary”).

The ability of our subsidiaries to pay dividends and our ability to receive distributions from our investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws (including, without limitation, any legislation enacted by any jurisdiction in connection with the model rules for the Pillar II solution for the OECD G20 Project on Taxation of the Digital Economy published on December 20, 2021) and any changes thereto. In particular, the continuing progress in the implementation of international principles and EU and domestic rules and regulations (including such rules and regulations in the UK or in other jurisdictions in which the HSBC Group operates) around additional loss absorbing capacity (such as TLAC and MREL) are expected to increase current capital and leverage requirements. These factors could limit the payment of dividends and distributions to us by our subsidiaries, and to the extent that we are dependent on the receipt of such dividends and distributions, as opposed to other sources of income, such as interest and other payments from our subsidiaries, this could in time restrict our ability to fund other operations or to maintain or increase our Distributable Items.

The level of our Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. In particular, capital or ring fencing requirements, both in the UK and in other jurisdictions where we have significant operations, could adversely affect our Distributable Items in the future, such as the internal MREL requirements applicable to our UK and EU banking operations, and the regulatory capital and internal TLAC requirements and buffers applicable to intermediate holding companies (“IHCs”) in the United States and potential restrictions on such IHCs’ ability to engage in capital distributions.

Further, our Distributable Items may be adversely affected by the performance of the HSBC Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the HSBC Group operates and other factors outside of our control. See “—Risks Relating to HSBC’s Business.” In cases of material distress at the group level or at certain subsidiaries, regulatory authorities could write down (including to zero) or convert to common equity loans we have made to subsidiaries that qualify as internal MREL or internal TLAC, which could adversely affect our Distributable Items.

Our Distributable Items are also sensitive to the accounting impact of factors such as the redemption of preference shares and impairment charges and the carrying value of our investments in subsidiaries, which are carried at the lower of cost and their prevailing recoverable amount. Recoverable amounts depend on discounted future cash flows, which can be affected by restructurings, whether carried out for strategic reasons, to give effect to regulatory requirements or otherwise. Any of these factors could limit our ability to maintain sufficient Distributable Items.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Securities to such subsidiary.

The Securities are our obligations exclusively and are not guaranteed by any person, including any of our subsidiaries. We are a non-operating holding company and, as such, our principal source of income is derived from our operating subsidiaries that hold the principal assets of the HSBC Group. As a separate legal entity, we rely on, among other things, remittance of our subsidiaries’ loan and debt securities interest payments and dividends in order to be able to meet our obligations to you as they fall due. The ability of our subsidiaries and affiliates to pay dividends and (in certain circumstances) interest payments could be restricted by changes in regulation, statutory/contractual restrictions, exchange controls, tax laws and other requirements, which may, in turn, restrict our ability to pay any amounts due under the Securities.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors and any preference shareholders, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

We also have absolute discretion as to how we make our investments in, or advance funds to, our subsidiaries, including any proceeds of issuances of debt securities such as the Securities, and as to how we may restructure existing investments and funding in the future (which restructuring may be implemented without prior notification to you). The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on their form and structure and the types of claim to which they give rise. The purposes of such investments and funding, and any such restructuring, may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as the implementation of the MREL requirements or any equivalent requirements imposed by the Bank of England, and the FSB’s minimum TLAC requirements, in respect of such subsidiaries, which may require funding to be made on a subordinated basis, or the implementation of the Basel 3.1 requirements. See pages 111 through 112 and 115 through 116 in the 2025 Form 20-F.

In addition, the terms of some loans or investments in capital instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. The regulatory framework applicable to our subsidiaries may also provide statutory powers to regulatory authorities to write-down or convert such loans or investments to equity depending on the prudential or financial condition of the subsidiary. In addition, such loans to and investments in our subsidiaries may also be subject to the exercise of the UK bail-in power. See “—Risks Relating to the Securities—The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.” Any changes in the legal or regulatory form or ranking of a loan or investment could also affect its treatment in resolution.

If any of our subsidiaries were wound up, liquidated or dissolved, (i) you would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders (including holders of such subsidiary’s senior debt and Tier 2 and additional Tier 1 capital instruments) before we would be entitled to receive any distributions. Similarly, if any of our subsidiaries were subject to resolution proceedings (i) you may have no direct recourse against such subsidiary and (ii) you and we may also be exposed to losses pursuant to the exercise by the relevant resolution authority of resolution powers (including any applicable bail-in power).

Failure to meet the requirements of regulatory stress tests could result in our taking steps to improve our capital position and may otherwise adversely affect us.

We and certain of our subsidiaries are subject to supervisory stress testing exercises in a number of jurisdictions. See pages 120, 132 and 190 in the 2025 Form 20-F. Failure to meet requirements of regulatory stress tests, or the failure by regulators to approve our stress test results and capital plans, could result in our or certain of our subsidiaries being required to enhance our or their capital position (including, for example, by increasing the PRA buffer). This may result in a need for management actions, such as reducing capital and/or leverage exposures and/or taking steps to conserve capital, which could include reducing discretionary payments (for example, potentially exercising our discretion to cancel (in whole or in part) interest payments in respect of the Securities).

The Securities may trade with accrued interest even though interest may not be paid on the relevant interest payment date.

The Securities may trade, and/or the prices for the Securities may appear, on the GEM and in other trading systems with accrued interest. However, if a payment of interest on any interest payment date is cancelled or deemed to have been cancelled (in each case, in whole or in part) and thus is not due and payable (see “—Risks Relating to the Securities—Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time”), you will not be entitled to that interest payment (in whole or in part, as applicable) on the relevant interest payment date. This may affect your ability to sell your Securities in the secondary market and, as a result, the value of your investment in the Securities.

The interest rate on the Securities will reset on each Reset Date.

The interest rate on the 2031 Securities will initially be the 2031 Securities Initial Interest Rate, from (and including) the Issue Date to (but excluding) September 24, 2031, the initial 2031 Securities Reset Date. The interest rate on the 2036 Securities will initially be the 2036 Securities Initial Interest Rate, from (and including) the Issue Date to (but excluding) March 24, 2036, the initial 2036 Securities Reset Date. However, in each case, the interest rate will be reset every five years on each Reset Date, such that the applicable per annum interest rate will be equal to the sum of the applicable Margin and the applicable Reference Rate on the relevant Reset Determination Date. As a result, the interest rate following any 2031 Securities Reset Date or 2036 Securities Reset Date may be less than the applicable Initial Interest Rate and/or the interest rate that applies immediately prior to such 2031 Securities Reset Date or 2036 Securities Reset Date, as the case may be, which would affect the amount of any interest payments under the 2031 Securities or the 2036 Securities, and, by extension, could affect their market value.

We may redeem the Securities for certain tax or regulatory reasons or during any Optional Redemption Period.

We may redeem the Securities in whole (but not in part) upon the occurrence of a Tax Event or a Capital Disqualification Event, as more particularly described under “Description of the Securities—Redemption— Special Event Redemption.” Certain of such events may occur at any time after the Issue Date and it is therefore possible that we would be able to redeem the Securities at any time after the Issue Date. A Tax Event will include, among other things, a change in law (or in its application or official interpretation) after the Issue Date whereby the deductibility for UK tax purposes of interest expense on the Securities is restricted or the Securities would no longer be treated as loan relationships for UK tax purposes or the Securities (or any part thereof) would become treated as a derivative or an embedded derivative for UK tax purposes.

Moreover, we may redeem the Securities in whole (but not in part) during any Optional Redemption Period, as more particularly described under “Description of the Securities—Redemption—Optional Redemption.”

Our Optional Redemption on any Optional Redemption Date may limit the market value of the Securities to the redemption price during the period shortly before any Optional Redemption Date. Moreover, if we redeem the Securities in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

In addition, any early redemption of any of the Securities may be subject to conditions imposed by the Relevant Regulator, regardless of whether such redemption would be favorable to you (see “Description of the Securities—Redemption—Redemption or Purchase Conditions”). As of the date of this prospectus supplement, in particular, Own Funds (CRR) Part of the PRA Rulebook, Article 77, and Appendix 5 of the PRA’s Statement of Policy 3/25 provide that the Relevant Regulator will grant permission to reduce, call, redeem, repay or repurchase the Securities if either: (i) before or simultaneously with such reduction, call, redemption, repayment or repurchase of the Securities we replace the Securities being reduced, called, redeemed, repaid or repurchased with our own funds instruments of equal or higher quality at terms that are sustainable for our income capacity; or (ii) we have demonstrated to the satisfaction of the Relevant Regulator that our own funds and eligible liabilities would, following such actions, exceed the requirements applicable to us, including those set out in UK CRR, Directive 2013/36/EU UK law (as defined in Article 4A of UK CRR), Own Funds (CRR) Part of the PRA Rulebook, the PRA’s Statement of Policy 3/25 and in the UK legislation that implemented the BRRD, in each case, by a margin that the Relevant Regulator may consider necessary.

The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities due to the deterioration in the realizable value of any Conversion Shares.

A “Capital Adequacy Trigger Event” will occur if at any time the CET1 Ratio is less than 7.0%, as determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator. See “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable.”

Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion will occur on the Conversion Date. Following an Automatic Conversion, you will receive only (i) the Conversion Shares (based on the Conversion Price) or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration, which will comprise Conversion Shares (based on the Conversion Price) and/or cash (based on the Conversion Shares Offer Price) depending on the results of the Conversion Shares Offer. See “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” and “—Risks Relating to the Securities—You may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.” The Automatic Conversion will be irrevocable and, following the occurrence of an Automatic Conversion, you will not be entitled to any compensation in the event of any improvement in the CET1 Ratio after the Conversion Date.

“Conversion Shares” are our Ordinary Shares to be issued to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion. Because a Capital Adequacy Trigger Event will only occur at a time when the CET1 Ratio has deteriorated significantly, a Capital Adequacy Trigger Event may be accompanied by a deterioration in the market price of our Ordinary Shares, which may be expected to continue after the occurrence of a Capital Adequacy Trigger Event. In addition, there may be a delay in your receiving your Conversion Shares following a Capital Adequacy Trigger Event (in particular if we elect that a Conversion Shares Offer be conducted), during which time the market price of our Ordinary Shares may further decline. Therefore, the realizable value of any Conversion Shares received may be significantly less than (x) the pounds sterling (or any other currency in which our Ordinary Shares may trade) equivalent of the Conversion Price and/or (y) the Conversion Shares Offer Price, and you will no longer have a debt claim in relation to the Securities. As a result, you may lose all or part of the value of your investment in the Securities following an Automatic Conversion. See “—Risks Relating to the Securities—Upon the occurrence of a Capital Adequacy Trigger Event, your rights will be subordinated further.” See also “—Risks Relating to the Securities—You will bear the risk of depreciation of pounds sterling against the U.S. dollar.”

You will have limited rights after a Capital Adequacy Trigger Event and the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with terms of the Securities) will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities.

Following an Automatic Conversion, we will be obligated to issue the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities), which will hold the Conversion Shares on your behalf. If we do not deliver the Conversion Shares to the Conversion Shares Depository following a Capital Adequacy Trigger Event, the only claims you will have against us will be for specific performance to have such Conversion Shares issued and delivered. Moreover, you will not have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Securities will equal zero at all times thereafter and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date.

Once the Conversion Shares are delivered to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities), all of our obligations under the Securities will be irrevocably and automatically released in consideration of such issuance to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities), and under no circumstances will such released obligations be reinstated. With effect from the Conversion Date, you will have recourse only to the Conversion Shares Depository for the delivery to you of Conversion Shares or, if we elect that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which you are entitled.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if an Automatic Conversion occurs. In such case, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to you directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to you. Such arrangements may be disadvantageous to, and more restrictive on, you, such as involving a longer period of time before you receive your Conversion Shares or Conversion Shares Offer Consideration, as applicable, than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Nevertheless, such issuance also will irrevocably and automatically release all of our obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

You will bear the risk of changes in the CET1 Ratio.

The value of your Securities is expected to be affected by changes in the CET1 Ratio. Any indication that the CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the value of your Securities. Moreover, we currently only publicly report the CET1 Ratio quarterly as of the period end, and therefore, there may be no prior warning of adverse changes in our CET1 Ratio. Any unexpected change in the CET1 Ratio that we report or anticipate in our quarterly reports or otherwise, or that is anticipated by the market, may lead to an immediate and significant decrease in the value of your Securities. See “ —Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable” for a description of factors that may increase the risk of occurrence of a Capital Adequacy Trigger Event, including the implementation of the Basel standards in the UK after the date hereof.

The circumstances surrounding or triggering an Automatic Conversion are unpredictable.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside our control.

A Capital Adequacy Trigger Event could occur on any date on which the CET1 Ratio is below 7.0%, as determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator. Although we currently publicly report the CET1 Ratio only as of the last day of each of our financial quarters, the PRA, as part of its supervisory activity, may instruct us to calculate such ratio as of any date, including if we are subject to recovery and resolution actions by the relevant UK resolution authority. Moreover, we might otherwise determine to calculate such ratio in our own discretion. Accordingly, a Capital Adequacy Trigger Event could occur on any date, which could cause you to lose all or part of the value of your investment in the Securities.

Separately, changes in the CET1 Ratio may be caused by changes in the amount of CET1 Capital and/or Risk Weighted Assets (each of which will be calculated by us and will be binding on the trustee, the paying agent and you). Accordingly, the CET1 Ratio could be affected by one or more factors, including changes to our business and our future earnings, dividend payments, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including CET1 Capital and Risk Weighted Assets, as described further below and any transitional provisions that may apply to such calculations in the future pursuant to the Relevant Rules, and the Relevant Regulator may or may not require us to disapply such transitional provisions from the underlying calculation of the CET1 Ratio for the purposes of the Securities), revisions to models used by us to calculate our capital requirements (or revocation of, or amendments to, the regulatory permissions for using such models), actions that we are required to take at the discretion of the Relevant Regulator, accounting rule changes (as described further below), tax law changes, the HSBC Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those it may seek to exit and foreign currency movements (due to changes in foreign exchange rates resulting in changes to the U.S. dollar equivalent value of foreign currency denominated capital resources and Risk Weighted Assets).

The actual impact of the Relevant Rules on UK capital ratios is also subject to ongoing changes, including changes to UK CRR to implement the revised Basel III standards, or changes to the way in which the PRA interprets and applies these requirements to UK banks (including with respect to individual model approvals granted by the PRA), as described further below. See “—Risks Relating to the Securities—Other changes in law may adversely affect your rights as a securityholder.”

The PRA has published several supervisory statements and policy statements setting out the PRA’s expectations in relation to capital and leverage ratios and the quality of capital. Nonetheless, if the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in the statements, it could be materially more difficult for the HSBC Group to maintain compliance with prudential requirements.

Applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, may affect the calculation of the CET1 Ratio. In addition, we continue to test and refine our models for purposes of determining expected credit losses, and any revisions to our models may result in significant changes to our regulatory capital position. Even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require us to reflect such changes in any particular calculation of the CET1 Ratio. Moreover, the HSBC Group’s CET1 Ratio is a non-IFRS measure, and our interpretation of the Relevant Rules and the basis of our calculation of this financial measure may be different from those of other financial institutions. The estimates are also based on a number of assumptions. For further information, see the section entitled “Capital Overview” in the 2025 Form 20-F.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event will occur, it will be difficult to predict when, if at all, an Automatic Conversion may occur. Accordingly, the trading behavior of the Securities, including prices, volatility and liquidity, may be affected by any threat of a Capital Adequacy Trigger Event and, as a result, the Securities are not necessarily expected to follow the trading behavior associated with other types of securities, including our debt securities. As a result, you may not be able to sell your Securities easily, or at all, or at prices that will provide them with a yield comparable to other types of subordinated securities. In addition, the risk of an Automatic Conversion could lead to a decline in the price of our Ordinary Shares, which could have a material adverse effect on the market value of the Conversion Shares you receive.

The CET1 Ratio, and more generally, our overall capital position, will be affected by our business decisions and our and your interests may not be aligned.

As discussed in “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable” and “—Risks Relating to the Securities—Existing or new capital or leverage requirements may result in restrictions on making interest payments in respect of the Securities, in which case interest payments will be cancelled, which you may not be able to anticipate,” the CET1 Ratio, and more generally, our overall capital position, could be affected by a number of factors, including the HSBC Group’s decisions relating to its businesses and operations, as well as the management of its capital position. The HSBC Group will have no obligation to consider your interests in connection with such decisions, including in respect of its capital management. Such decisions could cause you to lose all or part of the value of your investment in the Securities due to their effect on the CET1 Ratio, and you will not have any claim against us or any other member of the HSBC Group relating to such decisions, regardless of whether they result in the occurrence of a Capital Adequacy Trigger Event and/or mandatory distribution restrictions that result in the cancellation of interest payments (in whole or in part) in respect of the Securities.

Upon the occurrence of a Capital Adequacy Trigger Event, your rights will be subordinated further.

Upon the occurrence of a Capital Adequacy Trigger Event, you will rank as a holder of our Ordinary Shares (or beneficial owner of our Ordinary Shares as evidenced by the Securities). Accordingly, you will be subordinated further on a winding-up or administration due to the change in your status from being the holder of an instrument ranking pari passu with holders of our most senior class of preference shares (and therefore ahead of holders of our Ordinary Shares). Even if other creditors with claims that rank pari passu with the Securities, or junior to the Securities but senior to our Ordinary Shares, are paid in full, following a Capital Adequacy Trigger Event, you will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities that is not due or payable. As a result, upon the occurrence of a Capital Adequacy Trigger Event, you may lose all or part of your investment in the Securities irrespective of whether we have sufficient assets available to settle in winding-up proceedings or otherwise what would have been your claims as a securityholder, the claims of other creditors subordinated to the same extent as the Securities and the claims of other creditors subordinated to a greater extent than the Securities but senior to our Ordinary Shares.

You may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

We may elect, in our sole and absolute discretion, that the Conversion Shares Depository conduct a Conversion Shares Offer. If all of the Conversion Shares are sold in the Conversion Shares Offer, you will be entitled to receive, in respect of each Security, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security converted from pounds sterling into U.S. dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”). If some but not all of the Conversion Shares are sold in the Conversion Shares Offer, you will be entitled to receive, in respect of each Security, (a) the pro rata cash component and (b) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares (the “pro rata Conversion Shares component”). If no Conversion Shares are sold in a Conversion Shares Offer, you will be entitled to receive, in respect of each Security, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares.

Any pro rata cash component will be subject to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer. Moreover, no interest or other compensation is payable in respect of the period elapsed from the Conversion Date to the date of delivery of any pro rata cash component or Conversion Shares.

Furthermore, neither the occurrence of a Capital Adequacy Trigger Event nor, following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by us to undertake a Conversion Shares Offer, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including—for the avoidance of doubt—the offer of our Ordinary Shares at or below the Conversion Shares Offer Price. Additionally, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

In addition, we or the Conversion Shares Depository will provide notice of the results of any Conversion Shares Offer only at the end of the Conversion Shares Offer Period (which may be as many as 40 business days following the delivery of the Conversion Shares Offer Notice). Accordingly, you would not know the composition of the Conversion Shares Offer Consideration to which you may be entitled until the end of the Conversion Shares Offer Period.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing your right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), and your rights will be limited accordingly.

Following an Automatic Conversion (and thus the issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date), the Securities will remain in existence until the applicable Cancellation Date (at which point the Securities will be cancelled) for the sole purpose of evidencing your right to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities). If we have been unable to appoint a Conversion Shares Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the securityholders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to you. See also “—Risks Relating to the Securities—You will have limited rights after a Capital Adequacy Trigger Event and Issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with terms of the Securities) will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities.” Moreover, the Securities may cease to be admitted to Euronext Dublin’s Official List and to be traded on the GEM (the exchange-regulated market of Euronext Dublin) after the Suspension Date.

Although we currently expect that beneficial interests in the Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that this will be the case. Even if the Securities are transferable following the Automatic Conversion, there is no guarantee that an active trading market will exist for the Securities, and the Securities may cease to be admitted to Euronext Dublin’s Official List and to be traded on the GEM before the Suspension Date. Accordingly, the price received for the sale of any beneficial interest in a Security during this period may not reflect the market price of such Security or the Conversion Shares. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date. For example, if the clearance and settlement of transactions in the Securities is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the Securities in DTC and trading in the Securities may cease.

In addition, we have been advised by DTC that it will suspend all clearance and settlement of transactions in the Securities on the Suspension Date. As a result, you will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that you may have initiated prior to the Suspension Date that is scheduled to match or settle after the Suspension Date will be rejected by DTC and will not be matched or settled through DTC.

Moreover, although you will become a beneficial owner of your pro rata share of Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), you will not be able to sell or otherwise transfer any Conversion Shares until such time as they are delivered to you and registered in your name.

You must submit an Automatic Conversion Settlement Notice and may need an account with a clearing system in order to receive delivery of the Conversion Shares or any Conversion Shares Offer Consideration, as applicable, and you will be required to provide further documentation if such Automatic Conversion Settlement Notice is delivered after the Notice Cut-off Date.

In order to obtain delivery of the relevant Conversion Shares or any Conversion Shares Offer Consideration, as applicable, you (or your nominee, custodian or other representative) must deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) to the Conversion Shares Depository.

The Automatic Conversion Settlement Notice must contain certain information, including your CREST or other clearing system account details (assuming the Conversion Shares are a participating security in a clearing system). Accordingly, in such cases, you (or your nominee, custodian or other representative) must have an account with the relevant clearing system in order to receive the Conversion Shares or pro rata Conversion Shares component, as applicable. Moreover, the Conversion Shares Depository will determine, in its sole and absolute discretion, whether your Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on you. If you fail to properly complete and deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) the Conversion Shares Depository will be entitled to treat such Automatic Conversion Settlement Notice as null and void.

Although the Conversion Shares Depository will continue to hold the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, if you fail to properly complete and deliver an Automatic Conversion Settlement Notice on or before the Notice Cut-off Date, the relevant Securities will be cancelled on the Final Cancellation Date (which will be a date at most 15 business days after the Notice Cut-off Date). Moreover, after the Notice Cut-off Date you will continue to be required to provide an Automatic Conversion Settlement Notice, as well as evidence of your entitlement to the relevant Conversion Shares or the Conversion Shares Offer Consideration, as applicable. Such evidence must be satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order for you to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable.

We will have no liability to you for any loss resulting from your failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) on a timely basis or at all.

You will have limited remedies.

The remedies under the Securities are more limited than those typically available to our unsubordinated creditors.

There is no right of acceleration in the case of non-payment of principal or interest on the Securities or of our failure to perform any of our obligations under or in respect of the Securities. Payment of the principal amount of the Securities will be accelerated only in the event of certain events of a winding-up or administration involving us that constitute a Winding-up Event before the occurrence of a Capital Adequacy Trigger Event. Under the terms of the Indenture, a Winding-up Event will result if (x) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 calendar days of the making of such order, (y) our Ordinary Shareholders adopt an effective resolution for our winding-up (other than, in the case of either (x) or (y) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (z) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Securities is, subject to certain conditions and to the provisions set forth in “Description of the Securities—Default and Remedies—No Other Remedies,” for the trustee, in accordance with the Indenture, to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Although the trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the Securities or the Indenture (other than any of our payment obligations under, or arising from, the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”), the sole and exclusive remedy that the trustee (acting on your behalf) and/or you may seek under the Securities and the Indenture is specific performance under the laws of the State of New York. Moreover, to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the trustee (acting on your behalf) and/or you may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding-up or administration. As such, we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings for a breach of any Performance Obligation, except where you prove any Monetary Judgment in our winding-up or administration.

Furthermore, by your acquisition of the Securities, you will acknowledge and agree that (i) the sole and exclusive remedy that you and/or the trustee (acting on your behalf) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York, (ii) you will not (and waive any right to) seek, and will not (and waive any right to) direct the trustee (acting on your behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation, (iii) you will not (and waive any right to) enforce, and will not be entitled to enforce (and waive any such entitlement), or otherwise claim (and waive any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding-up or administration and (iv) to the extent permitted by the Trust Indenture Act, you will waive any and all claims, in law and/or in equity, against the trustee for, and agree not to initiate a suit, against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in connection with your right to enforce a Performance Obligation in accordance with the terms of the Indenture. For the avoidance of doubt, the trustee and the securityholders will not have the right to declare the principal amount of the Securities to be due and payable or institute proceedings for our winding up solely due to the exercise of any UK bail-in power by the relevant UK resolution authority.

You will bear the risk of depreciation of pounds sterling against the U.S. dollar.

The Conversion Price is fixed at $3.6061 per Conversion Share, subject to certain anti-dilution adjustments (see “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price”). Our Ordinary Shares trade primarily in pounds sterling, as well as in Hong Kong dollars. The U.S. dollar value of our Ordinary Shares may fluctuate depending on the exchange rate between the U.S. dollar and pounds sterling (or any other currency in which our Ordinary Shares may trade). For example, if pounds sterling (or any other currency in which our Ordinary Shares may trade) depreciates relative to the U.S. dollar, the U.S. dollar value of our Ordinary Shares will decrease. Because the Conversion Price is denominated in U.S. dollars, depreciation of pounds sterling (or any other currency in which our Ordinary Shares may trade) against the U.S. dollar may result in the U.S. dollar value of any Conversion Shares you receive following an Automatic Conversion being significantly less than the price implied by the Conversion Price.

If a Conversion Shares Offer is made, the Conversion Shares Offer Price will be in pounds sterling and the cash consideration received for any Conversion Shares sold in such Conversion Shares Offer initially will be denominated in pounds sterling. Such pounds sterling cash consideration will be converted into U.S. dollars at the Prevailing Rate as of the date on which the cash proceeds are delivered to you (less the pro rata share of any foreign exchange transaction costs). Accordingly, a decline in the value of pounds sterling relative to the U.S.

dollar between the Issue Date and the date on which the cash proceeds are converted into U.S. dollars will result in your receiving an amount of cash proceeds in U.S. dollars that is less than if the Conversion Shares had been sold at the Conversion Price.

In addition, following a Capital Adequacy Trigger Event there may be a delay in your receiving your Conversion Shares (in particular if we elect that a Conversion Shares Offer be conducted) and/or a delay in converting the pounds sterling cash consideration into U.S. dollars after the Conversion Shares Offer, during which time the exchange rate of pounds sterling against the U.S. dollar may further decline.

No interest or other compensation is payable in the event of a loss by you due to foreign currency conversions.

As a result, the realizable value in U.S. dollars of the Conversion Shares upon a Capital Adequacy Trigger Event could be substantially lower than that implied by the U.S. dollar price paid for the Securities at the time of their purchase.

You do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date will equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The Conversion Price is fixed at the time of issue of the Securities at $3.6061 per Conversion Share. Although the Conversion Price will be adjusted in certain instances in an effort to preserve your economic interest in us, including if there is a consolidation, reclassification or subdivision of our Ordinary Shares which alters the number of our Ordinary Shares in issue, an issuance of Ordinary Shares in certain circumstances by way of capitalization of profits or reserves, certain issues of rights for our Ordinary Shares, an Extraordinary Dividend or a Qualifying Takeover Event, adjustments are not required for every corporate or other event that may affect the market price of the Conversion Shares and an Independent Financial Adviser may make modifications as it determines to be appropriate. See “Description of the Securities—Anti-Dilution” and “Description of the Securities—Qualifying Takeover Event.” The adjustment events that are included are less extensive than those often included in the terms of convertible securities. Moreover, there will be no adjustment to the Conversion Price if a Takeover Event occurs that is not a Qualifying Takeover Event (because the Acquirer is not an Approved Entity or the New Conversion Condition is not satisfied). As a result, the Conversion Price or the New Conversion Price, as applicable, may not reflect the market price of our Ordinary Shares or the Approved Entity Shares, respectively, which could be significantly lower than the Conversion Price or the New Conversion Price, respectively. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price or New Conversion Price, as applicable, is made may adversely affect the value of the Securities.

If a Takeover Event occurs, the Securities may be convertible into shares in an entity other than us or into unlisted shares.

If a Takeover Event is a Qualifying Takeover Event (because the Acquirer is an Approved Entity and the New Conversion Condition is satisfied), then following an Automatic Conversion the Securities will become convertible or exchangeable into the Approved Entity Shares at the New Conversion Price as described under “Description of the Securities—Anti-Dilution” and “Description of the Securities—Qualifying Takeover Event.” There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the Securities.

In addition, we and the Acquirer have certain discretion in determining whether a Qualifying Takeover Event has occurred as it requires the New Conversion Condition to be satisfied. The New Conversion Condition will be satisfied only if we have entered into arrangements, to our satisfaction, with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the trustee, for the benefit of securityholders of the affected Securities, to (i) deliver the Approved Entity Shares to the Conversion Shares Depository upon a conversion of the Securities and (ii) ensure that, for so long as the Securities are outstanding, its ordinary share capital shall continue to constitute Approved Entity Shares pursuant to, and subject to the conditions specified under, “Description of the Securities—Qualifying Takeover Event.” If we are unable to enter into such arrangements within seven business days following the occurrence of a Takeover Event, the New Conversion Condition would not be satisfied.

If our Ordinary Shares become delisted following a non-Qualifying Takeover Event or otherwise, the Securities will be convertible into unlisted Ordinary Shares upon an Automatic Conversion. Unlisted shares may be more illiquid than listed shares, and therefore, may have little or no resale value. In addition, where a non-Qualifying Takeover Event occurs because the Acquirer is a Governmental Entity (and therefore not an Approved Entity), the Securities will not be convertible into, or exchangeable for, any securities or other instruments of such Governmental Entity or any other person or entity (other than us). Accordingly, a Takeover Event that is not a Qualifying Takeover Event is likely to have an adverse effect on the value of the Securities.

Under the terms of the Securities, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power (as defined under “Description of the Securities—Definitions”) and you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Securities or securities into which the Securities are converted, including our Ordinary Shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Securities— The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities”).

Specifically, by your acquisition of the Securities, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities. For more information, see “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.”

The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the Banking Act and other primary and secondary legislative instruments were amended to give effect to BRRD in the UK. The stated aim of BRRD is to provide supervisory authorities, including (at the time) the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to His Majesty’s Treasury (“HM Treasury”), the Bank of England, the PRA and the Financial Conduct Authority (the “FCA”) in circumstances where a UK bank has encountered or is likely to encounter financial difficulties. As a result, the Securities are subject to existing UK bail-in powers under the Banking Act and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals. In particular, the Banking Act was amended to implement the power to write-down and convert capital instruments and (where the institution concerned is not a resolution entity) certain internal non-own funds liabilities (“relevant internal liabilities”) (the “capital instruments and liabilities write-down and conversion power”) and a “bail-in” tool, both of which may be exercised by the Bank of England (as a relevant UK resolution authority), form part of the UK bail-in power and may result in the Securities being partially or fully written down or converted to common equity Tier 1 instruments. The capital instruments and liabilities write-down and conversion power could be exercised in relation to the Securities and the use of the capital instruments and liabilities write-down and conversion power does not preclude a subsequent use of the bail-in power.

The capital instruments and liabilities write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool (other than the bail-in tool), and such power allows resolution authorities to cancel all or a portion of the principal amount of capital instruments and relevant internal liabilities and/or convert such capital instruments and relevant internal liabilities into common equity Tier 1 instruments when an institution and/or, in the case of a holding company, an institution in its group, has reached the point of non-viability. The Bank of England or PRA determines the point of non-viability for such purposes as the point at which the relevant institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable. The Bank of England will exercise the capital instruments and liabilities write-down and conversion power in a specific order such that common equity must be written off, cancelled or appropriated from the existing shareholders in full before additional Tier 1 instruments are affected, additional Tier 1 instruments must be written off or converted in full before Tier 2 instruments are affected and (in the case of a non-resolution entity) Tier 2 instruments must be written off or converted in full before relevant internal liabilities are affected. Where the capital instruments and liabilities write-down and conversion power is used, the write-down is permanent and investors receive no compensation (save that common equity Tier 1 instruments may be required to be issued to holders of written-down instruments). The capital instruments and liabilities write-down and conversion power is not subject to the “no creditor worse off” safeguard (unlike the bail-in power described below).

Where the conditions for resolution exist, the Bank of England may use the bail-in tool (individually or in combination with other resolution tools) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity or its holding company. In addition, the Bank of England may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments), discontinue the listing and admission to trading of financial instruments and/or transfer securities of the relevant financial institution to a third party appointed by the Bank of England. The Bank of England must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) certain senior claims. As a result, additional Tier 1 instruments (including the Securities) may be fully or partially written down or converted before subordinated debt that does not qualify as an additional Tier 1 or Tier 2 instrument (and any such subordinated debt would only be written down or converted if the reduction of additional Tier 1 and Tier 2 instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted). Unlike the capital instruments and liabilities write-down and conversion power, the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency. However, due to the discretion afforded to the Bank of England, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you).

Any exercise of the write-down and conversion of capital instruments and liabilities power or the bail-in power in respect of the Securities could occur before a Capital Adequacy Trigger Event occurs pursuant to the terms of the Securities and any consequent conversion of the Securities into Conversion Shares. The outcome of any such exercise of these powers may include the Securities being fully written down, in which case investors in the Securities will not have their Securities converted as contemplated by the terms of the Indenture following the occurrence of a Capital Adequacy Trigger Event.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, any securities issued upon conversion of your Securities may not meet the listing requirements of any securities exchange, and our outstanding listed securities may be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of your Securities (whether debt or equity) may not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange, or our Ordinary Shares listed on the London Stock Exchange or otherwise. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer (which may be an entity other than HSBC Holdings) of any securities issued upon conversion of your Securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power.

Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the Securities to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Notably, in some circumstances, the relevant UK resolution authority may decide to apply a deferred bail-in, where liabilities are not written down at the start of the resolution but are transferred to a depositary to hold during the bail-in period with the terms of the write-down being determined at a later point in the bail-in period. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the Securities, subject to the terms of the Indenture. As a result, there may not be an active market for any Securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Securities or securities into which your Securities are converted, including our Ordinary Shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, your Securities are not necessarily expected to follow the trading behavior associated with other types of securities. See also “—Risks Relating to the Securities—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Securities.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Securities) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act the Bank of England’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the

Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Securities.

In addition to the capital instruments and liabilities write-down and conversion power and the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the Securities), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Securities, and the value of your Securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the Securities) if such powers were exercised.

For example, although the exercise of the capital instruments and liabilities write-down and conversion power, bail-in tool and other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the Bank of England would consider in deciding whether to exercise such powers with respect to us or our securities (including the Securities). In particular, because the Banking Act allows for the Bank of England to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the Bank of England’s resolution powers with respect to any of our securities will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the Securities. In some circumstances, the relevant UK resolution authority may decide to apply a deferred bail-in, where liabilities are not written down at the start of the resolution but are transferred to a depositary to hold during the bail-in period with the write-down being determined at a later point in the bail-in period.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the Securities and/or our ability to satisfy our obligations under the Securities.

By purchasing the Securities, each securityholder acknowledges, agrees to be bound by, and consents to, the exercise of any UK bail-in power by the relevant UK resolution authority.

We may issue securities senior to, or pari passu with, the Securities or the Conversion Shares.

There is no restriction on the amount of securities that we may issue, incur or guarantee, that rank senior to, or pari passu with, the Securities or the Conversion Shares. In particular, we are subject to TLAC requirements applicable to global systemically important banks (“G-SIBs”) set out in the Bank of England’s MREL SoP, which implement the FSB final standards for TLAC requirements for G-SIBs. The MREL SoP was most recently updated with effect from January 1, 2026 to incorporate the majority of TLAC rules that were previously set out in the UK CRR. The MREL SoP also sets out internal MREL requirements that apply to some of our UK subsidiaries. Following an earlier revocation of Article 92b of UK CRR on January 1, 2024, the Bank of England is no longer subject to the European Union’s decision to apply a fixed internal TLAC requirement of 90% of (hypothetical) external TLAC and will be free to use its discretion to set internal TLAC within the range of 75-90%, consistent with the FSB standards.

For more information on the requirements concerning MREL/TLAC applicable to us, see pages 111 through 116 in the 2025 Form 20-F. Furthermore, the terms of the Indenture permit us (and our subsidiaries) to incur additional debt and the Securities will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries (see “—Risks Relating to the Securities—Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Securities to such subsidiary”).

In the event of our winding-up prior to a Capital Adequacy Trigger Event, the Securities will be subordinated in right of payment to the claims of Senior Creditors (including those creditors holding any securities we may issue that rank senior to the Securities, such as any securities issued to meet TLAC requirements and any of our capital instruments that qualify as Tier 2 instruments under the Relevant Rules). See “Description of the Securities—Subordination.” After a Capital Adequacy Trigger Event, the Conversion Shares will be subordinated to the claims of our depositors and all of our other creditors, other than claims which by their terms are, or are expressed to be, subordinated to, or pari passu with, our Ordinary Shares (including those creditors holding any securities we may issue that rank senior to our Ordinary Shares).

As a result, in the event of our winding-up, you may recover from the value of our assets to satisfy your claims only after our creditors that rank senior to the Securities or the Conversion Shares, as applicable, have been paid in full. In addition, the claims of pari passu creditors may reduce the amount recoverable by you. Therefore, you may lose all or some of your investment in the Securities in the event of our winding-up.

General Risk Factors

Prior to the Conversion Date, you will not be entitled to any rights with respect to our Ordinary Shares, but will be subject to all changes made with respect to our Ordinary Shares.

The exercise of voting rights and rights related thereto with respect to our Ordinary Shares will be possible only after delivery of the Conversion Shares following the Conversion Date and the registration of the person entitled to such Conversion Shares in our share register as an Ordinary Shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, our Articles of Association.

Other changes in law may adversely affect your rights as a securityholder.

Changes in law after the date hereof may affect your rights as a securityholder as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Securities, which may have an adverse effect on an investment in the Securities. Moreover, any change in law or regulation that would cause the Securities to cease to qualify in whole or in part as our regulatory capital or to be reclassified, in whole or in part, as a lower quality form of our regulatory capital (other than as a consequence of an Automatic Conversion), could trigger a Capital Disqualification Event (as defined under “Description of the Securities—Redemption—Special Event Redemption”). In addition, any change in law or regulation that results in our having to pay Additional Amounts to you could constitute a Tax Event (as defined under “Description of the Securities—Redemption—Special Event Redemption”) that also may entitle us to redeem the Securities, in whole (but not in part). See “—Risks Relating to the Securities—We may redeem the Securities for certain tax or regulatory reasons or during any Optional Redemption Period” and “Description of the Securities— Redemption—Special Event Redemption.”

In particular, the UK’s withdrawal from the EU continues to create significant political, regulatory and macroeconomic uncertainty. For instance, while the UK’s withdrawal from the EU does not affect the validity of the Banking Act (through which BRRD was implemented), UK and EU law have diverged with respect to certain aspects of recovery and resolution, as well as regulatory capital requirements, and may diverge further, particularly as a result of the enactment of the Financial Services and Markets Act 2023 on June 29, 2023, which gives HM Treasury powers to revoke EU-derived laws (known as “retained EU laws” or “REUL” before the end of 2023 and as of January 1, 2024, known as “assimilated law”) related to financial services (including the UK CRR) and replace such assimilated law with a new UK legislative framework. Certain parts of the UK CRR have already been revoked and replaced with PRA rules. The PRA subsequently published policy statements PS12/25 and PS3/26, which contain the final policy in relation to the restatement and modification of the remaining UK CRR provisions within the PRA rules. While certain proposed rules in PS12/25 (including those relating to the definition of capital) came into force on January 1, 2026, the remaining rules are intended to take effect from January 1, 2027 (see “—We may issue securities senior to, or pari passu with, the Securities or the Conversion Shares” above).

Furthermore, as of January 1, 2024, certain legal effects previously associated with REUL (now referred to as assimilated law) no longer apply, including the supremacy of REUL over other types of conflicting domestic UK law, general principles of EU law (which informed REUL’s interpretation and application) and directly effective EU rights.

Such regulatory changes and the resulting actions taken to address them may include higher capital and additional loss absorbency requirements and increased powers of competent authorities which together may have an adverse impact on the HSBC Group’s, and may therefore affect our, performance and financial condition. It is not possible to predict changes to legislation or regulatory rulemaking or the ultimate consequences of any such changes to the HSBC Group or the securityholders, which could be material to the rights of securityholders and/or our ability to satisfy our obligations under the Securities.

Moreover, certain requirements of the Relevant Rules form the basis for the structuring of the Securities. These requirements may cease to apply in the UK in its current form, including as a result of the implementation of prudential requirements based on Basel 3.1 in the UK, which may result in some changes to UK prudential requirements. This may affect the regulatory capital treatment of the Securities, which could trigger a Capital Disqualification Event, and may reduce the liquidity of the Securities while ongoing uncertainty exists.

Such legislative and regulatory uncertainty could also affect the liquidity of the Securities and/or your ability to accurately value them, and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described under “—Risks Relating to the Securities—The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Securities,” could have on the Securities.

As a result of your receiving Conversion Shares upon a Capital Adequacy Trigger Event, you are particularly exposed to changes in the market price of our Ordinary Shares.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Securities may look to sell our Ordinary Shares in anticipation of taking a position in, or during the term of, the Securities. This could drive down the price of our Ordinary Shares. Since the Securities will mandatorily convert into a fixed number of Conversion Shares upon a Capital Adequacy Trigger Event, the price of the Conversion Shares may be more volatile if we are trending toward a Capital Adequacy Trigger Event.

You may be subject to disclosure obligations and/or may need approval from our regulator under certain circumstances.

As you may receive Conversion Shares if a Capital Adequacy Trigger Event occurs, an investment in the Securities may result in your having to comply with certain disclosure and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, we (and the FCA) must be notified by a person when the percentage of voting rights in us controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches, exceeds or falls below 3% and every percentage point thereafter.

Furthermore, as Conversion Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the UK, the United States and other jurisdictions, ownership of the Securities (or the Conversion Shares) above certain levels may require you to obtain regulatory approval or subject you to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, you should consult your legal advisers as to the terms of the Securities, in respect of your existing shareholding and the level of holding you would have if you receive Conversion Shares following a Capital Adequacy Trigger Event.

The historical levels of the rates applicable to U.S. Treasury securities are not an indication of their future levels.

In the past, the rates applicable to U.S. Treasury securities have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the rates applicable to U.S. Treasury Securities (and, therefore, the Reference Rate) are not necessarily indicative of future levels. Any historical upward or downward trend in the rates applicable to U.S. Treasury securities (and the Reference Rate) is not an indication that such rates are more or less likely to increase or decrease at any time during an interest period, and you should not take the historical levels of the rates applicable to U.S. Treasury securities (and the Reference Rate) as an indication of their future performance.

The Securities are not bank deposits.

An investment in the Securities is not equivalent to an investment in a bank deposit and carries risks that are very different from the risk profile of such a deposit.

The issue price, interest rate and yield to maturity of the Securities are expected to reflect the additional risks borne by investors therein when compared to those of depositors. For example, the Securities do not benefit from any protection provided pursuant to the UK law which implemented the EU Deposit Guarantee Scheme

Directive (2014/49/EU), such as the UK Financial Services Compensation Scheme. Therefore, if we become insolvent or default on our obligations, investors could lose their entire investment. Additionally, the Securities may be subject to the capital instruments and liabilities write-down and conversion power (which does not apply to ordinary bank deposits) and the Securities would be subject to the bail-in tool before it is applied to bank deposits (to the extent that such deposits are subject to the bail-in tool at all). See “—Risks Relating to the Securities—The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.”

The Securities constitute a new issue of securities by us and we cannot guarantee that an active public market for the Securities will develop or be sustained.

The Securities will constitute a new issue of securities by us. Prior to our present issuance of Securities, there will have been no public market for the Securities. Even though the Securities are expected to have greater liquidity than a bank deposit given that bank deposits are generally not transferable, there can be no assurance that an active public market for the Securities will develop. See “—Risks Relating to the Securities—The Securities are not bank deposits.” Although application has been made to Euronext Dublin for the Securities to be admitted to the Official List and to trading on the GEM (the exchange-regulated market of Euronext Dublin), there can be no assurance that an active public market for the Securities will develop and, if such a market were to develop, we and the underwriters are under no obligation to maintain such a market. In addition, the ability of the underwriters to make a market in the Securities (if applicable) may be impacted by changes in regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the Securities. The liquidity and the market prices for the Securities can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Our credit ratings may not reflect all risks of an investment in the Securities, and changes to any credit rating assigned to us or the Securities may affect the market value of the Securities.

Our credit ratings or those assigned to the Securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion.

Any rating assigned to us or the Securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Securities may change the methodologies that they use for analyzing securities with features similar to the Securities. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: (i) our strategy and management’s capability; (ii) our financial condition, including in respect of capital, funding and liquidity; (iii) competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent; (iv) the level of political support for the industries in which we operate; (v) legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors; and (vi) the impact of the current macroeconomic environment, the Russia-Ukraine war and further conflict or military action in the Middle East or elsewhere.

There can be no assurance that the rating agencies will maintain the current ratings or outlook assigned to us or the Securities.

Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to us or the Securities could cause the liquidity or trading prices of the Securities to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Securities may adversely affect the market value of the Securities.

The Securities may be assigned a credit rating below investment grade in the future, in which case the Securities will be subject to the risks associated with non-investment grade securities.

The Securities are expected to be assigned a credit rating slightly above investment grade. However, rating agencies that are expected to assign ratings to the Securities may adopt methodology changes that may result in lowering the credit rating of the Securities to below investment grade. Moreover, after the Issue Date, we may seek a credit rating on the Securities from additional rating agencies, any of which may assign a credit rating to the Securities below investment grade, including due to methodology changes between the Issue Date and the date the credit rating is assigned. See “Our credit ratings may not reflect all risks of an investment in the Securities, and changes to any credit rating assigned to us or the Securities may affect the market value of the Securities.”

If the Securities are not considered to be investment grade securities, they will be subject to a higher risk of price volatility than more highly rated securities. Furthermore, increases in leverage or deteriorating outlooks for us or volatile markets could lead to a significant deterioration in market prices of below-investment grade rated securities.

You may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to the Securities in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the UK at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

You will be responsible for any taxes following an Automatic Conversion.

Neither we nor any member of the HSBC Group will be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. You must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and/or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on your behalf and you must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of your Securities or interest therein (except for any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer).

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price and the Conversion Shares Offer Price even though you do not receive a corresponding cash distribution.

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment in certain circumstances, as described under “Description of the Securities—Anti-Dilution.” If, as a result of adjustments (or failure to make adjustments), your proportionate interest in our assets or earnings were deemed to be increased for U.S. federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Taxation—United States Federal Income Tax Considerations” for a further discussion of these U.S. federal tax implications.

Our gross-up obligation under the Securities is limited to payments of interest.

Our obligation to pay Additional Amounts in respect of any withholding or deduction in respect of UK taxes under the terms of the Securities applies only to payments of interest in respect of the Securities and not to payments of principal. Accordingly, we would not be required to pay any Additional Amounts under the terms of the Securities to the extent any such withholding or deduction applied to payments of principal. In such circumstances, you may receive less than the full amount of principal due in respect of the Securities, and the market value of the Securities may be adversely affected. See “Description of Contingent Capital Securities—Additional Amounts” in the accompanying prospectus.

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organizations in the world. As of December 31, 2025, HSBC had total assets of US$3,233,034 million and total shareholders’ equity of US$198,225 million. For the year ended December 31, 2025, HSBC’s operating profit was US$27,996 million. HSBC had a UK CRR common equity tier 1 ratio of 14.9% as of December 31, 2025. Effective January 1, 2025, the IFRS 9 transitional arrangements came to an end. Accordingly, HSBC’s UK CRR common equity tier 1 ratio figures as of December 31, 2025 are the same on both a transitional and on a non-transitional basis.

Headquartered in London, HSBC operates through an international network in 56 countries and territories. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Securities for general corporate purposes and to maintain or further strengthen our capital base pursuant to requirements under the Relevant Rules.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the share capital position of HSBC Holdings plc and its consolidated capitalization and indebtedness as of December 31, 2025:

As of December 31, 2025 in US$m
Share capital of HSBC Holdings plc
Ordinary shares (of nominal value US$0.50 each)	8,588
Preference shares (of nominal value £0.01 each)	—
HSBC Group Equity
Called up share capital	8,588
Share premium account	111
Other equity instruments	20,716
Other reserves	(795)
Retained earnings	169,605
Total shareholders’ equity	198,225
Non-controlling interests	7,441
Total equity	205,666
HSBC Group Indebtedness
Debt securities in issue	99,675
Trading liabilities—Debt securities in issue	40
Debt securities in issue designated at fair value	116,502
Subordinated liabilities	37,581
Total indebtedness	253,798
Total Capitalization and Indebtedness	459,464

As of March 16, 2026, 8,306,497 ordinary shares of US$0.50 each have been issued since December 31, 2025 as a result of shares issued pursuant to exercises of employee share options and share plans.

There is one Series A sterling preference share in issue.

Other equity instruments in issue comprise 14 outstanding series of contingent capital securities, each issued by HSBC Holdings. As of March 9, 2026, the total amount of other equity instruments in issue decreased by US$1,000 million, reflecting the redemption of the outstanding US$1,000 million 4.000% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2026 Securities Optional Redemption Period). The total carrying amount of other equity instruments is expected to increase by US$1,250 million to reflect the sale of the 2031 Securities and US$1,250 million to reflect the sale of the 2036 Securities and application of the proceeds therefrom.

As of December 31, 2025, HSBC had other liabilities of US$2,773,570 million and contingent liabilities and contractual commitments of US$1,068,961 million (including guarantees of US$120,160 million).

As of March 10, 2026, the total carrying amount of debt securities in issue increased by US$8,000 million, reflecting the sale of US$2,000 million 4.398% Fixed Rate/Floating Rate Senior Unsecured Notes due 2030, US$2,000 million 4.675% Fixed Rate/Floating Rate Senior Unsecured Notes due 2032, US$2,750 million 5.279% Fixed Rate/Floating Rate Senior Unsecured Notes due 2037 and US$1,250 million Floating Rate Senior Unsecured Notes due 2032 and application of the proceeds therefrom.

Save as disclosed in the above notes, there has been no material change in the issued share capital of HSBC Holdings, or its consolidated capitalization and indebtedness, since December 31, 2025.

The following exchange rate as of December 31, 2025 has been used in the notes above: £1.00 = US$1.34120.

DESCRIPTION OF THE SECURITIES

The following summary description of certain material terms and provisions of the Securities supplements the description of certain terms and provisions of the contingent convertible securities of any series set forth in the accompanying prospectus under the heading “Description of Contingent Convertible Securities.” The terms described here, together with the relevant terms of contingent convertible securities contained in the accompanying prospectus, constitute a description of the material terms of the Securities. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

The Securities will constitute a series of contingent convertible securities issued under the indenture dated as of August 1, 2014 (as amended and supplemented from time to time) among us, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent and registrar, the form of which is filed as an exhibit to our registration statement on Form F-3 (the “Registration Statement”). The indenture will be supplemented and amended by a nineteenth supplemental indenture, with respect to the 2031 Securities, and a twentieth supplemental indenture, with respect to the 2036 Securities, both of which are expected to be entered into on the Issue Date, in each case, among us, the trustee and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (the indenture, together with the nineteenth supplemental indenture or the twentieth supplemental indenture, as applicable, the “Indenture”), which will be filed as an exhibit to a report on Form 6-K on or about March 24, 2026, which will be incorporated by reference in the Registration Statement.

If you purchase the Securities, your rights will be determined by the Securities, the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), unless your Securities are converted to Conversion Shares after a Capital Adequacy Trigger Event as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” in which case your rights will be determined in accordance with the terms of our Ordinary Shares as described in the accompanying prospectus under “Description of Ordinary Shares.” You can read the Indenture and the form of Securities at the location listed under “Where You Can Find More Information About Us.”

The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Indenture and of the Securities (see “—Subordination”) and the waiver of set-off provisions of the Indenture and the Securities (see “Description of Contingent Capital Securities—No Right of Set-Off by Holders” in the accompanying prospectus) will be governed by, and construed in accordance with, the laws of England and Wales.

The 2031 Securities and the 2036 Securities will be issued in an aggregate principal amount of $1,250,000,000 and $1,250,000,000, respectively. The Securities will have no fixed maturity or fixed redemption date.

The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Interest

General

From (and including) the Issue Date to (but excluding) September 24, 2031, the interest rate on the 2031 Securities will be 6.750% per annum (the “2031 Securities Initial Interest Rate”). From (and including) each 2031 Securities Reset Date (as defined below) to (but excluding) the next following 2031 Securities Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 2.914% (the “2031 Securities Margin”).

From (and including) the Issue Date to (but excluding) March 24, 2036, the interest rate on the 2036 Securities will be 7.000% per annum (the “2036 Securities Initial Interest Rate”). From (and including) each

2036 Securities Reset Date (as defined below) to (but excluding) the next following 2036 Securities Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Reference Rate on the relevant Reset Determination Date and 2.798% (the “2036 Securities Margin”).

With respect to the 2031 Securities, interest will reset on September 24, 2031 and each fifth anniversary date thereafter (each such date, a “2031 Securities Reset Date”).

With respect to the 2036 Securities, interest will reset on March 24, 2036 and each fifth anniversary date thereafter (each such date, a “2036 Securities Reset Date”).

A “Reset Date” means either a “2031 Securities Reset Date” or a “2036 Securities Reset Date”, as applicable.

The “Initial Interest Rate” means either the 2031 Securities Initial Interest Rate or the 2036 Securities Initial Interest Rate, as applicable, and the “Margin” means either the 2031 Securities Margin or the 2036 Securities Margin, as applicable.

A “Reset Determination Date” is the second business day immediately preceding a Reset Date.

Each period from (and including) a 2031 Securities Reset Date to (but excluding) the following 2031 Securities Reset Date will be a “2031 Securities Reset Period.”

Each period from (and including) a 2036 Securities Reset Date to (but excluding) the following 2036 Securities Reset Date will be a “2036 Securities Reset Period.”

“Reset Period” means either a 2031 Securities Reset Period or a 2036 Securities Reset Period, as applicable.

“Reference Rate” means, with respect to any Reset Period for which such rate applies:

(1) the rate per annum (expressed as a decimal) equal to the yield which represents the average for the week immediately prior to the related Reset Determination Date in the most recent H.15, (a) under the caption “Treasury Constant Maturities” and (b) for the maturity of five years;

(2) if such release (or any successor release) is not published during the week immediately prior to the related Reset Determination Date or does not contain such yields, the Reference Treasury Rate for such Reset Period; or

(3) if the Reference Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “Reference Rate” means the rate per annum (expressed as a decimal) equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recent H.15 under the caption “Treasury constant maturities” for the maturity of five years at 5:00 p.m. (New York City time) on the last available date preceding the related Reset Determination Date on which such rate was set forth in such release (or any successor release).

The Reference Rate shall be calculated by the calculation agent.

“H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means the H.15 published closest in time but prior to 5:00 p.m. (New York City time) on the applicable Reset Determination Date.

“Reference Treasury” means, in respect of a Reset Period, the U.S. Treasury security or securities selected by us (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by us (which may be the calculation agent)) (i) with a maturity date on or about the last day of such Reset Period and (ii) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Reference Treasury Rate” means, with respect to any Reset Period, the rate per annum (expressed as a decimal) equal to the yield to maturity (on the relevant day count basis) of the Reference Treasury, assuming a price for the Reference Treasury (expressed as a percentage of its principal amount) equal to the Reference Treasury Price on the relevant Reset Determination Date.

“Reference Treasury Price” means, with respect to any Reset Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Determination Date, after excluding the highest quotation (or, in the event of more than one highest quotation, one of the highest) and lowest quotation (or, in the event of more than one lowest quotation, one of the lowest), or (ii) if fewer than five but more than one such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is received, then such quotation; each as quoted in writing to the calculation agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means, with respect to any Reset Determination Date, each of up to five banks selected by us (following, where practicable, consultation with an investment bank or financial institution determined to be appropriate by us (which may be the calculation agent)), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Reset Determination Date, the arithmetic average, as determined by the calculation agent, of the bid and offered prices for the applicable Reference Treasury, expressed in each case as a percentage of its principal amount, quoted by the applicable Reference Treasury Dealer at 11:00 a.m. (New York City time), on such Reset Determination Date.

We will promptly give notice of the determination of the Reference Rate to the trustee, the paying agent and the securityholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

Unless otherwise specified, all percentages resulting from any calculation in connection with any interest rate on the Securities shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all U.S. dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All determinations and any calculations made by the calculation agent for the purposes of calculating the applicable Reference Rate will be conclusive and binding on the securityholders, us, the trustee and the paying agent, absent manifest error. The calculation agent will not be responsible to us, the securityholders or any third party for any failure of the Reference Treasury Dealers to provide quotations as requested of them or as a result of the calculation agent having acted on any quotation or other information given by any Reference Treasury Dealer which subsequently may be found to be incorrect or inaccurate in any way.

Subject to cancellation or deemed cancellation as described under “—Interest—Interest Cancellation,” interest on the 2031 Securities, if any, will be payable in two semi-annual installments in arrear on March 24 and September 24 of each year, beginning on September 24, 2026.

Subject to cancellation or deemed cancellation as described under “—Interest—Interest Cancellation,” interest on the 2036 Securities, if any, will be payable in two semi-annual installments in arrear on March 24 and September 24 of each year, beginning on September 24, 2026.

The regular record dates for the Securities will be the 15th calendar day preceding each interest payment date, whether or not a business day. Interest on the Securities, if any, will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

If any scheduled interest payment date is not a business day, we may pay interest (if any) on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the date of redemption or repayment is not a business day, we may pay interest (if any) and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment.

If any Reset Date is not a business day, the Reset Date will occur on the next succeeding business day (the “Adjusted Reset Date”). For the avoidance of doubt, if the Reset Date is not a business day and accordingly the Reset Date occurs on the Adjusted Reset Date, the semi-annual payment of interest (if any) on the next interest payment date will reflect interest for the entire interest period (including any portion of such interest period occurring between the originally scheduled Reset Date and the Adjusted Reset Date) at the interest rate determined based on the Adjusted Reset Date, and not at the interest rate that applied to the immediately preceding semi-annual interest period.

Interest Cancellation

Interest on the Securities will be due and payable on an interest payment date only to the extent it is not cancelled or deemed to have been cancelled (in each case, in whole or in part) in accordance with the provisions described below. Any interest cancelled or deemed to have been cancelled (in each case, in whole or in part) will not be due and will not accumulate or be payable at any time thereafter, and the securityholders will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, any interest payments that have been cancelled or deemed to have been cancelled will not be payable if the Securities are redeemed as described under “—Redemption.”

Discretionary Interest Payments

Interest on the Securities will be due and payable at our sole discretion, and we will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date (the “Discretionary Interest Payment Right”). For the avoidance of doubt, references to “interest payment date” in, for the purposes of, and in connection with the provisions appearing in this section “—Interest Cancellation” shall include any date fixed for redemption of the Securities, in respect of any interest payment that may be payable on such date. If we do not make an interest payment in respect of the Securities on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment will evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) will not be due and payable. For the avoidance of doubt, if we provide notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and subsequently we do not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment will evidence the exercise of our discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment will also not be due and payable.

The Securities will rank senior to our Ordinary Shares, as described under “—Subordination.” It is the current intention of our board of directors to take into account the relative ranking in our capital structure of our Ordinary Shares and outstanding additional Tier 1 securities whenever exercising its discretion to declare dividends on the former or to cancel interest on the latter. However, our board of directors may depart from this policy at any time in its sole discretion.

Restrictions on Interest Payments

Without prejudice to the Discretionary Interest Payment Right or the prohibition contained in Rule 4.3(2) of Chapter 4 on the making of payments on the Securities before the Maximum Distributable Amount has been calculated, subject to the extent permitted in the following paragraph in respect of partial interest payments in respect of the Securities, we will not make an interest payment on any interest payment date (and such interest payment will therefore be deemed to have been cancelled and thus will not be due and payable on such interest payment date) if:

(a)	the amount of Relevant Distributions exceeds the amount of Distributable Items as of such interest payment date;

(b)

the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Rule 4.3(2) of Chapter 4 (or any succeeding provision amending or replacing such rule) exceeds the Maximum Distributable Amount (if any) applicable to us as of such interest payment date;

(c)	the Solvency Condition (as described under “—Subordination”) is not satisfied in respect of such interest payment; or

(d)	the Relevant Regulator orders us to cancel (in whole or in part) the interest otherwise payable on such interest payment date.

We may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraph. For the avoidance of doubt, the portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled and thus will not be due and payable on such interest payment date.

Agreement to Interest Cancellation

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that:

(a)

interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of our Distributable Items or the Maximum Distributable Amount being exceeded, failing to satisfy the Solvency Condition or an order from the Relevant Regulator; and

(b)

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Securities will not constitute a default in payment or otherwise under the terms of the Indenture or the Securities.

Notice of Interest Cancellation

If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the securityholders through the Depository Trust Company (“DTC”) (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) and to the trustee and the paying agent directly on or prior to the relevant interest payment date. If practicable, we will endeavor to do so at least five business days prior to the relevant interest payment date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the securityholders any rights as a result of such failure.

Redemption

The Securities will not be redeemable at the option of the securityholders at any time. The Securities will not be subject to any sinking fund or mandatory redemption.

Optional Redemption

The 2031 Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any business day during any 2031 Securities Optional Redemption Period (a “2031 Securities Optional Redemption Date” and such redemption, a “2031 Securities Optional Redemption”), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”).

The 2036 Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any business day during any 2036 Securities Optional Redemption Period (a “2036 Securities Optional Redemption Date” and such redemption, a “2036 Securities Optional Redemption”), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”).

“2031 Securities Optional Redemption Period” means the period commencing on the date falling six calendar months prior to a 2031 Securities Reset Date and ending on such 2031 Securities Reset Date (both dates inclusive).

“2036 Securities Optional Redemption Period” means the period commencing on the date falling six calendar months prior to a 2036 Securities Reset Date and ending on such 2036 Securities Reset Date (both dates inclusive).

“Optional Redemption” means either a 2031 Securities Optional Redemption or a 2036 Securities Optional Redemption, as applicable.

“Optional Redemption Date” means either a 2031 Securities Optional Redemption Date or a 2036 Securities Optional Redemption Date, as applicable.

“Optional Redemption Period” means either the 2031 Securities Optional Redemption Period or the 2036 Securities Optional Redemption Period, as applicable.

Any redemption of the Securities is subject to the conditions described under “—Redemption—Redemption or Purchase Conditions.”

Special Event Redemption

We may redeem the Securities in whole (but not in part) at our option in our sole discretion upon the occurrence of a Tax Event or a Capital Disqualification Event (each, a “Special Event”), at a redemption price equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest— Interest Cancellation”). Any redemption will be subject to the conditions described under “—Redemption—Redemption or Purchase Conditions.”

A “Tax Event” will be deemed to have occurred with respect to the Securities if at any time we determine that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the Issue Date, including a decision of any court or tribunal that becomes effective on or after the Issue Date:

(a)

on a subsequent date for the payment of interest on the Securities we would be required to pay any Additional Amounts (as described under “Description of Contingent Capital Securities—Additional Amounts” in the accompanying prospectus);

(b)

if we were to seek to redeem the Securities on a subsequent date (for which purpose no consideration will be given as to whether or not we would otherwise be entitled to redeem the Securities), we would be required to pay any Additional Amounts (as described under “Description of Contingent Capital Securities—Additional Amounts” in the accompanying prospectus) (notwithstanding our having made such endeavors as we consider reasonable);

(c)

on a subsequent date for the payment of interest on the Securities, interest payments (or our funding costs as recognized in our accounts) under, or with respect to, the Securities would no longer be fully deductible for UK corporation tax purposes;

(d)	the Securities would no longer be treated as loan relationships for UK tax purposes;

(e)

would, as a result of the Securities being in issue, result in our not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable UK tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

(f)

a future write-down of the principal amount of the Securities or conversion of the Securities into our Ordinary Shares would result in a UK tax liability, or the receipt of income or profit which would be subject to UK tax, which would not otherwise have been the case as of the Issue Date of the relevant Securities; or

(g)	the Securities or any part thereof become treated as a derivative or an embedded derivative for UK tax purposes.

Subject only to our obligation to use such endeavors as provided in paragraph (b), it will be sufficient for us to deliver to the trustee an officer’s certificate stating that a Tax Event has occurred and is continuing and setting out the details thereof, as well as any opinion or certificate of an independent legal adviser on which such officer’s certificate is based. For these purposes, the trustee and the paying agent will accept such officer’s certificate without further enquiry as sufficient evidence of the existence of such circumstances and such officer’s certificate will be conclusive and binding on the securityholders.

A “Capital Disqualification Event” will be deemed to have occurred if we determine, at any time after the Issue Date, that there is a change in the regulatory classification of the Securities that results or will result in either their (i) exclusion in whole or in part from the HSBC Group’s regulatory capital (other than as a consequence of an Automatic Conversion); or (ii) reclassification in whole or in part as a form of the HSBC Group’s regulatory capital that is lower than additional Tier 1 capital.

Residual Call

If the outstanding aggregate principal amount of the 2031 Securities is 25% or less of the aggregate principal amount of the 2031 Securities originally issued (and, for these purposes, any additional securities issued after the Issue Date and consolidated with the 2031 Securities as part of the same series shall be deemed to have been originally issued), we may, at our option in our sole discretion, redeem the remaining outstanding 2031 Securities in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding 2031 Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”).

If the outstanding aggregate principal amount of the 2036 Securities is 25% or less of the aggregate principal amount of the 2036 Securities originally issued (and, for these purposes, any additional securities issued after the Issue Date and consolidated with the 2036 Securities as part of the same series shall be deemed to have been originally issued), we may, at our option in our sole discretion, redeem the remaining outstanding 2036 Securities in whole (but not in part) at any time at a redemption price equal to 100% of the principal amount of such outstanding 2036 Securities plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”).

Any redemption of the Securities is subject to the conditions described under “—Redemption—Redemption or Purchase Conditions.”

It will be sufficient for us to deliver to the trustee an officer’s certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the outstanding aggregate principal amount of the Securities of the relevant series is 25% or less of the aggregate principal amount of the Securities of the relevant series originally issued. For these purposes, the trustee and the paying agent will accept such officer’s certificate without further enquiry as sufficient evidence of the existence of such circumstances and such officer’s certificate will be conclusive and binding on the securityholders.

Redemption or Purchase Conditions

Notwithstanding anything to the contrary in the Indenture or the Securities, we may only redeem or purchase the Securities, in each case, if, and to the extent required by the Relevant Rules, (i) we have obtained any Relevant Supervisory Consent therefor, (ii) prior to the fifth anniversary of the Issue Date, (a) in the case of a redemption pursuant to “—Redemption—Special Event Redemption” above, we have demonstrated to the satisfaction of the Relevant Regulator that (x) the Special Event was not reasonably foreseeable on the Issue Date; and (y) in the case of a Tax Event, such Tax Event was material; or (b) in any relevant circumstances, we have (or will have), before or at the same time as such redemption or purchase, replaced the Securities with our own funds instruments of equal or higher quality at terms that are sustainable for our income capacity, and the Relevant Regulator has permitted such action on the basis of the determination that it would be beneficial from a prudential point of view; or (c) where none of the conditions set out in (a) to (b) are met, but the Relevant Regulator considers, in exceptional circumstances, that such redemption or purchase of the Securities would materially enhance the safety and soundness of the Issuer; and/or (d) we have complied with any alternative or additional conditions to redemption or purchase, as applicable, required under the Relevant Rules; and (iii) with respect to a redemption (but not a purchase) of the Securities, we have provided notice as described under “—Redemption—Notice of Redemption.”

For the avoidance of doubt, the requirements in item (i) and (ii) in the paragraph above will not apply if (a) so long as the Relevant Rules do not otherwise require, the Securities have (or will have, on the date fixed for redemption or purchase) ceased fully to qualify as part of the HSBC Group’s regulatory capital, (b) the relevant Securities are purchased for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Relevant Rules within the limits prescribed in such permission or (c) the relevant Securities are being redeemed or purchased pursuant to any general prior permission granted by the Relevant Regulator pursuant to the Relevant Rules within the limits prescribed in such permission.

Notice of Redemption

Any redemption of the Securities will be subject to our giving not less than 10 days’, nor more than 60 days’, prior notice to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities); provided, however, that in the case of a Tax Event, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay Additional Amounts were a payment in respect of the Securities then due. Such notice will specify our election to redeem the Securities and the redemption date and will be irrevocable except in the limited circumstances described in the following paragraph.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if either (x) the Solvency Condition is not satisfied in respect of the relevant redemption amount on the applicable redemption date, (y) a Capital Adequacy Trigger Event occurs prior to the applicable redemption date (in which case, an Automatic Conversion will occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event”) or (z) the relevant UK resolution authority exercises its UK bail-in power prior to the applicable redemption date. If a redemption notice is rescinded for any of the reasons described in the previous sentence, we will promptly deliver notice to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities), specifying the occurrence of the relevant event.

Purchases

Members of the HSBC Group may purchase, repurchase or otherwise acquire any of the outstanding Securities at the same or differing prices in the open market, negotiated transactions or otherwise without giving prior notice to or obtaining any consent from securityholders, in accordance with the Relevant Rules and, if required, subject to first complying with the applicable regulatory conditions as described in items (i) and (ii) under “—Redemption—Redemption or Purchase Conditions.”

Automatic Conversion Upon Capital Adequacy Trigger Event

Automatic Conversion

A “Capital Adequacy Trigger Event” will occur if at any time the CET1 Ratio is less than 7.0%. Whether a Capital Adequacy Trigger Event has occurred at any time will be determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator.

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred), as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure.” An “Automatic Conversion” is the irrevocable and automatic release of all of our obligations under the Securities in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) on the date on which the Automatic Conversion will take place, or has taken place, as applicable (such date, the “Conversion Date”), in accordance with the terms of the Securities and the Indenture, and under no circumstances will such released obligations be reinstated.

Subject to the conditions described further under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure,” following a Capital Adequacy Trigger Event, we expect the Conversion Shares Depository to deliver to the securityholders on the Settlement Date either (i) Conversion Shares or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration. For further information about Conversion Shares and the Conversion Shares Offer, see “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares” and “—Automatic Conversion Upon Capital Adequacy Trigger Event— Conversion Shares Offer,” respectively.

Effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “—Subordination,” the securityholders will not have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Securities will equal zero at all times thereafter and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable (see “—Interest—Interest Cancellation”), including any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date. Although the principal amount of each Security will equal zero after a Capital Adequacy Trigger Event for the avoidance of doubt, the Tradable Amount will remain unchanged as a result of the Automatic Conversion.

Effective upon, and following, an Automatic Conversion, all of our obligations under the Securities will be irrevocably and automatically released in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date, and under no circumstances will such released obligations be reinstated. With effect from the Conversion Date, the securityholders will have recourse only to the Conversion Shares Depository for the delivery to them of Conversion Shares or, if we elect that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which such securityholders are entitled. If we fail to issue and deliver the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the Securities, the securityholders’ only right against us will be to claim to have such Conversion Shares issued to the Conversion Shares Depository. If we have been unable to appoint a Conversion Shares Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the securityholders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the securityholders, and such issuance will irrevocably and automatically release all of the our obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

Following the issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the securityholders’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities).

The Securities will not be convertible into Conversion Shares at the option of the securityholders at any time.

Conversion Shares

“Conversion Shares” means our Ordinary Shares to be issued to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion.

The number of Conversion Shares to be issued to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date will equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date (the “Outstanding Amount”) by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The Conversion Price is fixed initially at $3.6061 per Conversion Share and is subject to certain anti-dilution adjustments, as described under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (the “Conversion Price”). On the Issue Date, the Conversion Price will be equal to the Conversion Shares Offer Price (based on an exchange rate of £1.00 = $1.3356). The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of a securityholder will equal the product obtained by multiplying (i) the number of Conversion Shares thus calculated by (ii) the quotient obtained by dividing (x) the Tradable Amount held by such securityholder on the Conversion Date by (y) the Outstanding Amount, such product to be rounded down, if necessary, to the nearest whole number of Conversion Shares. For the avoidance of doubt, fractions of Conversion Shares will not be issued following an Automatic Conversion and no cash payment will be made in lieu thereof.

The Conversion Shares initially will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) (which will hold the Conversion Shares on behalf of the securityholders), and each securityholder will be deemed to have irrevocably directed us to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository (or to such other relevant recipient). The Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) will hold the Conversion Shares on behalf of the securityholders, who will be entitled to direct the Conversion Shares Depository or such other relevant recipient, as applicable, to exercise on their behalf all rights of one of our Ordinary Shareholders (including voting rights and rights to receive dividends); provided that the securityholders will not have any rights to sell or otherwise transfer the Conversion Shares until such time as the Conversion Shares have been delivered to the securityholders in accordance with the procedures described further under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

While any Security remains outstanding, we will at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable an Automatic Conversion to be satisfied in full. The Conversion Shares issued following an Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with our fully paid Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant securityholder will not be entitled to receive) any rights, distributions or payments, the entitlement to which falls prior to the Conversion Date.

If a Qualifying Takeover Event occurs, and the Conversion Date falls on or after the QTE Effective Date, then in such case Approved Entity Shares will be issued by the Approved Entity to the Conversion Shares Depository instead of Conversion Shares with the same effect as if Conversion Shares had been issued, as described, and subject to the conditions specified, under “—Qualifying Takeover Event.”

Conversion Shares Offer

We may, in our sole and absolute discretion and following the occurrence of an Automatic Conversion, elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of our Ordinary Shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price (the “Conversion Shares Offer”). The Conversion Shares Offer Price is fixed initially at £2.70 per Conversion Share and is subject to certain anti-dilution adjustments, as described under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (the “Conversion Shares Offer Price”). On the Issue Date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.3356).

Upon completion of the Conversion Shares Offer, we or the Conversion Shares Depository will provide notice to the securityholders of the composition of the Conversion Shares Offer Consideration (including the pro rata cash component (as defined below) thereof, if any) per $1,000 Tradable Amount. The “Conversion Shares Offer Consideration” in respect of each Security will be, (i) if all the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from pounds sterling (or any such other currency in which our Ordinary Shares are denominated) into U.S. dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata cash component and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares (the “pro rata Conversion Shares component”), and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer.

We may, on behalf of the Conversion Shares Depository, appoint an agent to act as placement or other agent to facilitate the Conversion Shares Offer (a “Conversion Shares Offer Agent”). If we elect a Conversion Shares Offer to be conducted, the Conversion Shares Offer Period, during which time the Conversion Shares Offer may be made, will end no later than 40 business days following the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer will be made subject to applicable laws and regulations in effect at the relevant time and will be conducted, if at all, only to the extent that we, in our sole and absolute discretion, determine that the Conversion Shares Offer is practicable. We or the purchasers of the Conversion Shares sold in any Conversion Shares Offer will bear the costs and expenses of any Conversion Shares Offer (with the exception of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer), including the fees of the Conversion Shares Offer Agent, if any.

We reserve the right, in our sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three business days’ notice to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities), and, if we do so, we may, in our sole and absolute discretion, take steps (including, without limitation, changing the Suspension Date) to deliver to the securityholders (or the custodian, nominee, broker or other representative thereof) the Conversion Shares at a time that is earlier than the time at which such securityholders (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Conversion Shares Offer Consideration, had the Conversion Shares Offer been completed.

The pro rata cash component will be payable by the Conversion Shares Depository to the securityholders (or the custodian, nominee, broker or other representative thereof) whether or not the Solvency Condition is satisfied.

We currently expect that in determining whether or not a Conversion Shares Offer will be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer will be made, our board of directors would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of our Ordinary Shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on our financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by us to undertake a Conversion Shares Offer on the terms set out herein, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including—for the avoidance of doubt—the offer of our Ordinary Shares at or below the Conversion Shares Offer Price. Moreover, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

Procedure

Automatic Conversion Procedure

We will (x) immediately inform the Relevant Regulator of the occurrence of a Capital Adequacy Trigger Event and (y) deliver an Automatic Conversion Notice on or as soon as practicable after the date on which it is determined such Capital Adequacy Trigger Event has occurred.

The “Automatic Conversion Notice” will be a written notice to be delivered by us to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice within 10 business days following the Conversion Date notifying the securityholders of our election and (iv) that the Securities will remain in existence for the sole purpose of evidencing the right of the securityholders to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), and that the Securities may continue to be transferable until the Suspension Date, which will be specified in the Conversion Shares Offer Notice. The date on which the Automatic Conversion Notice is dispatched by us to DTC (or, if the Securities are held in definitive form, to the trustee) will be the date on which such notice is deemed to have been given.

The Automatic Conversion will occur without delay on the Conversion Date (which will be no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred). Within 10 business days following the Conversion Date, we will deliver a Conversion Shares Offer Notice. The “Conversion Shares Offer Notice” will be a written notice to be delivered by us to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) specifying (i) whether or not we have elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date and (iii) if we have been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the securityholders. The “Suspension Date” will be the date specified in the Conversion Shares Offer Notice as the date on which DTC will suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date will be no later than 38 business days after the delivery of the Conversion Shares Offer Notice to DTC (and, if we elect that a Conversion Shares Offer be made, such date will be at least two business days prior to the end of the relevant Conversion Shares Offer Period).

On the Suspension Date, DTC will block all positions relating to the Securities, which will suspend all clearance and settlement of transactions in the Securities through DTC. As a result, the securityholders will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that a securityholder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. Moreover, the Securities may cease to be admitted to Euronext Dublin’s Official List and to be traded on the GEM (the exchange-regulated market of Euronext Dublin) after the Suspension Date.

The procedures described in this section are subject to change to reflect changes in DTC’s practices, and we may make changes to the procedures described in this section to the extent reasonably necessary, in our opinion, to reflect such changes in DTC’s practices.

Settlement Procedure

On the Suspension Date, we will deliver an Automatic Conversion Settlement Request Notice. The “Automatic Conversion Settlement Request Notice” will be the written notice to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) (i) requesting that the securityholders complete an Automatic Conversion Settlement Notice and (ii) specifying (a) the Notice Cut-off Date and (b) the Final Cancellation Date.

The securityholders (or the custodian, nominee, broker or other representative thereof) will not receive delivery of the relevant Conversion Shares or the Conversion Shares Offer Consideration, as applicable, unless such securityholders (or the custodian, nominee, broker or other representative thereof) deliver the applicable

Automatic Conversion Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery will be deemed for all purposes to have been made or given on the next following business day.

The “Automatic Conversion Settlement Notice” will be a written notice to be delivered by a securityholder (or custodian, broker, nominee or other representative thereof) to the Conversion Shares Depository (or to the relevant recipient of the Conversion Shares in accordance with the terms of the Securities), with a copy to the trustee and the paying agent, no earlier than the Suspension Date, containing the following information: (i) the name of the securityholder (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount held by such securityholder (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in our share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the pro rata Conversion Shares component, if any) should be delivered, (v) for purposes of receiving any pro rata cash component (if not expected to be delivered through DTC), the necessary details and instructions to deposit such pro rata cash component to a bank account that accepts funds in U.S. dollars and (vi) such other details as may be required by the Conversion Shares Depository. The Automatic Conversion Settlement Notice must be given in accordance with the respective standard procedures of DTC (which may include, without limitation, delivery of the notice to the Conversion Shares Depository by electronic means) and in a respective form acceptable to DTC and the Conversion Shares Depository (or, if the Securities are held in definitive form, the Automatic Conversion Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities).

Each Automatic Conversion Settlement Notice will be irrevocable. The Conversion Shares Depository will determine, in its sole and absolute discretion, whether any Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on the relevant securityholder. If any securityholder fails to properly complete and deliver an Automatic Conversion Settlement Notice and the relevant Securities, if applicable, the Conversion Shares Depository will be entitled to treat such Automatic Conversion Settlement Notice as null and void.

Subject to satisfaction of the requirements and limitations set forth in the Indenture and provided that the Automatic Conversion Settlement Notice and the relevant Securities, if applicable, are delivered, the Conversion Shares Depository will deliver the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, on the applicable Settlement Date, to the securityholders (or custodian, nominee, broker or other representative thereof) having completed the relevant Automatic Conversion Settlement Notice and in accordance with the instructions given in such Automatic Conversion Settlement Notice.

If any securityholder (or custodian, nominee, broker or other representative thereof) fails to deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository on or before the Notice Cut-off Date, the Conversion Shares Depository will continue to hold the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, until an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) is so delivered; provided that the relevant Securities will be cancelled on the Final Cancellation Date, and any securityholder (or custodian, nominee, broker or other representative thereof) delivering an Automatic Conversion Settlement Notice after the Notice Cut-off Date will be required to provide evidence of its entitlement to the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, satisfactory to the Conversion Shares Depository, in its sole and absolute discretion, in order to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable. We will have no liability to any securityholder for any loss resulting from such securityholder’s failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such securityholder (or custodian, nominee, broker or other representative thereof) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) on a timely basis or at all.

Neither we nor any member of the HSBC Group will be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. The securityholders must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and/or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on behalf of such securityholder and such securityholder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such securityholder’s Securities or interest therein. Any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer will be payable by the relevant purchaser of those Conversion Shares.

The Conversion Shares and any pro rata Conversion Shares component will not be available for delivery (i) to, or to a nominee for, Clearstream Luxembourg or Euroclear or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the UK or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the UK, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the UK, or, if earlier, such other time at which we, in our absolute discretion, determine that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

Delivery of the Conversion Shares or pro rata Conversion Shares component, as applicable, to the securityholders will be made in accordance with the procedures described in this section, which remain subject to change to reflect changes in DTC’s practices. Moreover, we may make changes to the procedures described in this section to the extent such changes are reasonably necessary, in our opinion, to effect the delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the securityholders.

Agreement with respect to a Capital Adequacy Trigger Event

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will (i) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository on behalf of the securityholders (or to the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) acknowledge and agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “—Subordination,” no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released, (iii) acknowledge and agree that events in, and related to, clause (i) may occur without any further action on the part of such securityholder (or beneficial owner), the trustee or the paying agent, (iv) authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such securityholder (or beneficial owner), the trustee or the paying agent and (v) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Agreement with respect to any Conversion Shares Offer

If we elect, in our sole and absolute discretion, that a Conversion Shares Offer be conducted, by its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of the securityholders and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) we, the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) neither we, the trustee, the paying agent, the Conversion Shares Depository nor the Conversion Shares Offer Agent, if any, will, to the extent permitted by applicable law, incur any liability to the securityholders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the securityholders’ entitlement to any Conversion Shares Offer Consideration).

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and any securityholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any Securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the securityholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Securities or the Indenture; (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the redemption date of the Securities or amendment of the amount of interest payable on the Securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities.

For these purposes:

(a)

“Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b)

“UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c)

“UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d)	“relevant UK resolution authority” means any authority with the ability to exercise a UK bail-in power.

For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

According to the principles of the Banking Act, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Securities and that the securityholders would be treated pari passu with the claims of holders of all our additional Tier 1 instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Securities at that time being subjected to the exercise of the UK bail-in power (or, with claims in respect of Ordinary Shares, in the event the exercise of such UK bail-in power occurs in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date).

DTC

Notice via DTC

If notice is given by us via DTC in accordance with the terms of the Securities and the Indenture, we will request that DTC, pursuant to the applicable rules and operating procedures of DTC then in effect, transmit such notice to the direct participants of DTC holding the Securities at such time. Moreover, any notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

UK Bail-in Power

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, we will provide a written notice to the securityholders through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes. Any delay or failure by us in delivering the notices referred to in this paragraph to the securityholders or the trustee shall not affect the validity or enforceability of the UK bail-in power.

By purchasing the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such securityholder, the trustee or the paying agent.

Anti-dilution

Adjustment of Conversion Price and Conversion Shares Offer Price

Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price (each, a “Price” and, together, the “Prices”) will be adjusted as follows:

(a)

If and whenever there is a consolidation, reclassification, redesignation or subdivision in relation to our Ordinary Shares which alters the number of our Ordinary Shares in issue, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of our Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of our Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment will become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b)

If and whenever we issue any Ordinary Shares to our Ordinary Shareholders credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which our Ordinary Shareholders would or could otherwise have elected to receive, (2) where our Ordinary Shareholders may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expected to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to our Ordinary Shareholders, whether at their election or otherwise), each Price will be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of our Ordinary Shares in issue immediately before such issue;

and

B	is the aggregate number of our Ordinary Shares in issue immediately after such issue.

Such adjustment will become effective on the date of issue of such Ordinary Shares.

(c)

If and whenever we issue our Ordinary Shares to our Ordinary Shareholders as a class by way of rights, or we or any member of the HSBC Group or (at the direction or request or pursuant to arrangements with us or any member of the HSBC Group) any other company, person or entity issues or grants to our Ordinary Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase our Ordinary Shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any of our Ordinary Shares (or grants any such rights in respect of existing securities so issued), in each case at a price per Ordinary Share which is less than 95% of the Current Market Price on the Effective Date, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A+B

A+C

where:

A	is the aggregate number of our Ordinary Shares in issue on the Effective Date;

B

is the number of our Ordinary Shares which the aggregate consideration (if any) receivable for our Ordinary Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of our Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price on the Effective Date; and

C

is the number of our Ordinary Shares to be issued or, as the case may be, the maximum number of our Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as of the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate; provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then “C” will be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as of the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment will become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this paragraph, the following provisions will apply:

(i)	the aggregate consideration receivable or price for our Ordinary Shares issued for cash will be the amount of such cash;

(ii)

(x) the aggregate consideration receivable or price for our Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any securities will be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for our Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights will be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by us to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as of the relevant Effective Date, plus in the case of each of (x) and (y), the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights will be the aggregate consideration or price referred to in (x) or (y) (as the case may be) divided by the number of our Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)

if the consideration or price determined pursuant to (i) or (ii) (or any component thereof) is expressed in a currency other than U.S. dollars, it will be converted into U.S. dollars at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)

in determining the consideration or price pursuant to the above, no deduction will be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(v)

the consideration or price will be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to us or another entity.

(d)

If and whenever we pay any Extraordinary Dividend to our Ordinary Shareholders as a class, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A-B

 A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B

is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of our Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend is expressed in a currency other than U.S. dollars, it will be converted into U.S. dollars at the Prevailing Rate on the relevant Effective Date.

Such adjustment will become effective on the Effective Date.

Notwithstanding provisions of this section:

(i)

where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Prices or where more than one event that gives rise to an adjustment to the Prices occurs within such a short period of time that, in our opinion, a modification to the operation of the adjustment provisions is required to give the intended result, such modification will be made to the operation of the adjustment provisions as may be determined by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(ii)

such modification will be made to the operation of this section as may be determined by an Independent Financial Adviser to be in its opinion appropriate (x) to ensure that an adjustment to the Prices or the economic effect thereof will not be taken into account more than once, (y) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once and (z) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

(iii)

for the avoidance of doubt, the occurrence of any other event in respect of our Ordinary Shares that is not an applicable adjustment event in relation to the Securities or the conversion of the Securities into our Ordinary Shares pursuant to this section will not result in an adjustment of the Prices; and

(iv)

no adjustment will be made to the Prices where our Ordinary Shares or other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of us or any company in the HSBC Group or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

On any adjustment, if a resultant Price has more decimal places than the initial Price, it will be rounded to the same number of decimal places as the initial Price. No adjustment will be made to a Price where such adjustment (rounded down if applicable) would be less than 1% of such Price then in effect. Any adjustment not required to be made, and/or any amount by which a Price has been rounded down, will be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment will be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

The Prices will not in any event be reduced to below the nominal value of one of our Ordinary Shares for the time being. We undertake that we will not take any action, and will procure that no action is taken, that would otherwise result in an adjustment to the Prices to below such nominal value.

If any doubt arises as to whether an adjustment falls to be made to either Price or as to the appropriate adjustment to such Prices, we may at our discretion appoint an Independent Financial Adviser and, following consultation between us and such Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof will be conclusive and binding on us, the trustee, the paying agent and the securityholders, save in the case of manifest error.

Notice of any adjustments to the Prices will be given by us to the securityholders via DTC (or, if the Securities are held in definitive form, via the trustee) promptly after the determination thereof.

Although the Prices will be adjusted in certain instances (as described above and elsewhere in this prospectus supplement) in an effort to preserve the securityholders’ economic interest in us, adjustments are not required for every corporate or other event that may affect the market price of the Conversion Shares and an Independent Financial Adviser may make modifications as it determines to be appropriate. See “Risk Factors—Risks Relating to the Securities—You do not have anti-dilution protection in all circumstances.”

No Retroactive Adjustments

We will not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as described in the first clause (a) of “—Anti- dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is described in clauses (b) through (d) of “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” but before the relevant adjustment to the Prices becomes effective under such clauses.

Qualifying Takeover Event

Within 10 business days following the occurrence of a Takeover Event, we will deliver a Takeover Event Notice. A “Takeover Event Notice” will be a notice to the securityholders notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether or not the Takeover Event is a Qualifying Takeover Event; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price and the New Conversion Shares Offer Price; and (4) if applicable, the QTE Effective Date.

A “Takeover Event” means any person or persons acting in concert (as defined in the Takeover Code of the UK Panel on Takeovers and Mergers) that acquires control of us. For these purposes “control” means (a) the acquisition or holding of legal or beneficial ownership of more than 50% of our issued Ordinary Shares or (b) the right to appoint and/or remove all or the majority of the members of our board of directors, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise. A Takeover Event will constitute a “Qualifying Takeover Event” where (i) the Acquirer is an Approved Entity and (ii) the New Conversion Condition is satisfied.

If the Takeover Event is a Qualifying Takeover Event, the Securities will, where the Conversion Date (if any) falls on or after the QTE Effective Date, be converted on such Conversion Date into or exchanged for Approved Entity Shares, mutatis mutandis as provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” at a Conversion Price that will be the New Conversion Price. Such conversion shall be effected by our delivery of such number of our Ordinary Shares as is determined in accordance with the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares,” to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of our obligations under the Securities (but shall be without prejudice to all of the rights, immunities and indemnification of the trustee under the Indenture and to the rights of the trustee and the securityholders against the Approved Entity in connection with its undertaking to deliver Approved Entity Shares as provided in the definition of “New Conversion Condition”). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the securityholders, to (i) deliver the Conversion Shares to the Conversion Shares Depository upon a conversion of the Securities and (ii) ensure that, for so long as the Securities are outstanding, its ordinary share capital shall continue to constitute Approved Entity Shares. In addition, we will retain the right to elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make a Conversion Shares Offer at the New Conversion Shares Offer Price.

The New Conversion Price and the New Conversion Shares Offer Price each will be subject to adjustment in the circumstances provided for under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (if necessary with such modifications and amendments as an Independent Financial Adviser will determine to be appropriate), and we will give notice to the securityholders of the New Conversion Price and the New Conversion Shares Offer Price and of any such modifications and amendments thereafter.

In the case of a Qualifying Takeover Event we will, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (including, without limitation, supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Securities and the Indenture) as may be required to ensure that, effective upon the QTE Effective Date, the Securities will (following the occurrence of a Capital Adequacy Trigger Event) be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” at the New Conversion Price. From and after the QTE Effective Date, we will no longer have any obligation to deliver Ordinary Shares or any Approved Entity Shares to the Conversion Shares Depository, which will be the obligation of the Approved Entity pursuant to the terms of such agreements or arrangements with the trustee entered into by the Approved Entity.

For the avoidance of doubt, if for any reason (including, without limitation, because the Acquirer is a Governmental Entity), a Takeover Event fails to be Qualifying Takeover Event, there will not be any automatic adjustment to the terms of the Securities, whether in the manner provided in respect of Qualifying Takeover Events, or at all.

Subordination

The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the securityholders in respect of, or arising from, the Securities will be subordinated to the claims of Senior Creditors. For the avoidance of doubt, as of the Issue Date, the 2031 Securities and the 2036 Securities will rank pari passu with one another (and therefore each of the 2031 Securities and the 2036 Securities will constitute Parity Obligations with respect to the other series).

If (i) an order is made, or an effective resolution is passed, for our winding-up (except in any such case for a solvent winding-up solely for the purpose of our merger, reconstruction or amalgamation, the terms of which reorganization, reconstruction or amalgamation (x) have previously been approved in writing by a majority of the securityholders and (y) do not provide that the Securities will thereby become redeemable or repayable in accordance with the terms of the Securities); or (ii) following the appointment of an administrator for our administration, the administrator declares, or gives notice that it intends to declare and distribute, a dividend, then

(a)

if such events specified in (i) or (ii) occur prior to the date on which a Capital Adequacy Trigger Event occurs, there will be payable by us in respect of each Security (in lieu of any other payment by us), such amount, if any, as would have been payable to a securityholder if, on the day prior to the commencement of such winding-up or such administration and thereafter, such securityholder were the holder of the most senior class of preference shares in our capital, having an equal right to a return of assets in such winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by us that has a preferential right to a return of assets in such winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in our capital, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such securityholder was entitled to receive in respect of such senior preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security, together with any accrued and unpaid interest thereon (to the extent not cancelled or deemed to have been cancelled) and any Monetary Judgment (if payable); and

(b)

if such events specified in (i) or (ii) occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, there will be payable by us in respect of each Security (in lieu of any other payment by us) such amount, if any, as would have been payable to a securityholder on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately prior to the occurrence of such events specified in (i) or (ii) (and as a result, such securityholder were the holder of such number of our Ordinary Shares as such securityholder would have been entitled to receive on the Conversion Date, ignoring for these purposes our right to elect to make a Conversion Shares Offer).

Furthermore, other than in the event of our winding-up or administration, as described in this section, or with respect to the payment of the pro rata cash component, as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer,” payments in respect of, or arising from, the Securities will be conditional (x) upon our being solvent at the time of payment by us, and (y) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that we could make such payment and still be solvent immediately thereafter (such condition, the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, we will be considered to be solvent at a particular point in time if (x) we are able to pay our debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met.

A certificate by our auditors as to whether or not the Solvency Condition is met, on the basis of the information provided to our auditors by us, will, in the absence of manifest error, be treated by us, the trustee, the securityholders and all other interested parties as correct and sufficient evidence thereof.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of our unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the securityholders in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments will be Senior Creditors.

The “Balance Sheet Condition” will be satisfied in relation to us if the value of our assets is at least equal to the value of our liabilities. For these purposes (i) “assets” mean our unconsolidated gross assets as shown in our most recent published audited balance sheet, as adjusted for subsequent events in such manner as our auditors may determine and (ii) “liabilities” means our unconsolidated gross liabilities, as shown in our most recent published audited balance sheet, as adjusted for subsequent events in such manner as our auditors may determine and for these purposes excluding (without double counting) any indebtedness that will not constitute liabilities according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which we may be organized) in determining whether we are “unable to pay [our] debts” under Section 123(2) of the UK Insolvency Act 1986 or any amendment or re-enactment thereof or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which we may be organized.

The subordination provisions of the Indenture, and to which the Securities are subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Modification and Waiver

In addition to our and the trustee’s rights to modify and amend the Indenture described in the accompanying prospectus under “Description of Contingent Convertible Securities—Modification and Waiver,” modifications of and amendments to the terms of the Indenture or the Securities may be made by us and the trustee, without the further consent of the securityholders, to the extent necessary to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power. Moreover, we will agree not to amend the consent of the securityholders to the exercise of the UK bail-in power (see “—Agreement with Respect to the Exercise of UK Bail-in Power”) without the prior consent of the relevant UK resolution authority, if and to the extent then required by the Relevant Rules.

Defaults and Remedies

For purposes of the Securities, the following discussion replaces in its entirety the discussion set forth in “Description of Contingent Convertible Securities—Contingent Convertible Events of Default” and “Description of Contingent Convertible Securities—Waiver of Contingent Convertible Events of Default and Defaults” in the accompanying prospectus.

Winding-up Event

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities will become immediately due and payable, without the need for any further action on the part of the trustee, the securityholders or any other person.

A “Winding-up Event” will result if (x) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 calendar days of the making of such order, (y) our Ordinary Shareholders adopt an effective resolution for our winding-up (other than, in the case of either (x) or (y) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (z) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment Event

If we fail to pay any amount that has become due and payable under the Securities, the paying agent will notify the trustee and, if such failure continues for 14 calendar days, the trustee may provide a written notice of such failure to us. If within a period of 14 calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-payment Event”), the trustee may, at its discretion, and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed to have been cancelled (in each case, in whole or in part) as described under “—Interest— Interest Cancellation” (and no Non-payment Event will occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part)).

Limited Remedies for Breach of Obligations (Other than Non-payment)

In addition to the remedies for a Non-payment Event, the trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the Securities or the Indenture (other than any of our payment obligations under, or arising from, the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the trustee (acting on behalf of the securityholders) and/or the securityholders may seek under the Securities and the Indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the trustee (acting on behalf of the securityholders) and/or the securityholders may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding-up or administration. For the avoidance of doubt, any breach by us of any Performance Obligation will not confer upon the trustee (acting on behalf of the securityholders) and/or the securityholders any claim other than specific performance and we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a securityholder proves any Monetary Judgment in our winding-up or administration.

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that (i) the sole and exclusive remedy that such securityholder (or beneficial owner) and/or the trustee (acting on its behalf) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York, (ii) such securityholder (or beneficial owner) will not (and waives any right to) seek, and will not (and waives any right to) direct the trustee (acting on its behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation, (iii) such securityholder (or beneficial owner) will not (and waives any right to) enforce, and will not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding-up or administration and (iv) to the extent permitted by the Trust Indenture Act, such securityholder (or beneficial owner) will waive any and all claims, in law and/or in equity, against the trustee for, and agree not to initiate a suit, against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in connection with such securityholder’s (or beneficial owner’s) right to enforce a Performance Obligation in accordance with the terms of the Indenture.

No Other Remedies

Other than the limited remedies specified in this section “—Defaults and Remedies,” no remedy against us will be available to the trustee (acting on behalf of the securityholders) or to the securityholders (which, for these purposes, includes each beneficial owner), whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by us of any of our obligations under, or in respect of, the terms of such Securities or under the Indenture in relation thereto; provided that notwithstanding the limitations on remedies specified in this section “—Defaults and Remedies,” (x) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the securityholders under the provisions of the Indenture, and (y) nothing will impair the right of a securityholder under the Trust Indenture Act, absent such securityholder’s consent, to sue for any payment due and unpaid with respect to the Securities; provided further that, in the case of (x) and (y), any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, will be subject to the subordination provisions described under “—Subordination.”

Defaults

A “default” will occur (i) upon the occurrence of a Winding-up Event that occurs before the Conversion Date, (ii) upon the occurrence of a Non-payment Event or (iii) upon a breach by us of a Performance Obligation.

For purposes of the accompanying prospectus, “contingent convertible event of default” will mean “default” as defined in this prospectus supplement.

Under the terms of the Indenture and the Securities, neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the Securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, will be a contingent convertible event of default or a default. As a result, the securityholders will not have the right to request that the trustee declare an acceleration solely due to the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the Securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, or the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Waiver of Past Default

Holders of not less than a majority of the aggregate principal amount of the Securities then outstanding may on behalf of all securityholders waive any past default that results from a breach by us of a Performance Obligation; provided that (i) a default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each securityholder affected by it or (ii) any past default that results from a Winding-up Event or a Non-payment Event, in either case, will require the waiver of each securityholder affected by such default.

Upon the occurrence of any waiver of a default described in the immediately preceding paragraph, such default will cease to exist, and any default with respect to any series of Securities arising therefrom will be deemed to have been cured and not to have occurred for any purpose under the Indenture; provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Trustee

Trustee; Direction of the Trustee

The Bank of New York Mellon, London Branch, is the trustee under the Indenture. See “—Trustee— Trustee’s Duties” and “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus for a description of the trustee’s procedures and remedies available in connection with a default.

The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.

UK Bail-in Power

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of any UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Additionally, by its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority,

•

the trustee will not be required to take any further directions from securityholders under Section 5.12 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Securities to direct certain actions relating to the Securities; and

•	the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture will remain applicable with respect to the Securities following such completion to the extent that we and the trustee will agree pursuant to another supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment to the Indenture is agreed upon in the event the Securities remain outstanding following the completion of the exercise of the UK bail-in power.

Our obligations to indemnify the trustee in accordance with Section 6.07 of the Indenture will survive any Automatic Conversion under the Indenture.

The exercise of the UK bail-in power by the relevant UK authority with respect to the Securities will not constitute a Winding-up Event or a Non-payment Event.

Capital Adequacy Trigger Event

Once we have delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) subject to the right of the securityholders in the event of our failure to issue and deliver any Conversion Shares to the Conversion Shares Depository on the Conversion Date described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion,” the securityholders will have no rights whatsoever under the Indenture or the Securities to instruct the trustee or the paying agent to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any securityholder in such direction or related to such direction, any direction previously given to the trustee by any securityholder will cease automatically and will be null and void and of no further effect; except in each case of (i) and (ii), with respect to any rights of the securityholders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee or the paying agent is instructed in writing by us to act otherwise.

Neither the trustee nor the paying agent will be liable with respect to (i) the calculation or accuracy of the CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) our failure to post or deliver the underlying CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC or the securityholders or (iii) any aspect of our decision to deliver an Automatic Conversion Notice or the related Automatic Conversion.

Trustee’s Duties

For purposes of the Securities, the following discussion replaces in its entirety the first paragraph in “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus.

In the case of a default, the trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to the provisions of the Indenture relating to the duties of the trustee, in case a default occurs and is continuing with respect to the Securities, the trustee will be under no obligation to any securityholder to exercise any of its rights or powers under the Indenture at the request of any securityholder unless such securityholder will have offered to the trustee indemnity satisfactory to the trustee.

Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holder or holders of a majority in aggregate principal amount of the Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Securities. However, the trustee may refuse to follow any direction that is in conflict with any rule of law or the Indenture or is unjustly prejudicial to any securityholder not taking part in the direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction. See also “—Defaults and Remedies—No Other Remedies.”

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the “Description of Contingent Capital Securities—Additional Amounts” provisions in the accompanying prospectus. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” will include any obligation on us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to FATCA.

Paying Agent

Payments of principal of and interest, if any, on the Securities will be made in U.S. dollars and such payments on Securities represented by a global security will be made through one or more paying agents to DTC or its nominee. Initially, the paying agent will be HSBC Bank USA, National Association. We may change the paying agent without prior notice to the securityholders, and in such an event we may act as paying agent. Payments of principal of, and interest on, the Securities represented by a global security will be made by wire transfer of immediately available funds.

Calculation Agent

The calculation agent is HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on the Issue Date.

Subsequent Holders’ Agreement

Any securityholder (which, for these purposes, includes each beneficial owner of the Securities) that acquires the Securities in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any securityholder or beneficial owner of the Securities will be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the securityholders or beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the UK bail-in power and related to a Capital Adequacy Trigger Event.

Governing Law and Jurisdiction

The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Indenture and of the Securities (see

“—Subordination”) and the waiver of set-off provisions of the Indenture and the Securities (see “Description of Contingent Capital Securities—No Right of Set-Off by Holders” in the accompanying prospectus) will be governed by, and construed in accordance with, the laws of England and Wales. Any legal proceedings arising out of, or based upon, the Indenture or the Securities may be instituted in any state or federal court in New York City, United States.

Listing

Application has been made to Euronext Dublin for the Securities to be admitted to the Official List and to trading on the GEM, which is the exchange-regulated market of Euronext Dublin.

Definitions

Set forth below are definitions for certain defined terms used in this “Description of the Securities” for which no definition is provided.

“2031 Securities” means the 6.750% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2031 Securities Optional Redemption Period).

“2031 Securities Initial Interest Rate” has the meaning given to such term under “—Interest—General.”

“2031 Securities Margin” has the meaning given to such term under “—Interest—General.”

“2031 Securities Optional Redemption” has the meaning given to such term under “—Redemption—Optional Redemption.”

“2031 Securities Optional Redemption Date” has the meaning given to such term under “—Redemption—Optional Redemption.”

“2031 Securities Optional Redemption Period” has the meaning given to such term under “—Redemption—Optional Redemption.”

“2031 Securities Reset Date” has the meaning given to such term under “—Interest—General.”

“2036 Securities” means the 7.000% Perpetual Subordinated Contingent Convertible Securities (Callable During Any 2036 Securities Optional Redemption Period).

“2036 Securities Initial Interest Rate” has the meaning given to such term under “—Interest—General.”

“2036 Securities Margin” has the meaning given to such term under “—Interest—General.”

“2036 Securities Optional Redemption” has the meaning given to such term under “—Redemption—Optional Redemption.”

“2036 Securities Optional Redemption Date” has the meaning given to such term under “—Redemption—Optional Redemption.”

“2036 Securities Optional Redemption Period” has the meaning given to such term under “—Redemption—Optional Redemption.”

“2036 Securities Reset Date” has the meaning given to such term under “—Interest—General.”

“Acquirer” means the person or persons that control (as such term is used with respect to the definition of “Takeover Event”) us following a Takeover Event.

“Additional Amounts” has the meaning given to such term under “Description of Contingent Capital Securities—Additional Amounts” in the accompanying prospectus.

“Adjusted Reset Date” has the meaning given to such term under “—Interest—General.”

“Amounts Due” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares.

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes Equity Share Capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange and are not share capital which, if the Securities could convert into such share capital pursuant to the conditions specified under “—Qualifying Takeover Event,” would cause a Relevant Tax Effect in circumstances where, if the Securities could instead only convert into Ordinary Shares of HSBC Holdings, would not cause a Relevant Tax Effect. On and after the date of a Qualifying Takeover Event, references herein to “our Ordinary Shares” will be read as references to “Approved Entity Shares to be delivered by the Approved Entity.” In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” will be deemed to be references to “Approved Entity Shares to be delivered by the Approved Entity.”

“auditors” means (i) our auditors or, if we have joint auditors, any one of such joint auditors or (ii) in the event their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Securities and the Indenture or in such circumstances and for such purposes as the trustee may approve, either (x) such other firm of accountants as may be nominated by us and approved by the trustee or (y) failing such nomination and/or approval within three business days of a request by the trustee to us for such nomination, as may be nominated by the trustee.

“Automatic Conversion” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Automatic Conversion Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Automatic Conversion Settlement Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

“Automatic Conversion Settlement Request Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.” “Balance Sheet Condition” has the meaning given to such term under “—Subordination.”

“Banking Act” means the Banking Act 2009, as amended.

“business day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in New York City, United States; and in the case of surrender (or, in the case of part payment only, endorsement) of any Securities in definitive form, any day on which banks are open for general business

(including dealings in foreign exchange and foreign currency deposits) in the place in which the Securities in definitive form are surrendered (or, as the case may be, endorsed).

“Cancellation Date” means (i) with respect to any Security for which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Adequacy Trigger Event” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Capital Disqualification Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Cash Dividend” means any dividend or distribution in respect of our Ordinary Shares to our Ordinary Shareholders which is to be paid or made in cash (in whatever currency), however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account and including a distribution or payment to our Ordinary Shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, as of any date, the sum, expressed in U.S. dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital of the HSBC Group required to be made as of such date, in each case as calculated by us on a consolidated basis in accordance with the Relevant Rules applicable to the HSBC Group as of such date but without applying any relevant transitional provisions then in effect under the Relevant Rules (unless the Relevant Rules otherwise require or permit (explicitly or without restricting) that such transitional provisions are applied for these purposes) (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in the Relevant Rules as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“CET1 Ratio” means, as of any date, the ratio of the CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“Chapter 4” means Chapter 4 of the “CRR Firms – Capital Buffers” Part of the PRA Rulebook or any succeeding provision(s) amending or replacing such Chapter.

“Clearstream Luxembourg” means Clearstream Banking S.A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act 2006 (United Kingdom) as amended from time to time.

“Conversion Date” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Conversion Price” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares.”

“Conversion Shares” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares.”

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by us on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed to perform such functions and, as a condition of such appointment, such entity will be required to undertake, for the benefit of the securityholders, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such securityholders in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Agent” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Consideration” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period will end no later than 40 business days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“Current Market Price” means, in respect of one of our Ordinary Shares at a particular date, the arithmetic average of the Volume Weighted Average Price per Ordinary Share for the five consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period”), provided that:

(i)

if at any time during the Relevant Period the Volume Weighted Average Price has been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price has been based on a price cum-dividend (or cum-any other entitlement), then:

(1)

if our Ordinary Shares to be issued do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which our Ordinary Shares will have been quoted cum-dividend (or cum-any other entitlement) will for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per Ordinary Share as of the date of first public announcement relating to such dividend or entitlement and, for these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit; or

(2)

if our Ordinary Shares to be issued do rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which our Ordinary Shares will have been quoted ex-dividend (or ex-any other entitlement) will for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(ii)

if on each of the five Exchange Business Days during the Relevant Period our Ordinary Shares have been quoted cum-dividend (or cum-any other entitlement) in respect of a dividend (or entitlement) which has been declared or announced but our Ordinary Shares to be issued do not rank for that dividend (or entitlement), the Volume Weighted Average Price on each of such dates will for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per Ordinary Share as of the date of first public announcement relating to such dividend or entitlement, and for these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit;

(iii)

if such Volume Weighted Average Price of one of our Ordinary Shares is not available on each of the five Exchange Business Days during the Relevant Period, then the arithmetic average of such Volume Weighted Average Prices which are available in the Relevant Period will be used (subject to a minimum of two such closing prices); and

(iv)	if only one or no such Volume Weighted Average Price is available in the Relevant Period, then the Current Market Price will be determined by an Independent Financial Adviser.

“default” has the meaning given to such term under “—Defaults and Remedies—Events of Default and Defaults.”

“Depository Business Day” means a day on which the Conversion Shares Depository is open for general business.

“Distributable Items” means the amount of our profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Securities and any Parity Obligations and Junior Obligations less any losses brought forward, profits which are non-distributable pursuant to the Companies Act or other provisions of English law from time to time applicable to us or our Memorandum and Articles of Association (our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to us or our Articles of Association, those losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“DTC” has the meaning given to such term under “—Interest—Interest Cancellation—Notice of Interest Cancellation.”

“Effective Date” means, for the purposes of clause (c) under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” the first date on which our Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange and, for the purposes of clause (d) under “—Anti- dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” the first date on which our Ordinary Shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange.

“Equity Share Capital” has the meaning provided in Section 548 of the Companies Act.

“Euroclear” means Euroclear Bank SA/NV.

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Exchange Business Day” means any day that is a trading day on the Relevant Stock Exchange other than a day on which the Relevant Stock Exchange is scheduled to close prior to its regular weekday closing time.

“Extraordinary Dividend” means any Cash Dividend that is declared expressly by us to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend or special distribution to our Ordinary Shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend will be such Cash Dividend.

“Fair Market Value” means

(i)

with respect to a Cash Dividend or other cash amount the amount of such cash; provided that any Cash Dividend or other cash amount in a currency other than U.S. dollars will be converted into U.S. dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated

(ii)

where securities, options, warrants or other rights are publicly traded in a market which is determined by us to have adequate liquidity, the fair market value of (a) such securities will equal the arithmetic average of the Volume Weighted Average Prices of such securities, and (b) such options, warrants or other rights will be the arithmetic mean of the daily closing prices of such options, warrants or other rights, in each case during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such securities, options, warrants or other rights are publicly traded) or such shorter period as such securities, options, warrants or other rights are publicly traded; provided that any amount in a currency other than U.S. dollars will be converted into U.S. dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated and

(iii)

with respect to any other property on any date, the fair market value of that property as of that date as determined by an Independent Financial Adviser taking into account such factors as it considers appropriate.

For these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit.

“FATCA” means (i) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or (ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“Final Cancellation Date” means the date, as specified in the Automatic Conversion Settlement Request Notice, on which the Securities in relation to which no Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date will be cancelled, which date may be up to 15 business days following the Notice Cut-off Date.

“GEM” means the Global Exchange Market, which is the exchange-regulated market of Euronext Dublin.

“Governmental Entity” means (i) the UK government, (ii) an agency of the UK government or (iii) a Takeover Person or entity (other than a body corporate) controlled by the UK government or any such agency referred to in clause (ii) of this definition. If we are then organized in another jurisdiction, the references to “UK government” will be read as references to the government of such other jurisdiction.

“HSBC Group” means HSBC Holdings together with its subsidiary undertakings.

“HSBC Holdings” means HSBC Holdings plc.

“Indenture” has the meaning given to such term in the second paragraph of this “Description of the Securities.”

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Initial Interest Rate” has the meaning given to such term under “—Interest—General.”

“Issue Date” has the meaning given to such term under “—Interest—General.”

“Junior Obligations” means, in respect of the Securities, (i) any of our Ordinary Shares, our other securities or our other obligations (including any guarantee, support agreement or similar undertaking) that rank, or are expressed to rank, junior to the Securities in our winding-up or administration as described under “—Subordination” and/or (ii) any of our capital instruments that qualify as common equity Tier 1 instruments under the Relevant Rules.

“LSE” means the London Stock Exchange plc.

“Margin” has the meaning given to such term under “—Interest—General.”

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to us required to be calculated in accordance with (i) Rule 4.3(2) of Chapter 4; or (ii) any analogous restrictions arising in respect of failure to meet capital adequacy, loss absorbing capacity, leverage or buffer requirements under the Relevant Rules.

“Monetary Judgment” has the meaning given to such term under “—Defaults and Remedies—Limited Remedies for Breach of Obligations (Other than Non-payment).”

“New Conversion Condition” means the condition that will be satisfied if by not later than seven business days following the completion of a Takeover Event where the Acquirer is an Approved Entity, we have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the trustee, for the benefit of the securityholders, to (i) deliver the Approved Entity Shares to the Conversion Shares Depository upon a conversion of the Securities and (ii) ensure that, for so long as the Securities are outstanding, its ordinary share capital shall continue to constitute Approved Entity Shares, pursuant to, and subject to the conditions specified under, “—Qualifying Takeover Event.”

“New Conversion Price” means an amount (in U.S. dollars) per Approved Entity Share determined by us in accordance with the following formula:

NCP = ECP X	RS(Average)
OS (Average)

where:

“NCP” means the New Conversion Price.

“ECP” means the Conversion Price in effect on the Exchange Business Day immediately prior to the QTE Effective Date.

“RS (Average)” means the arithmetic average of the Volume Weighted Average Price per Approved Entity Share (converted, if necessary, into U.S. dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the 10 Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event occurred.

“OS (Average)” means the arithmetic average of the Volume Weighted Average Price of our Ordinary Shares (converted, if necessary, into U.S. dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the 10 Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event has occurred.

“New Conversion Shares Offer Price” means the New Conversion Price initially calculated following the occurrence of a Qualifying Takeover Event converted into pounds sterling based on an exchange rate of £1.00 = $1.3356.

“Non-payment Event” has the meaning given to such term under “—Defaults and Remedies—Non-payment Event.”

“Notice Cut-off Date” means the date specified as such in the Automatic Conversion Settlement Request Notice, which date will be at least 40 business days following the Suspension Date.

“OECD” means Organization for Economic Co-operation and Development.

“Optional Redemption” has the meaning given to such term under “—Redemption—Optional Redemption.”

“Optional Redemption Date” has the meaning given to such term under “—Redemption—Optional Redemption.”

“Optional Redemption Period” has the meaning given to such term under “—Redemption—Optional Redemption.”

“Ordinary Share” means a fully paid ordinary share in the capital of HSBC Holdings, currently with a nominal value of U.S.$0.50 each;

“Ordinary Shareholder” means a holder of Ordinary Shares;

“Outstanding Amount” has the meaning given to such term under “—Conversion Shares.”

“Parity Obligations” means, (i) the most senior ranking class or classes of preference shares in our capital from time to time and any other of our securities or obligations ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “—Subordination,” and/or (ii) any guarantee, support agreement or similar undertaking entered into by us which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “—Subordination.”

“Performance Obligation” has the meaning given to such term under “—Defaults and Remedies—Limited Remedies for Breach of Obligations (Other than Non-payment).”

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“PRA Rulebook” means the rulebook made and enforced by the Prudential Regulation Authority under powers conferred by the Financial Services and Markets Act 2000, as amended from time to time.

“Prevailing Rate” means, in relation to any two currencies and any day:

(a)

for the purposes of the definition of Conversion Shares Offer Consideration, the executable bid quotation obtained by the Conversion Shares Depository that is most favorable to the securityholders, out of quotations obtained by it from three recognized foreign exchange dealers selected by the Conversion Shares Depository, for value on such day; and

(b)

for all other purposes, the prevailing market currency exchange rate at the time at which such rate is determined in the relevant market for foreign exchange transactions in such currencies for value on such day, as determined by us in our sole discretion and acting in a commercially reasonable manner.

“Price” and “Prices” have the meanings given to such terms under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.”

“pro rata cash component” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“pro rata Conversion Shares component” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“QTE Effective Date” means the date with effect from which the New Conversion Condition will have been satisfied.

“Qualifying Takeover Event” has the meaning given to such term under “—Qualifying Takeover Event.”

“Recognized Stock Exchange” means a regulated market (as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA) or another regulated, regularly operating, recognized stock exchange or securities market in the UK, the EEA or any OECD member state.

“Reference Rate” has the meaning given to such term under “—Interest—General.”

“Reference Treasury” has the meaning given to such term under “—Interest—General.”

“Reference Treasury Dealer” has the meaning given to such term under “—Interest—General.”

“Reference Treasury Dealer Quotation” has the meaning given to such term under “—Interest—General.”

“Reference Treasury Rate” has the meaning given to such term under “—Interest—General.”

“Relevant Distributions” means, in relation to any interest payment date, the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Obligations, the Securities and any Junior Obligations and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Obligations, the Securities and any Junior Obligations, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

“Relevant Regulator” means the PRA or any successor or other entity primarily responsible for our prudential supervision.

“Relevant Rules” means, at any time, the laws, regulations, rules, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the UK including, without limitation to the generality of the foregoing, the UK CRR, the PRA Rulebook, the Banking Act and any regulations, rules, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator applicable to us from time to time (whether or not such laws, regulations, rules, requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time.

“Relevant Stock Exchange” means, (i) in respect of our Ordinary Shares, the LSE or if our Ordinary Shares are no longer admitted to listing, trading and/or quotation by the LSE, the principal stock exchange or securities market by which our Ordinary Shares are then admitted to listing, trading and/or quotation, and (ii) in respect of any securities other than our Ordinary Shares, the principal stock exchange or securities market on which the Approved Entity Shares or such securities, as applicable, are then admitted to listing, trading and/or quotation.

“Relevant Supervisory Consent” means, in relation to any redemption or purchase of the Securities, any permission of the Relevant Regulator for such redemption or purchase, that is required therefor under the Relevant Rules.

“Relevant Tax Effect” means a circumstance, as on the date hereof or at any time thereafter, that interest payments (or our funding costs as recognised in our accounts) under or with respect to the Securities are not or would not be deductible for UK corporation tax purposes (whether for us, or for companies with which we are grouped for UK tax purposes).

“relevant UK resolution authority” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Reset Date” has the meaning given to such term under “—Interest—General.”

“Reset Determination Date” has the meaning given to such term under “—Interest—General.”

“Reset Period” has the meaning given to such term under “—Interest—General.”

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in U.S. dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by us on a consolidated basis in accordance with the Relevant Rules applicable to the HSBC Group as of such date, but without applying any relevant transitional provisions then in effect under the Relevant Rules (unless the Relevant Rules otherwise require or permit (explicitly or without restricting) that such transitional provisions are applied for these purposes) (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as determined by us in accordance with the Relevant Rules applicable to the HSBC Group as of such date.

“Securities” means either the 2031 Securities or the 2036 Securities or both of them together, as applicable.

“securityholders” means holders of the Securities.

“Senior Creditors” has the meaning given to such term under “—Subordination.”

“Settlement Date” means (i) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two business days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two business days after the date on which such Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable.

“Solvency Condition” has the meaning given to such term under “—Subordination.”

“Special Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Suspension Date” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Takeover Event” has the meaning given to such term under “—Qualifying Takeover Event.”

“Takeover Event Notice” has the meaning given to such term under “—Qualifying Takeover Event.”

“Takeover Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Tax Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Taxing Jurisdiction” means the UK or any political subdivision or taxing authority thereof or therein having the power to tax.

“Tradable Amount” means the denomination of each book-entry interest in a Security.

“Trust Indenture Act” has the meaning given to such term in the third paragraph of this “Description of the Securities.”

“UK bail-in power” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented, as it forms part of domestic law in the UK by virtue of the EUWA.

“Volume Weighted Average Price” means, in respect of one of our Ordinary Shares, an Approved Entity Share or, as applicable, a security on any Exchange Business Day, the order book volume-weighted average price of such Ordinary Share, Approved Entity Share or security published by or derived from the principal stock exchange or securities market on which such Ordinary Share, Approved Entity Share or security are then listed or quoted or dealt in, if any or, in any such case, such other source as will be determined to be appropriate by an Independent Financial Adviser on such Exchange Business Day; provided that if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of one of our Ordinary Shares, an Approved Entity Share or a security, as the case may be, in respect of such Exchange Business Day will be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine to be appropriate.

“Winding-up Event” has the meaning given to such term under “—Defaults and Remedies—Winding-up Event.”

TAXATION

General

Holders of the Securities should be aware that the tax legislation of any jurisdiction where a holder is resident or otherwise subject to taxation (as well as the jurisdictions discussed below) may have an impact on the tax consequences of an investment in the Securities including in respect of any income received from the Securities.

United States Federal Income Tax Considerations

This section discusses material U.S. federal income tax considerations of an investment in the Securities and the Conversion Shares by certain beneficial holders thereof. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters discussed in the section entitled “Taxation—U.S. Taxation” in the accompanying prospectus. This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject.

The following is a summary of material U.S. federal income tax considerations that may be relevant to a U.S. Holder (as defined below) of a Security or Conversion Shares, and certain considerations (described below in “—Information Reporting and Backup Withholding” and “—FATCA”) relevant to both a U.S. Holder and a Non-U.S. Holder (as defined below) of a Security.

This summary deals only with holders that purchase Securities as part of an initial offering and hold Securities or Conversion Shares as capital assets for U.S. federal income tax purposes. It does not address tax considerations applicable to investors that may be subject to special tax rules, including banks or other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, common trust funds, entities that are treated for U.S. federal income tax purposes as partnerships or other pass-through entities, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, persons that will hold Securities or Conversion Shares as part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, persons that own or are deemed to own 10% or more of our stock, measured by voting power or value, or U.S. Holders that have a functional currency other than the U.S. dollar. In addition, this summary does not address consequences arising under state, local, foreign tax laws, any alternative minimum tax or any aspects of the Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the Securities following any exercise of the UK bail-in power by the relevant UK resolution authority. Finally, this summary does not address the tax treatment of Conversion Shares that may be denominated in or provide for payments in a currency other than the U.S. dollar.

The summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of Securities should consult their own tax advisers in determining the tax consequences to them of the purchase, ownership and disposition of Securities or Conversion Shares, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of U.S. state, local, foreign or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is organized under the laws of the United States, any state thereof or the District of Columbia; or

•	any person otherwise subject to U.S. federal income taxation on a net income basis in respect of the Security.

As used in this summary, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder and is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

U.S. Tax Status of the Securities; Interest Payments on the Securities and Distributions on the Conversion Shares

The Securities will be treated as equity of HSBC Holdings for U.S. federal income tax purposes. Interest payments with respect to the Securities, and distributions with respect to the Conversion Shares, will be treated as dividends for U.S. federal income tax purposes to the extent of HSBC Holdings’ current or accumulated earnings and profits as determined for U.S. federal income tax purposes, and any portion of such a payment in excess of the issuer’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital that would reduce your tax basis in the Securities or Conversion Shares, as applicable, and would thereafter generally be treated as capital gain, the tax treatment of which is discussed below under “—Sale, Exchange, Redemption or Other Disposition of the Securities and Conversion Shares.” Because HSBC Holdings does not currently maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that all interest payments on the Securities and distributions on the Conversion Shares will generally be reported to U.S. Holders as dividends.

Dividends received by certain non-corporate U.S. Holders will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Subject to certain exceptions for short-term and hedged positions, interest received with respect to the Securities and distributions with respect to the Conversion Shares will be qualified dividends if (i) either (A) HSBC Holdings is eligible for the benefits of a comprehensive income tax treaty with the United States that the Internal Revenue Service (the “IRS”) has approved for purposes of the qualified dividend rules, or (B) the Securities or Conversion Shares are readily tradable on an established securities market in the United States, and (ii) HSBC Holdings was not, in the year prior to the year in which the interest payment or distribution, as applicable, was paid, and is not, in the year in which the interest payment or distribution, as applicable, is paid, a passive foreign investment company (“PFIC”). HSBC Holdings expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the UK (which has been approved by the IRS for the purposes of the qualified dividend rules). Based on the HSBC Holdings’ audited financial statements and relevant market data, HSBC Holdings believes that it was not a PFIC for U.S. federal income tax purposes with respect to its 2025 taxable year. In addition, based on its audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market data, HSBC Holdings does not anticipate becoming a PFIC for its 2026 taxable year, or in the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, HSBC Holdings expects that the dividends received by non-corporate U.S. Holders will generally be subject to taxation at preferential rates. If, contrary to the conclusion above, the issuer was a PFIC for U.S. federal income tax purposes, such treatment generally would result in adverse tax consequences to U.S. Holders. U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to an investment in Securities or Conversion Shares.

Interest payments on the Securities and distributions with respect to the Conversion Shares generally will constitute foreign-source, “passive” category income for foreign tax credit purposes and will not be eligible for the dividends-received deduction available to domestic corporations. The amount of a payment on the Securities or the Conversion Shares will include amounts, if any, withheld in respect of UK taxes. See “—UK Taxation.” Subject to certain limitations, including requirements adopted by the IRS in regulations promulgated in December 2021, UK taxes withheld from payments on the Securities or the Conversion Shares to a U.S. Holder generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes. The foreign tax credit rules are complex. U.S. Holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

Automatic Conversion into Conversion Shares

The conversion of Securities into Conversion Shares pursuant to an Automatic Conversion will not be treated as a taxable exchange for U.S. Holders. A U.S. Holder’s tax basis in Conversion Shares received pursuant to an Automatic Conversion will equal the tax basis of the Securities converted, and the holding period of such Conversion Shares will generally include the period during which the Securities were held prior to the Automatic Conversion. A U.S. Holder’s tax basis in a Security generally will equal the cost of that Security to such holder.

Conversion of Securities into Approved Entity Shares

A conversion or exchange of Securities into Approved Entity Shares after a Qualifying Takeover Event may be a taxable event for U.S. Holders, depending upon the circumstances. If treated as a taxable event, a U.S. Holder will recognize gain or loss equal to the difference between the fair market value of the Approved Entity Shares received upon the conversion or exchange and the holder’s tax basis in the Securities. If not treated as a taxable event, the consequences to a U.S. Holder with respect to the receipt of Approved Entity Shares after a Qualifying Takeover Event should be the same as described above in “—Automatic Conversion into Conversion Shares,” with respect to the receipt of Conversion Shares following an Automatic Conversion.

Assumption of Obligations

The U.S. federal income tax treatment of an assumption of our obligations under the Securities by either a subsidiary or a holding company of ours (described in “Description of Contingent Convertible Securities— Assumption of Obligations” in the accompanying prospectus) is uncertain. Such assumption might be deemed by the IRS to be a taxable exchange of the Securities for new contingent convertible securities for U.S. federal income tax purposes if the new contingent convertible securities are treated as differing materially in kind or extent from the Securities, in which case a U.S. Holder should recognize gain, if any. Deductibility of loss, if any, may be limited pursuant to, among other things, the wash sale rules. U.S. Holders should consult their own tax advisers with respect to the tax consequences of such an assignment.

Sale, Exchange, Redemption or Other Disposition of the Securities and Conversion Shares

Upon any sale, exchange, redemption or other disposition of Securities or Conversion Shares (other than a conversion of the Securities into Conversion Shares, as discussed above), including the sale of Conversion Shares pursuant to the Conversion Shares Offer, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition and (2) the U.S. Holder’s adjusted tax basis in such Securities or Conversion Shares, provided that, in the case of a redemption, the U.S. Holder does not own, and is not deemed to own, any Ordinary Shares of HSBC Holdings or securities of HSBC Holdings treated as equity for U.S. federal income tax purposes at such time. Additionally, you will generally recognize a capital loss on the complete cancellation of the Securities pursuant to the UK bail-in power in an amount equal to your tax basis in the Securities.

Such gain or loss will generally be U.S.-source capital gain or loss and will generally be long-term gain or loss if the U.S. Holder has held the Securities or Conversion Shares for more than one year. Net long-term capital gain recognized by certain non-corporate U.S. Holders will generally be subject to taxation at preferential rates. Additionally, even if the Securities or Conversion Shares are held for less than one year, loss recognized on a sale, exchange, redemption or other disposition of the Securities or Conversion Shares will be long-term capital loss to the extent of any interest payments or distributions, as applicable, received by the U.S. Holder which constitute qualified dividend income and are also considered “extraordinary dividends.” Interest payments or distributions, as applicable, may be considered extraordinary dividends if the U.S. Holder purchased the Securities or Conversion Shares at a premium to the price listed on the cover hereof. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisers regarding the applicability of extraordinary dividend treatment in their particular circumstances.

This summary does not discuss the tax consequences to a U.S. Holder of the receipt of Conversion Shares Offer Consideration that is a combination of cash and Conversion Shares or of a partial cancellation of the Securities pursuant to the UK bail-in power. U.S. Holders should consult their own tax advisers regarding the tax consequences of such situations as well as how to account for proceeds received on the sale or redemption of Securities or Conversion Shares that are not paid in U.S. dollars.

Adjustment of the Conversion Price and the Conversion Shares Offer Price

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment under certain circumstances. A U.S. Holder of the Securities may be treated as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a U.S. Holder’s proportionate interest in our assets or earnings. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify that fail to be made), U.S. Holders of Securities will be treated as having received a distribution even though they have not received any cash or property. For example, increases in the Conversion Price and the Conversion Shares Offer Price to reflect an extraordinary dividend to holders of Ordinary Shares will generally give rise to a constructive taxable distribution to the U.S. Holders of the Securities. Any constructive distribution will be includable in such U.S. Holder’s income at its fair market value at the time of the distribution in a manner described above under “—U.S. Tax Status of the Securities; Distributions on the Securities and the Conversion Shares.” Adjustments to the Conversion Price and the Conversion Shares Offer Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the U.S. Holder of the Securities, however, will generally not be considered to result in a constructive distribution to the U.S. Holder.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Securities and the Conversion Shares) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Securities and the Conversion Shares, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

Payments in respect of the Securities and the Conversion Shares generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder (1) establishes that it is a corporation (other than an S corporation) or other exempt holder or (2) provides a correct taxpayer identification number, certifies that no loss of exemption from backup withholding has occurred and otherwise complies with the applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is furnished to the IRS in a timely manner. A Non-U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

FATCA

Pursuant to FATCA, you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners, which may be reported to HM Revenue & Customs (“HMRC”), and ultimately, the IRS. It is also possible that “foreign passthru payments,” as defined under FATCA, on any of the Securities or Conversion Shares may be subject to a withholding tax of 30%. Regulations implementing this rule have not yet been adopted or proposed and the IRS has indicated that withholding would only apply for payments made more than two years after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are published in the U.S. Federal Register.

FATCA is particularly complex. You should consult your own tax advisor to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

UK Taxation

The following disclosure supplements and should be read in addition to the disclosure set forth in the accompanying prospectus, beginning on page 50, under “Taxation.”

Stamp Duty and Stamp Duty Reserve Tax

The Finance Act 2019 introduced a new regime for hybrid capital instruments (the “HCI rules”). Since the HCI rules exempt the transfer of a hybrid capital instrument from all stamp duties, and since securities the transfer of which is exempt from all stamp duties are not chargeable securities for stamp duty reserve tax purposes, no liability to UK stamp duty or stamp duty reserve tax should arise on the issue or transfer of the Securities provided that the Securities each constitute a “hybrid capital instrument” for the purposes of the HCI rules and there are no arrangements, the main purpose, or one of the main purposes, of which is to secure a tax advantage.

The Securities should constitute “hybrid capital instruments” for the purposes of the HCI rules provided that:

•	we are entitled to defer or cancel a payment of interest under the Securities;

•	the Securities “have no other significant equity features”; and

•	we have made an election in respect of the Securities.

The Securities would “have no other significant equity features” provided that:

•	the Securities carry neither significant voting rights in HSBC Holdings nor a right to exercise a dominant influence over us;

•

any provision in the Securities for altering the amount of the debt is limited to write-down or conversion events in certain qualifying cases and that is not a right exercisable by the securityholders; one of the qualifying cases is where a provision is included solely because of a need to comply with a regulatory or other legal requirement; and

•	any provision for the securityholder to receive anything other than interest or principal is limited to conversion events in qualifying cases.

We will make a valid hybrid capital instrument election in respect of the Securities within the required timeframe pursuant to section 475C of the Corporation Tax Act 2009, and the Securities are not being issued in consequence of, or otherwise in connection with, any arrangements, the main purpose, or one of the main purposes of which, is to secure a tax advantage. It is consequently expected that the HCI rules should apply to the Securities such that they would benefit from the exemption from all stamp duties on transfer.

No liability to UK stamp duty or stamp duty reserve tax will generally arise on a cash redemption of Securities, provided no transfer of shares or other securities is effected upon or in connection with such redemption.

No liability to UK stamp duty or stamp duty reserve tax will arise for a securityholder on the release of our obligations under the Securities on Automatic Conversion.

No liability to UK stamp duty or stamp duty reserve tax will arise for a securityholder on the issuance of new Ordinary Shares in HSBC Holdings plc by us to the securityholder under an Automatic Conversion.

UK stamp duty and stamp duty reserve tax may be payable in relation to a Conversion Shares Offer.

The above description of the UK stamp duty and stamp duty reserve tax position does not deal with the issue, transfer or agreement to transfer of any Approved Entity Shares.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities or accounts that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transaction and General Fiduciary Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities or accounts deemed to hold the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that is engaged in such a non-exempt prohibited transaction may be, among other things, subject to penalties under ERISA and the Code.

The fiduciary of a Plan that proposes to purchase and hold any Securities (or any interest therein) should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets, or (iv) any prohibited conflicts of interest. Such parties in interest or disqualified persons could include, without limitation, HSBC, the underwriters, the agents or any of their respective affiliates (“Transaction Parties”).

Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Securities (or any interest therein) on behalf of a Plan, exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code could potentially include, without limitation, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (relating to transactions with certain service providers) or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”). However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular acquisition or other transaction involving the Securities.

Any Plan fiduciary that proposes to cause a Plan to purchase the Securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that its purchase, holding and disposition of the Securities will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code. None of the Transaction Parties has provided, and none of them will provide, any impartial investment recommendation or investment advice, and are not giving any advice in a fiduciary capacity, in connection with any Plan’s investment in the Securities.

Plan Asset Considerations

The U.S. Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code (“Plan Asset Regulation”). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities would be treated as “plan assets” of a Plan investing therein for purposes of ERISA and/or Section 4975 of the Code only if the Plan acquired an “equity interest” in such entity (i.e., an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features) and none of the exceptions to holding “plan assets” contained in the Plan Asset Regulation applied. Under one such exception, the assets of an entity will not be considered “plan assets” as a result of a Plan’s equity investment in such entity where such entity is an “operating company” (i.e., an entity that is primarily engaged, through majority-and/or wholly-owned subsidiaries, in producing a product or providing a service other than the investment of capital).

Non-ERISA Plans

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans subject to Similar Law (“Non-ERISA Plans”) should consult with their counsel before purchasing the Securities to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

ERISA and Similar Law Representations

Through its purchase or other acquisition and holding of the Securities (including any interest in a Security), each purchaser or other acquirer of the Securities (and each Plan fiduciary and each fiduciary of a Non-ERISA Plan directing or advising a Plan or Non-ERISA Plan to purchase or otherwise acquire and hold the Securities) will be deemed to have represented and agreed that either: (A) no assets of a Plan or Non-ERISA Plan have been used to acquire or will be used to hold such Securities or an interest therein or (B) the purchase, other acquisition, holding and disposition of the Securities or any interest therein do not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

Each Plan fiduciary (and each fiduciary for a Non-ERISA Plan) should consult with its legal adviser concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or Similar Law of an investment in the Securities.

UNDERWRITING (CONFLICTS OF INTEREST)

The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement with us, as amended, effective as of the date of this prospectus supplement, to purchase the principal amount of Securities set forth below opposite their respective names.

Name of Underwriter	Principal Amount of 2031 Securities
HSBC Securities (USA) Inc.	$993,749,000
Citigroup Global Markets Inc.	$18,750,000
Morgan Stanley & Co. LLC	$18,750,000
BofA Securities, Inc.	$9,375,000
Goldman Sachs & Co. LLC	$9,375,000
CaixaBank, S.A.	$9,167,000
CIBC World Markets Corp.	$9,167,000
Commerz Markets LLC	$9,167,000
Credit Agricole Securities (USA) Inc.	$9,167,000
Danske Markets Inc.	$9,167,000
Erste Group Bank AG	$9,167,000
ING Financial Markets LLC	$9,167,000
Intesa Sanpaolo IMI Securities Corp.	$9,167,000
Mizuho Securities USA LLC	$9,167,000
Natixis Securities Americas LLC	$9,167,000
RBC Capital Markets, LLC	$9,167,000
Santander US Capital Markets LLC	$9,167,000
Scotia Capital (USA) Inc.	$9,167,000
The Governor and Company of the Bank of Ireland	$9,167,000
UniCredit Capital Markets LLC	$9,167,000
American Veterans Group, PBC	$4,464,000
Blaylock Van, LLC	$4,464,000
Cabrera Capital Markets LLC	$4,464,000
Drexel Hamilton, LLC	$4,464,000
Great Pacific Securities	$4,464,000
Loop Capital Markets LLC	$4,464,000
MFR Securities, Inc.	$4,464,000
Penserra Securities LLC	$4,464,000
Roberts & Ryan, Inc.	$4,464,000
R. Seelaus & Co., LLC	$4,464,000
Samuel A. Ramirez & Company, Inc.	$4,464,000
Siebert Williams Shank & Co., LLC	$4,464,000
Stern Brothers & Co.	$4,464,000
Telsey Advisory Group LLC	$4,464,000
Total	$1,250,000,000

Name of Underwriter	Principal Amount of 2036 Securities
HSBC Securities (USA) Inc.	$993,749,000
Citigroup Global Markets Inc.	$18,750,000
Morgan Stanley & Co. LLC	$18,750,000
BofA Securities, Inc.	$9,375,000
Goldman Sachs & Co. LLC	$9,375,000
CaixaBank, S.A.	$9,167,000
CIBC World Markets Corp.	$9,167,000

Name of Underwriter	Principal Amount of 2036 Securities
Commerz Markets LLC	$9,167,000
Credit Agricole Securities (USA) Inc.	$9,167,000
Danske Markets Inc.	$9,167,000
Erste Group Bank AG	$9,167,000
ING Financial Markets LLC	$9,167,000
Intesa Sanpaolo IMI Securities Corp.	$9,167,000
Mizuho Securities USA LLC	$9,167,000
Natixis Securities Americas LLC	$9,167,000
RBC Capital Markets, LLC	$9,167,000
Santander US Capital Markets LLC	$9,167,000
Scotia Capital (USA) Inc.	$9,167,000
The Governor and Company of the Bank of Ireland	$9,167,000
UniCredit Capital Markets LLC	$9,167,000
American Veterans Group, PBC	$4,464,000
Blaylock Van, LLC	$4,464,000
Cabrera Capital Markets LLC	$4,464,000
Drexel Hamilton, LLC	$4,464,000
Great Pacific Securities	$4,464,000
Loop Capital Markets LLC	$4,464,000
MFR Securities, Inc.	$4,464,000
Penserra Securities LLC	$4,464,000
Roberts & Ryan, Inc.	$4,464,000
R. Seelaus & Co., LLC	$4,464,000
Samuel A. Ramirez & Company, Inc.	$4,464,000
Siebert Williams Shank & Co., LLC	$4,464,000
Stern Brothers & Co.	$4,464,000
Telsey Advisory Group LLC	$4,464,000
Total	$1,250,000,000

The underwriters propose to offer the Securities in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession not in excess of 0.600% of the principal amount of the 2031 Securities or the 2036 Securities, as applicable. The underwriters may allow, and such dealers may reallow, a concession not to exceed 0.350% of the principal amount of the 2031 Securities or the 2036 Securities, as applicable, to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed. In addition, HSI and/or its affiliates will reimburse us for certain of our offering-related expenses and underwriting discounts and commissions.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any offers or sales of any Securities in the United States unless it is through one or more U.S. registered broker-dealers as permitted by applicable securities laws and the regulations of FINRA.

The underwriting agreement provides that the obligations of the underwriters to purchase the Securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Securities sold pursuant to the underwriting agreement if any of the Securities are sold. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

It is expected that the delivery of the Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities prior to one business day before delivery will be required, by virtue of the fact that the Securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any trade to prevent a failed settlement and should consult their own adviser.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Securities:

SEC registration fee	$345,250
Printing expenses	$25,000
Legal fees and expenses	$300,000
Accounting fees and expenses	$250,000
Trustee’s, Calculation Agent’s and paying agent’s fees and expenses	$45,000
Listing and listing agent fees	$14,000
Other fees	$200,000

Total	$1,179,250

In connection with the offering made hereby, the underwriters or persons acting on their behalf may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters or persons acting on their behalf of a greater number of Securities than they are required to purchase from us. Stabilization transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering may be reclaimed by the underwriters if such Securities are repurchased by the underwriters or persons acting on their behalf in stabilization or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time.

These transactions may be effected on the GEM or otherwise. These activities, if commenced, will be conducted in accordance will all applicable laws and rules.

Any stabilization action may begin on or after the date of adequate public disclosure of the final terms of the offer of the relevant Securities and, if begun, may be ended at any time, but it must end no later than 30 days after the Issue Date, or no later than 60 days after the date of allotment of the relevant Securities, whichever is the earlier. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Important Notice to CMIs (including private banks) Pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of HSBC Holdings, a CMI or its group companies would be considered under the SFC Code as having an Association with HSBC Holdings, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Securities. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with HSBC Holdings or any CMI (including its group companies) and inform the underwriters accordingly.

CMIs are informed, unless otherwise notified, that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Securities (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by HSBC Holdings. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Securities.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Securities, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated underwriter(s) (if any) to categorise it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to an omnibus order should be sent to the underwriters who have requested such information.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to HSBC Holdings, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant underwriter with such evidence within the timeline requested.

Selling Restrictions

The Securities are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Securities are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Securities, other than in the United States.

United Kingdom

Each underwriter has represented and warranted that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the UK.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities which are the subject of the offering contemplated by this prospectus supplement to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities which are the subject of the offering contemplated by this prospectus supplement to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Switzerland

The Securities are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority (“FINMA”) and investors in the Securities will not benefit from supervision by FINMA. Securities do not constitute participations in a collective investment scheme within the meaning of the Swiss Federal Act on Collective Investment Schemes of 23 June 2006, as amended. Securities are neither issued nor guaranteed by a Swiss financial intermediary. Investors are exposed to the credit risk of the issuer.

The offering of the Securities in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because the Securities have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Securities.

No key information document according to the FinSA or any equivalent document under the FinSA has been prepared in relation to the Securities and, therefore, the Securities may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the Securities, nor any interest thereon, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the

Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

United Arab Emirates (excluding the Dubai International Financial Centre)

Each underwriter has represented and agreed that the Securities will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates other than in compliance with any laws applicable in the United Arab Emirates governing the issue, offering and sale of the Securities.

Dubai International Financial Centre

Each underwriter has represented and agreed that it will not offer the Securities to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT Module) of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

Canada

Each underwriter has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Securities, the Securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement, the accompanying prospectus or the merits of the Securities and any representation to the contrary is an offence.

Each underwriter has represented, warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any Securities, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

a)

any offer, sale or distribution of the Securities in Canada will be made only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of NI 45-106 or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of NI 31-103), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold the Securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

b)

it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the Securities, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and delivery and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

c)

it has not and will not distribute or deliver any offering memorandum (as such term is defined under applicable Canadian securities laws) or any other offering material in connection with any offering or sale of the Securities, in or to a resident of Canada, other than delivery of this prospectus supplement and the accompanying prospectus, and otherwise in compliance with applicable Canadian securities laws.

Mainland China

Each of the underwriters has represented and agreed that the Securities may not be offered or sold directly or indirectly within mainland China (which excludes the Hong Kong and Macau Special Administrative Regions and Taiwan), except as permitted by applicable laws of mainland China. This prospectus supplement and the accompanying prospectus or any information contained or incorporated by reference herein do not constitute an offer to sell or the solicitation of an offer to buy any securities in mainland China. This prospectus supplement and the accompanying prospectus or any information incorporated by reference herein or the Securities have not been, and will not be, submitted to, approved by, verified by or registered with any relevant governmental authorities in mainland China and thus may not be supplied to the public in mainland China or used in connection with any offer for the subscription or sale of the Securities in mainland China.

The Securities may only be invested in by investors in mainland China that are authorised to engage in the investment in the Securities of the type being offered or sold. Investors are responsible for informing themselves about and observing all legal and regulatory restrictions, obtaining all relevant governmental approvals, verifications, licences or registrations (if any) from all relevant governmental authorities in mainland China, including, but not limited to, the People’s Bank of China, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the National Financial Regulatory Administration and their respective successor authorities and/or other relevant regulatory bodies, and complying with all relevant regulations in mainland China, including, but not limited to, any relevant foreign exchange regulations and/or overseas investment regulations.

Taiwan

The Securities may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires registration or approval of the Financial Supervisory Commission or other regulatory authorities or agencies of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of any Securities in Taiwan.

Unless the offer of the Securities has been and will be registered with the Financial Supervisory Commission or other regulatory authorities or agencies of Taiwan pursuant to relevant securities laws and regulations, the Securities may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission or other regulatory authorities or agencies of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of any Securities in Taiwan.

If the Securities are admitted to listing on the TPEx and offered in Taiwan, the Securities shall not be offered, sold or re-sold, directly or indirectly, to investors other than Professional Institutional Investors as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the Republic of China. In such case, purchasers of the Securities are not permitted to sell or otherwise dispose of the Securities except by transfer to a Professional Institutional Investor.

Listing

Application has been made to Euronext Dublin for the Securities to be admitted to the Official List and to trading on the GEM, which is the exchange-regulated market of Euronext Dublin. The Securities are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Securities and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities or that an active public market for the Securities will develop. If an active public trading market for the Securities does not develop, the market price and liquidity of the Securities may be adversely affected.

Conflicts of Interest

HSI is an affiliate of HSBC Holdings, and, as such, is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, the offering of the Securities is being conducted in compliance with the requirements of FINRA Rule 5121 (addressing conflicts of interest when distributing the securities of an affiliate) as administered by the Financial Industry Regulatory Authority (“FINRA”). Neither HSI nor any of our other affiliates will sell any Securities into any of its discretionary accounts without the prior specific written approval of the accountholder.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Market-Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSI in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSI may resell a security it acquires from other securityholders after the original offering and sale of the Securities.

Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSI may act as principal or agent, including as agent for the counterparty in a transaction in which HSI acts as principal, or as agent for both counterparties in a transaction in which HSI does not act as principal. HSI may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSI, nor any other of our affiliates, have an obligation to make a market in the Securities and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

Furthermore, HSI may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSI, such as by means of its affiliation with us, learns of material non-public information relating to us. HSI would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Securities. Although other broker-dealers may make a market in the Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSI discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

In connection with any use of this prospectus supplement and the accompanying prospectus by HSI or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

TRADING IN ORDINARY SHARES AND ADSS BY US AND OUR AFFILIATES

Pursuant to an SEC order dated January 23, 2018 under Regulation M under the Exchange Act during distributions of contingent convertible debt securities qualifying as additional Tier 1 capital, such as the Securities, HSBC Group may bid for, purchase and attempt to induce others, in certain circumstances, to bid for or purchase our Ordinary Shares and ADSs in connection with specified activities. Our affiliates may continue to engage, including during the offering of the Securities, in one or more market activities involving our Ordinary Shares and ADSs, including derivatives market-making and hedging, trading by asset managers, trading by trustees and personal representatives, unsolicited brokerage, stock borrowing and lending and taking collateral, banking-related activities and trading pursuant to employee incentive plans. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not in contemplation of the offering of the Securities. In addition, our affiliates may, under certain circumstances, participate in the offering of the Securities.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel and English solicitors. The underwriters are being represented by Allen Overy Shearman Sterling LLP, London, England.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s assessment of internal controls over financial reporting) incorporated in this prospectus supplement by reference to the 2025 Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Capital Securities

Ordinary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus (the “securities”):

•	dated subordinated debt securities;

•	undated subordinated debt securities (together with the dated subordinated debt securities, the “subordinated debt securities”);

•	senior debt securities (together with the subordinated debt securities, the “debt securities”);

•	contingent capital securities; and

•

ordinary shares of $0.50 nominal value each, which will be offered solely in connection with the offer of any contingent capital securities (which may be converted into ordinary shares pursuant to the terms of such contingent capital securities).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent capital securities or ordinary shares unless accompanied by a prospectus supplement.

Our ordinary shares are listed or admitted to trading on the London Stock Exchange, the Hong Kong Stock Exchange, the New York Stock Exchange (“NYSE”) and the Bermuda Stock Exchange. Our ordinary shares listed on NYSE (under the trading symbol “HSBC”) are listed in the form of American depositary shares (“ADS”), each representing five of our ordinary shares. On February 22, 2024, the closing price of our ADSs was $37.71 per ADS on the NYSE.

The debt securities and contingent capital securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such debt securities or contingent capital securities.

The debt securities and contingent capital securities are not deposit liabilities of HSBC Holdings plc and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 8 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 23, 2024.

Prohibition of Sales to EEA Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the EEA of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.

In connection with any issue of securities through this prospectus, the person(s) (if any) named as the stabilization manager(s) in the applicable prospectus supplement (the “stabilization manager”) (or any person acting on behalf of it) may, to the extent permitted by laws or regulations, over-allot securities or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of any offer of the relevant securities is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the date of the issuance and 60 days after the date of the allotment of any relevant securities. Any stabilization action or over-allotment must be conducted by the relevant stabilization manager (or any person acting on behalf of it) in accordance with all applicable laws and rules.

Where the applicable prospectus supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the securities and which channels for distribution of the securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities) and determining appropriate distribution channels.

For the purpose of the Markets in Financial Instruments Directive product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue about whether any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Prohibition of Sales to UK Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.

Where the applicable prospectus supplement includes a section entitled “UK MiFIR product governance,” it will outline the target market assessment in respect of the securities and which channels for distribution of the securities are appropriate. A distributor should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any underwriter or dealer subscribing for any securities is a manufacturer in respect of such security, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the UK MIFIR Product Governance Rules.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Important Notice to Prospective Investors Pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

Prospective investors should be aware that certain intermediaries in the context of certain offerings of securities contemplated by this prospectus as completed by the applicable prospectus supplement (each such offering, a “CMI Offering”), including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors.

Certain CMIs may also be acting as “overall coordinators” (“OCs”) for a CMI Offering and are subject to additional requirements under the SFC Code. The application of these obligations will depend on the role(s) undertaken by the relevant underwriter(s) in respect of each CMI Offering.

Prospective investors who are the directors, employees or major shareholders of HSBC Holdings, a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with HSBC Holdings, the CMI or the relevant group company. Prospective investors associated with HSBC Holdings or any CMI (including its group companies) should specifically disclose this when placing an order for the relevant securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the relevant CMI Offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to the relevant CMI Offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the relevant CMI Offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any relevant underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the relevant underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the relevant CMI Offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any relevant underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the relevant CMI Offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the relevant CMI Offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the relevant underwriter and/or any other third parties as may be required by the SFC Code, including to HSBC Holdings, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for the relevant CMI Offering. Failure to provide such information may result in that order being rejected.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL INFORMATION

Definitions

As used in this prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings plc together with its subsidiary undertakings.

Presentation of Financial Information

The annual consolidated financial statements of the HSBC Group comply with UK-adopted international accounting standards and with the requirements of the UK Companies Act 2006, and have also applied international financial reporting standards adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union (“EU”). These financial statements are also prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRS Accounting Standards for the periods presented. As of December 31, 2023, there were no unendorsed standards effective for the year ended December 31, 2023 affecting the consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 22, 2024 (the “2023 Form 20-F”).

We use the U.S. dollar as our presentation currency in our consolidated financial statements because the U.S. dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratios presented under “HSBC,” the financial information presented in this document complies with the UK-adopted international accounting standards, the requirements of the UK Companies Act 2006 and with international financial reporting standards adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the EU. The financial information presented in this document is also prepared in accordance with IFRS Accounting Standards, including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRS Accounting Standards for the periods presented. See “Where You Can Find More Information About Us.”

Currency

In this prospectus, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the UK.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR

MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “seek,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy.

These forward-looking statements include statements relating to the implementation and exercise of the UK bail-in powers; changes in the general economic conditions in the markets in which the HSBC Group operates, such as new, continuing or deepening recessions and prolonged inflationary pressures; the impact of the Russia-Ukraine war and the Israel-Hamas war on the global markets generally and the HSBC Group in particular; geopolitical tensions in the countries in which the HSBC Group operates, including those arising as a result of the Russia-Ukraine war and the Israel-Hamas war; and the UK’s relationship with the EU. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in the 2023 Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in the 2023 Form 20-F.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus (the “Registration Statement”). This prospectus is part of the Registration Statement and omits certain information contained in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to us or the securities we are offering, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

In addition, we file annual reports, special reports and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.hsbc.com. The information on these websites is not part of this prospectus, except as specifically incorporated by reference herein.

We are “incorporating by reference” in this prospectus the information in certain documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus the 2023 Form 20-F.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by us after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Moreover, any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square, London E14 5HQ United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018 United States

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Capital Securities” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee with interim reports, which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee will make such reports available for inspection by holders at its corporate trust office.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As of December 31, 2023, HSBC had total assets of US$3,038,677 million and total shareholders’ equity of US$185,329 million. For the year ended December 31, 2023, HSBC’s operating profit was US$30,541 million. HSBC had a UK CRR common equity Tier 1 ratio (on a transitional basis, meaning that the transitional provisions set out in Part Ten of the UK CRR (which currently means the phase-in arrangements for the regulatory capital impact of IFRS 9) are applied in calculating the ratio) of 14.8% and a UK CRR common equity Tier 1 ratio (on a non-transitional basis, meaning that the transitional provisions set out in Part Ten of the UK CRR are not applied in calculating the ratio) of 14.8% as of December 31, 2023.

Headquartered in London, HSBC operates through long-established businesses and has an international network in 62 countries and territories. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients.

HSBC’s products and services are delivered to clients through three global businesses, Wealth and Personal Banking, Commercial Banking and Global Banking and Markets.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2023 Form 20-F, including the section entitled “Risk factors” on pages 168 through 180 and Note 36 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 444 through 447, which is incorporated by reference in this prospectus, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate, liability management and refinancing purposes, and to maintain or further strengthen the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the share capital position of HSBC Holdings plc and its consolidated capitalization and indebtedness as of December 31, 2023:

As of December 31, 2023 in US$m
Share capital of HSBC Holdings plc
Ordinary shares (of nominal value US$0.50 each)(1)	9,631
Preference shares (of nominal value £0.01 each)(2)	—
HSBC Group Equity
Called up share capital	9,631
Share premium account	14,738
Other equity instruments(3)	17,719
Other reserves	(8,907)
Retained earnings	152,148
Total shareholders’ equity	185,329
Non-controlling interests	7,281
Total equity	192,610
HSBC Group Indebtedness(4)
Debt securities in issue(5)	93,917
Trading liabilities—Debt securities in issue	27
Debt securities in issue designated at fair value	103,803
Subordinated liabilities	36,431
Total indebtedness	234,177
Total Capitalization and Indebtedness	426,787

(1)

As of February 22, 2024, (a) no ordinary shares of US$0.50 each have been issued since December 31, 2023 as a result of shares issued pursuant to exercises of employee share options and share plans, and (b) 188,385,417 ordinary shares of US$0.50 were repurchased and cancelled since December 31, 2023 under the HSBC Holdings plc buy-back program which commenced on November 1, 2023 and concluded on February 16, 2024.

(2)	There is one Series A sterling preference share in issue.
(3)	Comprises 10 outstanding series of contingent capital securities, each issued by HSBC Holdings.
(4)	As of December 31, 2023, HSBC had other liabilities of US$2,611,891 million and contingent liabilities and contractual commitments of US$1,009,071 million (including guarantees of US$111,286 million).
(5)

On January 25, 2024, HSBC Holdings issued a notice of redemption for the outstanding US$2,500,000,000 3.803% Fixed Rate/Floating Rate Senior Unsecured Notes due 2025 and US$500,000,000 Floating Rate Senior Unsecured Notes due 2025, which are expected to be redeemed on March 11, 2024.

Save as disclosed in the above notes, there has been no material change in the issued share capital of HSBC Holdings, or its consolidated capitalization and indebtedness, since December 31, 2023.

The following exchange rate as of December 31, 2023 has been used in the notes above: £1.00 = US$1.27525.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures among HSBC Holdings, as issuer, The Bank of New York Mellon, as trustee and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent, as heretofore supplemented and amended. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of such debt securities:

•

whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series will be payable;

•

whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities) (a “solvency condition”);

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•

if payments on debt securities may be made in a currency other than U.S. dollars, or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•

whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon will be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other or different events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within 10 years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest will have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global debt securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global debt security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global debt security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global debt security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days; or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC; or (3) the applicable prospectus supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of dated subordinated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable payment date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Additional Amounts

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to any senior debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such additional amounts (“Additional Amounts”) in respect of any payments of interest only (and not principal) on such senior debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such senior debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or the beneficial owner of the senior debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a senior debt security, or the collection of interest payments on, or the enforcement of, any senior debt security;

•

would not be payable or due but for the fact that the certificate representing the relevant senior debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant senior debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such senior debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the senior debt securities will be made subject to any withholding or deduction required pursuant to (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or

(ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction (collectively, “FATCA”) and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of senior debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the senior debt securities of such series and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any deduction or withholding required by FATCA (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the senior debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a senior debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to any dated subordinated debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the Taxing Jurisdiction, unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest only (and not principal) on such dated subordinated debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such dated subordinated debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or the beneficial owner of the dated subordinated debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a dated subordinated debt security, or the collection of interest payments on, or the enforcement of, any dated subordinated debt security;

•

would not be payable or due but for the fact that the certificate representing the relevant dated subordinated debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such dated subordinated debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the dated subordinated debt securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of dated subordinated debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the dated subordinated debt securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the dated subordinated debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a dated subordinated debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Undated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to any undated subordinated debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the Taxing Jurisdiction, unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest and related deferred payments and missed payments, if any, only (and not principal) on such undated subordinated debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest and related deferred payments and missed payments, if any, which the holders would have been entitled to receive in respect of such undated subordinated debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or the beneficial owner of the undated subordinated debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of an undated subordinated debt security, or the collection of interest payments and related deferred payments and missed payments, if any, on, or the enforcement of, any undated subordinated debt security;

•

would not be payable or due but for the fact that the certificate representing the relevant undated subordinated debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant undated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest and related deferred payments and missed payments, if any, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such undated subordinated debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the undated subordinated debt securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of undated subordinated debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the undated subordinated debt securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the undated subordinated debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of an undated subordinated debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the UK.

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, or in the case of undated subordinated debt securities, the related deferred payments and missed payments, if any, on, or in respect of, any debt securities of any series or the net proceeds received on the sale or exchange of any debt security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture and the provisions described in this prospectus for any debt securities and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of debt securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the provisions of UK CRR, as applied by the UK Prudential Regulation Authority or any successor entity (the “PRA”) and the Bank of England at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase may require the prior consent of the Relevant Regulator or the relevant UK resolution authority, as applicable.

For these purposes:

(a)	“Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for our prudential supervision;

(b)	“relevant UK resolution authority” means any authority with the ability to exercise a UK bail-in power;

(c)

“UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(d)

“UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(e)

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented, as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

Optional Redemption in the Event of Change in Tax Treatment

In addition to, and unless otherwise stated in, the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount (or in the case of index-linked debt securities, face amount) thereof (and premium, if any), together with accrued but unpaid interest, if any, in respect of such debt securities, to (but excluding) the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of index-linked debt securities, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)

in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of a Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)

the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any senior debt security or any dated subordinated debt security or change the terms of any undated subordinated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated subordinated debt security;

•

reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, or any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•

change the place of payment or currency in which any payment of the principal (and premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•

change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated subordinated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•

modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Senior Debt Securities—Defaults and Events of Default

The senior debt securities will be our direct, unsecured obligations and rank pari passu with our other senior unsecured indebtedness, and the senior debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with the subordinated debt securities.

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt securities, it will be an event of default with respect to senior debt securities of a series if:

(a)

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

(b)	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

Unless otherwise provided in a prospectus supplement with respect to any series of senior debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to senior debt securities of a series if any one of the following events occurs:

(a)	failure to pay principal or premium, if any, on any senior debt security of such series at maturity, and such default continues for a period of 30 days; or

(b)	failure to pay any interest on any senior debt security of such series when due and payable, which failure continues for 30 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding-up; provided that the trustee may not, upon the occurrence of a default, accelerate the maturity of any outstanding senior debt securities of a series, unless an event of default has occurred and is continuing.

Notwithstanding the foregoing, failure to make any payment with respect to any senior debt securities of a series will not be a default with respect to the senior debt securities of such series if such payment is withheld or refused:

(a)	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

(b)

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days after the trustee gives written notice to us informing us of such resolution.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, will declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of index-linked debt securities, the amount specified in the related prospectus supplement) with respect to the outstanding senior debt securities of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding senior debt securities of the series, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration.

Under the terms of the relevant indenture and the senior debt securities of a series, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the senior debt securities of such series will not be stated to be an event of default or a default. As a result, holders will not have the right to request that the trustee declare an acceleration or institute proceedings for our winding up solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default under the relevant indenture, as the case may be, specifying any such event of default.

Subordinated Debt Securities—Subordination, Defaults and Events of Default

The subordinated debt securities will be our direct, unsecured obligations, and the subordinated debt securities of a series will rank equally and ratably without any preference among themselves. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the subordinated debt securities as described below under “ —Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the dated subordinated debt securities and the payment of principal of the undated subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See “ —Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated subordinated debt securities) or pari passu therewith. The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in our capital having a preferential right to a return of assets in such winding up over the holders of all other classes of shares in our capital for the time being issued and outstanding; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities, it will be an event of default with respect to subordinated debt securities of a series if:

(a)

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

(b)	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

Unless otherwise provided in a prospectus supplement with respect to any series of dated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if any one of the following events occurs:

(a)	failure to pay principal or premium, if any, on the dated subordinated debt securities of such series at maturity, and such default continues for a period of 30 days; or

(b)	failure to pay any interest on the dated subordinated debt securities of such series when due and payable, which failure continues for 30 days.

Unless otherwise provided in a prospectus supplement with respect to any series of undated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to undated subordinated debt securities of a series if:

(a)	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 days; or

(b)

all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of, such undated subordinated debt securities is not paid when due and such failure continues for 30 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series then outstanding or declare the principal of (or premium, if any, on) and any accrued but unpaid interest or missed payments of the undated subordinated debt securities of the relevant series then outstanding immediately due and payable, unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which any solvency condition is not satisfied. However, if we fail to make the payments specified in (a) and (b) above, and at such time any solvency condition is not satisfied, the trustee may, upon the occurrence of a default, institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities will not be a default in respect of the subordinated debt securities of such series if such payment is withheld or refused:

(a)	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

(b)

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days, after the trustee gives written notice to us informing us of such resolution.

If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series, will declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid payments with respect to the outstanding subordinated debt securities of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of the series, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration.

Under the terms of the relevant indenture and the subordinated debt securities of a series, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the subordinated debt securities of such series will not be stated to be an event of default or a default. As a result, holders will not have the right to request that the trustee declare an acceleration or institute proceedings for our winding up solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default or a default under the relevant indenture, as the case may be, specifying any such event of default or default.

No Right of Set-Off by Holders

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of debt securities, by their acceptance thereof, and the trustee, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of debt securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. The waiver of set-off provisions of the debt securities will be governed by, and construed in accordance with, the laws of England and Wales.

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon.

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the relevant indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

•

The holders of not less than a majority in outstanding principal amount (or, in the case of an index- linked debt security, the face amount) of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount (or, in the case of an index-linked debt security, the face amount) of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest or missed payments on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

Subject to applicable law and regulation (including, if and to the extent required by, in relation to the senior debt securities, the Loss Absorption Regulations or, in relation to the subordinated debt securities, the Applicable Rules at such time, obtaining any required permission of the Relevant Regulator or the relevant UK resolution authority (as applicable)), with respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

•

the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the UK);

•

the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

•

immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

For these purposes:

(a)

“Applicable Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, the UK CRR, the UK Banking Act 2009, as amended (the “Banking Act”) and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary company or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time; and

(b)

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments in effect in the United Kingdom and applicable to us from time to time, including, without limitation to the generality of the foregoing, the Banking Act and UK CRR (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company) in each case as amended, supplemented or replaced from time to time.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in U.S. dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) U.S. dollars in an amount, (y) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Any discharge will be subject to the consent of the PRA, if required.

If so specified in the applicable prospectus supplement with respect to dated subordinated securities or senior debt securities of a series that are payable only in U.S. dollars at our option, (i) we will be discharged from any obligations with respect to the dated subordinated securities or the senior debt securities of any series, as applicable, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the prospectus supplement for the benefit of such series) if:

•

we irrevocably deposit, in trust with the trustee, (a) cash in U.S. dollars in an amount, (b) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in U.S. dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated subordinated debt securities or senior debt securities of such series, as applicable, in accordance with the terms of such dated subordinated debt securities or senior debt securities of such series, as applicable;

•

no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated subordinated debt securities or senior debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA, if required.

Conversion

The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such debt securities.

Except as otherwise specified in the prospectus supplement relating to a particular series of undated subordinated debt securities, we will have the option to convert, in whole but not in part, the undated subordinated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the relevant indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the relevant indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction.

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

By its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act 1939, as amended (the “Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the debt securities or (ii) the limited remedies available under the relevant indenture for a non-payment of principal and/or interest on the debt securities.

Following the exercise of a UK bail-in power by the relevant UK resolution authority (as defined below), the trustee’s duties will be different from those set forth herein and will be fully detailed in the relevant prospectus supplement.

Agreement with Respect to the Exercise of UK Bail-in Power

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the relevant indenture or any other agreements, arrangements, or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any debt securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the debt securities or the relevant indenture; (iii) the cancellation of the debt securities; and/or (iv) the amendment or alteration of, in the case of the senior debt securities or the dated subordinated debt securities, the maturity date, or in the case of the undated subordinated debt securities, the redemption date, or amendment of the amount of interest or missed payments payable on the debt securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each holder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.

For these purposes, “Amounts Due” are the principal amount of, and any accrued and unpaid interest or missed payments including any Additional Amounts, on, the debt securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under the UK capital framework and otherwise respecting the hierarchy of claims in an ordinary insolvency.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordinated Debt Securities— Subordination, Defaults and Events of Default” and “No Right of Set-Off by Holders.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CAPITAL SECURITIES

Contingent capital securities offered through this prospectus will be issued under a contingent capital securities indenture among HSBC Holdings, as issuer, The Bank of New York Mellon, as trustee and HSBC Bank USA, National Association, as paying agent and registrar, as heretofore supplemented and amended. The following summary of certain provisions of the contingent capital securities and the contingent capital securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent capital securities and the contingent capital securities indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the contingent capital securities indenture.

General

The contingent capital securities indenture does not limit the amount of contingent capital securities that we may issue under it and provides that we may issue contingent capital securities from time to time in one or more series.

The contingent capital securities will be our direct, unsecured and subordinated obligations. The contingent capital securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent capital securities relative to the debt and equity issued by us, including to what extent the contingent capital securities may rank junior in right of payment to our other obligations or in any other manner.

Please refer to the prospectus supplement relating to the particular series of contingent capital securities offered through this prospectus for the following terms, where applicable, of such contingent capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent capital securities;

•	any limit on the aggregate principal amount of the contingent capital securities that may be authenticated or delivered;

•

if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent capital securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent capital securities;

•	whether the contingent capital securities are intended to qualify as capital for capital adequacy purposes;

•

the ranking of the contingent capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to our other obligations or in any other manner;

•	the prices at which we will issue the contingent capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent capital securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent capital securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent capital securities;

•

the obligation, if any, to redeem or purchase contingent capital securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent capital securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent capital securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the contingent capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but will not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the contingent capital securities in order to deliver cash proceeds to holders of contingent capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent capital securities may be converted;

•

any terms on which the principal amount of the contingent capital securities may or will be written-down, in whole or in part, at our option or otherwise and the effect, if any, of such write-down on interest payable on such contingent capital securities;

•	the terms of any repurchase of the contingent capital securities;

•	the denominations in which the contingent capital securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the holder of contingent capital securities, if the contingent capital securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent capital securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent capital securities are denominated, and in which we make any payments;

•	whether we will issue the contingent capital securities wholly or partially as one or more global contingent capital securities;

•	what conditions must be satisfied before we will issue the contingent capital securities in definitive form (“definitive contingent capital securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent capital securities;

•

any other or different contingent capital events of default (as defined under “Contingent Capital Events of Default”), other categories of default or covenants applicable to any of the contingent capital securities, and the relevant terms if they are different from the terms in the applicable contingent capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent capital securities;

•	whether we will pay contingent capital additional amounts (as defined under “Additional Amounts”) on the contingent capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent capital securities on a securities exchange;

•

whether holders of the contingent capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent capital securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material U.S. federal and UK tax considerations;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other or different terms of the contingent capital securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent capital securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent capital securities. Unless and until the contingent capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent capital securities (see “—Definitive Contingent Capital Securities”), the global contingent capital securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent capital securities will be cleared through DTC only. In such event, beneficial interests in the global contingent capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent capital security, the depositary or its nominee will be considered the sole holder of such global contingent capital security for all purposes under the contingent capital securities indenture. Except as described below under the heading “—Definitive Contingent Capital Securities,” no participant, indirect participant or other person will be entitled to have contingent capital securities registered in its name, receive or be entitled to receive physical delivery of contingent capital securities in definitive form or be considered the owner or holder of the contingent capital securities under the contingent capital securities indenture. Each person having an ownership or other interest in contingent capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent capital securities indenture or the contingent capital securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Capital Security. Payments of any amounts in respect of any global contingent capital securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent capital security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent capital security and by the owners of interests in the contingent capital securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent capital security or interests in the contingent capital securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent capital securities and settlement of any secondary market trades in the contingent capital securities will be made in same-day funds. The contingent capital securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Capital Securities. Owners of interests in the contingent capital securities will not be entitled to receive definitive contingent capital securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent capital securities of such series or the contingent capital securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent capital event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent capital security should be exchanged for definitive contingent capital securities or (4) the applicable prospectus supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent capital securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent capital securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent capital securities will be made on such dates (if any) and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent capital securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to the contingent capital securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless required by law.

If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest only (and not principal) on such contingent capital securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such contingent capital securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or the beneficial owner of the contingent capital security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a contingent capital security, or the collection of interest payments on, or the enforcement of, any contingent capital security;

•

would not be payable or due but for the fact that the certificate representing the relevant contingent capital securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant contingent capital securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such contingent capital securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

We have agreed in the contingent capital securities indenture that at least one paying agent for the contingent capital securities will be located outside the UK.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent capital securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of contingent capital securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent capital securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the contingent capital securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a contingent capital security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, on, or in respect of, any contingent capital securities of any series or the net proceeds received on the sale or exchange of any contingent capital security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture for contingent capital securities and the provisions described in this prospectus and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of contingent capital securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent capital securities indenture with respect to the contingent capital securities of a series may be made by us and the trustee, without the consent of the holders of the contingent capital securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent capital securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent capital security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent capital security;

•	change our obligation, or any successor’s, to pay contingent capital additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding contingent capital securities of the series necessary to modify or amend the contingent capital securities indenture or to waive compliance with certain provisions of the contingent capital securities indenture and any past contingent capital event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent capital securities indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent capital securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the contingent capital securities indenture relating to the waiver of any past contingent capital event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent capital securities of a series may, on behalf of all holders of contingent capital securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent capital securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent capital securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent capital securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Capital Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent capital event of default” with respect to the contingent capital securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent capital securities, if a contingent capital event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent capital event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent capital event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent capital securities whether for the recovery of amounts owing in respect of such contingent capital securities or under the contingent capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent capital securities or under the contingent capital securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent capital event of default and will not be subject to any subordination provisions applicable to the contingent capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent capital securities in response to such contingent capital event of default under the provisions of the contingent capital securities indenture and provided that any payments on the contingent capital securities of such series are subject to the subordination provisions set forth in the contingent capital securities indenture.

Waiver of Contingent Capital Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent capital securities of a series may, on behalf of all holders of contingent capital securities of that series, waive any past contingent capital event of default or default under the contingent capital securities indenture with respect to contingent capital securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest on any contingent capital securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent capital security affected by it. Upon any such waiver, such contingent capital event of default or default will cease to exist, and any contingent capital event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent capital event of default or default or impair any right consequent thereon.

No Right of Set-Off by Holders

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent capital securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent capital securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent capital securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. The waiver of set-off provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Limitation on Suits

No holder of contingent capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent capital securities, the following must occur:

•	The holder must give the trustee written notice that a contingent capital event of default has occurred and remains uncured.

•

The holders of not less than 25% in outstanding principal amount of the contingent capital securities of the relevant series must make a written request that the trustee take action because of the contingent capital event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent capital securities of the relevant series during that period.

Notwithstanding any other provision of the contingent capital indenture or the contingent capital securities, the right of any holder of contingent capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent capital securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the contingent capital securities and the contingent capital securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent capital event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent capital event of default or default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

Subject to applicable law and regulation (including, if and to the extent required by the Capital Instruments Regulations at such time, the prior consent of the Relevant Regulator), with respect to a series of contingent capital securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided that:

•

the successor entity expressly assumes such obligations by an amendment to the contingent capital securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent capital securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent capital securities of such series) all of such successor entity’s obligations under the contingent capital securities of such series and the contingent capital securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent capital securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the UK);

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the successor entity confirms in such amendment to the contingent capital securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent capital securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

•

immediately after giving effect to such assumption of obligations, no contingent capital event of default or default and no event which, after notice or lapse of time or both, would become a contingent capital event of default or default with respect to contingent capital securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent capital securities indenture with respect to the contingent capital securities of such series with the same effect as if the successor entity had been named under the contingent capital securities indenture.

For these purposes:

(a)

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are applicable to us at any time (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) as then in effect in the UK, and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) including as may be required by (i) UK CRR and/or (ii) the Relevant Rules and all other UK law which implemented CRD, including (for the avoidance of doubt) any delegated acts and implementing acts made by the European Commission (such as regulatory technical standards and implementing technical standards) (in each case as they form part of UK domestic law by virtue of the EUWA or as implemented in UK law, as appropriate), in each case as amended, supplemented or replaced from time to time.

(b)

“CRD” means Directive 2013/36/EU on access to credit institutions and the prudential supervision of credit institutions and investment firms, as amended or supplemented before IP Completion Day (including, without limitation, by Directive (EU) 2019/878).

(c)	“IP Completion Day” means 11:00 p.m. on December 31, 2020.

(d)	“Relevant Regulator” means the PRA or any successor entity primarily responsible for our prudential supervision.

(e)

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the UK including, without limitation to the generality of the foregoing, as may be required by the Capital Instruments Regulations or the Banking Act and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator applicable to us from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time.

Trustee’s Duties

Except during the continuance of a contingent capital event of default, the trustee will only be liable for performing those duties specifically set forth in the contingent capital securities indenture. In the event a contingent capital event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the contingent capital indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If a contingent capital event of default occurs and is continuing with respect to the contingent capital securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent capital securities will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent capital securities. However, this direction (a) must not be in conflict with any rule of law or the contingent capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent capital event of default with respect to the contingent capital securities of any series, give to each affected holder of the contingent capital securities of the affected series notice of any contingent capital event of default it knows about, unless the contingent capital event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

Following the exercise of a UK bail-in power by the relevant UK resolution authority, the trustee’s duties will be different from those set forth herein and will be fully detailed in the relevant prospectus supplement.

Agreement with Respect to the Exercise of UK Bail-in Power

The contingent capital securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the contingent capital securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the contingent capital securities or the contingent capital securities indenture or any other agreements, arrangements or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any contingent capital securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the contingent capital securities or the relevant indenture; (iii) the cancellation of the contingent capital securities; and/or (iv) the amendment or alteration of the redemption date of the contingent capital securities or amendment of the amount of interest payable on the contingent capital securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the contingent capital securities or the contingent capital securities indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each holder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the contingent capital securities.

For these purposes:

(a)

“Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the contingent capital securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b)

“UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c)

“UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d)	“relevant UK resolution authority” means any authority with the ability to exercise a UK bail-in power.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under the UK capital framework and otherwise respecting the hierarchy of claims in an ordinary insolvency.

Governing Law

Except as stated above, the contingent capital securities indenture and the contingent capital securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination” and “No Right of Set-Off by Holders.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the contingent capital securities indenture or the contingent capital securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “ordinary shares”) will be offered solely in connection with the offer of any contingent capital securities (which may be converted into ordinary shares pursuant to the terms of such contingent capital securities).

The following is a summary of the material terms of the ordinary shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of ordinary shares are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ Annual General Meeting (“AGM”) relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2023 AGM, the holders of ordinary shares passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot ordinary shares and to grant rights to subscribe for, or to convert any security into, ordinary shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot ordinary shares and to grant rights to subscribe for, or to convert any security into, shares in the HSBC Holdings (a) up to an aggregate nominal amount of $1,997,127,937, (b) up to an aggregate nominal amount of $3,328,546,562 in connection with an offer or invitation to (x) holders of ordinary shares, in proportion to the respective number of ordinary shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,657,093,124 in connection with a rights issue to (i) holders of ordinary shares, in proportion to the respective number of ordinary shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,328,546,562 can be allotted or granted under clauses (a) and (b) on a combined basis and (ii) no more than $6,657,093,124 can be allotted under clauses (a), (b) and (c) on a combined basis.

In addition, the board was given the authority to allot ordinary shares up to an aggregate nominal amount of $1,997,127,937 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for ordinary shares in prescribed circumstances. See “Description of Contingent Capital Securities.”

These authorities will expire at the earlier of the conclusion of the 2024 AGM or at the close of business on June 30, 2024, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the holders of ordinary shares vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the UK Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of holders of ordinary shares present and voting at the meeting where each holder of ordinary shares has one vote, regardless of the number of ordinary shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each ordinary share held. Holders of record of ordinary shares may appoint a proxy to attend and vote on their behalf.

HSBC Holdings will send out written notice at least 21 clear days before an annual general meeting, and at least 14 clear days before all other general meetings or such longer period as may be required by law from time to time. For general meetings to be valid, at least three holders of ordinary shares entitled to vote must be present in person or by proxy.

The board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so partly by simultaneous attendance and participation at a physical place anywhere in the world determined by it, and partly by means of an electronic facility or facilities determined by it in accordance with the Articles of Association. The holders of ordinary shares present in person or by proxy at the satellite meeting places or through an electronic facility will be counted in the quorum for the general meeting. The satellite meeting places and electronic facilities offered by the board must enable holders of ordinary shares to participate in the business for which the meeting has been convened. Holders of ordinary shares must be able to hear all persons who speak at the meeting and be heard by all other persons attending and participating in the meeting if they wish to speak themselves.

For the purpose of controlling the level of attendance or ensuring the health and safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chair of the meeting shall preside, and make arrangements for simultaneous attendance and participation by holders of ordinary shares and proxies at other locations. The chair of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings of HSBC Holdings are to be held at such time and in such place as the board may determine.

A corporate holder of ordinary shares may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Ordinary Shares

The Disclosure Guidance and Transparency Rules of the FCA require any person to notify HSBC Holdings and the FCA if the voting rights held by such person through its direct or indirect holding of ordinary shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure, Guidance and Transparency Rules, which can, in certain circumstances, have the effect of removing a notification obligation entirely or, in the case of certain investment managers, result in the need to notify only at higher thresholds.

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares (including the ordinary shares) to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 84 of the Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

HSBC Holdings has a similar power under the Securities and Futures Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”), to require persons whom it knows or has reasonable cause to believe that person has an interest in HSBC Holdings to confirm that fact or whether or not this is the case.

Restrictions on Voting

Any holder of ordinary shares (or any other person appearing to be interested in the ordinary shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A holder of ordinary shares can vote (whether in person or by proxy) and exercise other rights or privileges as a holder of ordinary shares only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may, by ordinary resolution, declare dividends to be paid to holders of ordinary shares, but no dividend shall exceed the amount recommended by the board. The board may pay or declare and pay interim dividends as appear to the board to be justified by the profits available for distribution. In the absence of a resolution from the board as to when an interim dividend will constitute a debt from HSBC Holdings, it will not constitute a debt due from HSBC Holdings until payment.

The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. At the annual general meeting of HSBC Holdings held on April 29, 2022, holders of ordinary shares renewed the authority to give the directors authority to offer a scrip dividend alternative until the conclusion of the AGM of HSBC Holdings in 2025.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the holders of ordinary shares (whether or not fully paid) in proportion to their holdings of ordinary shares and apply such amount on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any ordinary shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and allot the shares or debentures to those holders of ordinary shares.

The dollar preference shares, sterling preference shares and euro preference shares carry the right in priority to the payment of any dividend to the holders of ordinary shares and any other class of shares (other than other preference shares that rank pari passu or in priority as regards income) to a non-cumulative preference dividend payable at such rate and on such terms as the board may determine prior to the allotment of such shares.

A dividend will not be declared or paid on the dollar preference shares, sterling preference shares or euro preference shares if payment of the dividend would cause HSBC Holdings not to meet the applicable capital adequacy requirements of the PRA or if the profits of HSBC Holdings available for distribution, in the opinion of the board, are not sufficient to enable it to pay in full both dividends on those preference shares and on any other shares scheduled to be paid on the same date and that have an equal right to dividends.

All dividends shall be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may be any currency).

If HSBC Holdings exercises the power of sale in respect of any ordinary share held by an untraced holder of that share, as described under “Untraced Holders of Ordinary Shares” below, any dividend or other sum payable in respect of that share outstanding at the time of the exercise of the power of sale will be forfeited and revert to HSBC Holdings when such share is sold. HSBC Holdings may use such forfeited dividend or other sums for such good causes as HSBC Holdings from time to time thinks fit.

Any dividend unclaimed for 12 months after having become payable may be invested or otherwise made use of by the board for the benefit of HSBC Holdings until claimed and HSBC Holdings is not constituted as a trustee over such unclaimed dividends. Any dividend unclaimed for a period of 12 years after having become due for payment (if the board so resolves) may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share shall bear interest against HSBC Holdings.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares will rank equally in all respects and the preference shares in HSBC Holdings will be entitled to the rights attaching to them on issue.

Liquidation Rights

Subject to applicable insolvency laws and the Articles of Association, on a winding-up of HSBC Holdings, holders of the dollar preference shares, sterling preference shares and euro preference shares have the right to receive out of assets available for distribution to members, in priority to any payment to holders of ordinary shares and any other class of shares (other than other preference shares that rank pari passu or in priority as regards repayment of capital), a sum equal to any unpaid dividend on the relevant shares and the amount paid up on the relevant shares together with such premium (if any) as may be determined by the board prior to the allotment thereof.

On a winding up of HSBC Holdings, the ordinary shares rank equally in all respects and distributions of HSBC Holdings’ assets to holders of ordinary shares will be made in accordance with applicable insolvency laws.

If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 247 of the Companies Act 2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the ordinary shares will be distributed among the holders of ordinary shares in proportion to the number of ordinary shares that they hold. On the date of the distribution, the amount paid to any holders of ordinary shares whose ordinary shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the holders of ordinary shares by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the holders of ordinary shares in the manner that it sees fit.

Untraced Holders of Ordinary Shares

HSBC Holdings can sell any ordinary shares of a holder (or any ordinary share to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law) if such holder has not claimed a dividend for a period of 12 years during which at least three dividends were payable with respect to the ordinary shares. HSBC Holdings must send a notice either in hard copy form to the last known physical address, or in electronic form to the last known email address, that HSBC Holdings has for the member or the person entitled by transmission to the ordinary share or the address for the service of notices notified under Article 163.3 of the Articles of Association giving notice of HSBC Holdings’ intention to sell the relevant shares. Before sending such notice, HSBC Holdings must have used such reasonable efforts as it considers appropriate in the circumstances (in its discretion) to trace the relevant holder.

HSBC Holdings may then sell the ordinary shares if it does not receive any response from the holders of those ordinary shares within three months of sending the notice. After selling the ordinary shares, the net proceeds of the sale will be forfeited and will belong to HSBC Holdings. HSBC Holdings will not be liable in any respect to the person who would have been entitled to the ordinary shares by law for the proceeds of sale. HSBC Holdings may use the money for such good causes as the board from time to time thinks fit.

Transfer of Ordinary Shares

The ordinary shares may be transferred by an instrument in any usual form or in any other form approved by the board. The board may refuse to register a transfer, unless:

•

the ordinary shares are fully paid (provided that the board will not refuse to register a transfer of partly paid ordinary shares which are listed on the London Stock Exchange if to do so would prevent dealing in the ordinary shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•

it is duly presented for registration at the prescribed place together with the relevant share certificate and other evidence of title as the board reasonably require (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of an uncertificated share);

•	it is in respect of only one class of ordinary shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the ordinary shares.

The board may refuse to register a transfer of uncertificated ordinary shares in such other circumstances as may be permitted or required by the Regulations and the relevant system.

Moreover, a transfer of ordinary shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Ordinary shares.”

The transferor will remain the holder of the ordinary shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of an ordinary share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	in such other countries or territories as the board may from time to time determine, the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & International Limited, or such other person as may from time to time be approved by His Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class (excluding any shares held as treasury shares), or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•

by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the UK, in general, holders of ordinary shares have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of the holders of ordinary shares.

Lien on Ordinary Shares

HSBC Holdings has a lien on ordinary shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell ordinary shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell an ordinary share subject to the lien only after giving 14 clear days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of ordinary shares in certificated form), to the person entitled to the ordinary shares at the time of sale.

Calls

From time to time the board may make calls on the holders of ordinary shares for any amounts unpaid on the ordinary shares. These calls must be made with 14 clear days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the ordinary shares on which the call was made. The joint holders of an ordinary share are jointly and severally liable for the payment of all calls.

Holders of ordinary shares who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Ordinary Shares

If any holder of ordinary shares does not pay any part of any call on or before the payment date, the board may send the holder of ordinary shares a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the holder of ordinary shares does not pay the amount owed on a date not less than 14 clear days after receiving the notice, the board, by resolution, may forfeit the relevant ordinary share at any time before full payment is made. The forfeited ordinary share and any dividends declared or other monies payable in respect of the forfeited ordinary share will then become the property of HSBC Holdings. A holder of ordinary shares whose ordinary shares have been forfeited will cease to be a holder of ordinary shares in respect of those ordinary shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the ordinary shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the FCA listing rules, the SEHK and the New York Stock Exchange and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our ordinary shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our ordinary shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our ordinary shares increases the percentage of ordinary shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in ordinary shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our ordinary shares and 90% of the voting rights carried by the ordinary shares.

TAXATION

This section discusses (i) material UK tax consequences of the ownership of the ordinary shares, contingent capital securities and debt securities by certain beneficial holders thereof, and (ii) material U.S. federal income tax consequences of the ownership of the debt securities by a beneficial holder that is a citizen or resident of the United States, a U.S. domestic corporation or otherwise is subject to U.S. federal income tax on a net income basis in respect thereof (a “U.S. Holder”). This section does not discuss material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares. Material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the UK (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the UK for UK tax purposes at any material time (an “Eligible U.S. Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the ordinary shares, contingent capital securities or debt securities, as applicable, and of any dividends or interest that you receive;

•

an individual resident or citizen of the United States, a U.S. corporation (and certain other requirements are met), or a U.S. partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to U.S. taxation in the hands of a U.S. resident person and certain other requirements are met); and

•	not also a resident of the UK for UK tax purposes.

If you hold ordinary shares, contingent capital securities or debt securities in connection with the conduct of business or the performance of personal services in the UK or otherwise in connection with a branch, agency or permanent establishment in the UK, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, contingent capital securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent capital securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes and the partners therein, regulated investment companies, persons that own or are treated as owning 10% or more of our stock by vote or value or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, contingent capital securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, U.S. expatriates and U.S. persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address any aspects of the U.S. Medicare contribution tax on net investment income, alternative minimum tax consequences of acquiring, holding or disposing of the debt securities or special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code. Furthermore, this summary does not address the tax treatment of the debt securities and contingent capital securities following any exercise of the UK bail-in power by the relevant UK resolution authority.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; and instruments (other than contingent capital securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular security.

The statements regarding U.S. and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date hereof (and, in the case of UK tax laws, practices, treaties, decisions and interpretations as applied in England). These laws and practices are subject to change without notice, possibly with retroactive effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, contingent capital securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

UK Taxation

Taxation of Debt Securities and Contingent Capital Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or the contingent capital securities or any related documentation. If debt securities or contingent capital securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent capital security that carries a right to interest should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent capital securities: (i) are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007, or (ii) are admitted and continue to be admitted to trading on a “multilateral trading facility” operated by a “regulated recognised stock exchange” (within the meaning of Section 987 of the Income Tax Act 2007). The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange (trading as Euronext Dublin) are currently “recognised stock exchanges” for these purposes. Debt securities and contingent capital securities will be treated as listed on the London Stock Exchange if they are included in the Official List of the UK Financial Conduct Authority and are admitted to trading on the Main Market or Professional Securities Market of the London Stock Exchange. Debt securities and contingent capital securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent capital securities will be treated as listed on the Irish Stock Exchange if they are (i) admitted to trading on Euronext Dublin or the Global Exchange Market of Euronext Dublin; and (ii) officially listed in Ireland in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax (currently, at the rate of 20%), although if you are an Eligible U.S. Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and accompanying evidence, such as by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made, may be required to be produced. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent capital security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.

Disposal (including redemption)

As an Eligible U.S. Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent capital security.

Taxation of Ordinary Shares

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares representing them.

Payments of dividends on ordinary shares will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.

Disposal (including redemption)

As an Eligible U.S. Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share.

Stamp Taxes

Debt Securities and Contingent Capital Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent capital securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue. You are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Ordinary Shares. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares and accordingly if you acquire or intend to acquire ordinary shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares.

Inheritance Tax

An ordinary share, contingent capital security or debt security (each, for the purposes of this section, a “Security”) held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax

Treaty”) and who is not for such purposes a national of the UK will not, provided any U.S. federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the Security except in certain cases where the Security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the UK), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against U.S. federal tax liability for the amount of any tax paid in the UK in a case where the ordinary share, contingent capital security or debt security is subject both to UK inheritance tax and to U.S. federal estate or gift tax.

U.S. Taxation

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under U.S. state, local, non-U.S. tax laws or the U.S. federal estate and gift taxes.

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

U.S. Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for U.S. federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for U.S. federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of qualified stated interest (as defined below under “—Original Issue Discount”), but excluding pre-issuance accrued interest, on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than U.S. dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars at that time.

If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Interest paid by us on a senior debt security or dated subordinated debt security and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) is income from sources outside the United States. Under the foreign tax credit rules, interest and original issue discount will generally be “passive” income for purposes of computing the foreign tax credit. The amount of a payment of interest will include amounts, if any, withheld in respect of UK withholding taxes. Subject to limitations, including new requirements recently adopted by the IRS, UK taxes withheld from payments on a senior debt security or dated subordinated debt security generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes. The foreign tax credit rules are complex. You should consult your tax adviser regarding the creditability or deductibility of foreign taxes in your particular circumstances.

Purchase, Sale, Exchange or Retirement

Your basis in a senior debt security or dated subordinated debt security for U.S. federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and market discount and reduced by any amortized premium and any payments other than qualified stated interest. In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount, market discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss to you.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the U.S. dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement for U.S. federal income tax purposes. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the U.S. dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement. If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible U.S. Holders of any debt securities that provide for contingent payments in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)

multiplying the adjusted issue price (as defined below) of the debt security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period); and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “yield to maturity” of a debt security is the discount rate that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in U.S. dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for such debt security). For a debt security purchased at a premium or bearing market discount, if you make such election you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of a discount security denominated in a foreign currency, you should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)

translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Premium and Market Discount. If you purchase your senior debt security or dated subordinated debt security at a cost greater than its remaining redemption amount (as defined under “—Original Issue Discount,” above) you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period. Discount securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium in respect of a senior debt security or dated subordinated debt security denominated in a foreign currency, you should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the senior debt security or dated subordinated debt security matures or is disposed of. Therefore, if you do not elect to amortize such premium and you hold your debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase your senior debt security or dated subordinated debt security at a price that is lower than its remaining redemption amount, or in the case of a discount security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, such debt security will be considered to have “market discount” in your hands. In such case, gain you realize on the disposition of your debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held it. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry your debt security. In general terms, market discount on a senior debt security or dated subordinated debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a senior debt security or dated subordinated debt security denominated in a foreign currency in such foreign currency. The amount includible in income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of your debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of your senior debt security or dated subordinated debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a senior debt security or dated subordinated debt security that is currently includible in income will be translated into U.S.

dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Taxation of Undated Subordinated Debt Securities

U.S. Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to undated subordinated debt securities that will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Interest

As noted above, payments of interest on Undated Subordinated Securities will be treated as dividends for U.S. federal income tax purposes. If we pay interest on undated subordinated securities, you must include the payment in your income when you receive it without regard to your method of tax accounting. Interest is expected to be treated as foreign source income. If you receive an interest payment denominated in foreign currency, you should determine the amount included in income by converting the foreign currency into U.S. dollars at the exchange rate in effect on the date of your receipt of the interest payment. Any gain or loss on a subsequent sale, conversion or other disposition of such non-U.S. currency by you generally will be treated as ordinary income or loss and generally will be income or loss from sources within the United States.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends (including payments denominated as interest for non-tax purposes) received by certain non-corporate U.S. Holders will be subject to U.S. taxation at preferential rates if the dividends are “qualified dividends.” Interest received with respect to undated subordinated securities generally will be qualified dividends if (i) either (A) the securities are readily tradable on an established securities market in the United States or (B) we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2023 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive. Interest payments will not be eligible for the dividends-received deduction available to domestic corporations.

Interest payments with respect to the undated subordinated securities generally will be treated as “passive category” income from sources outside the United States for purposes of determining your U.S. foreign tax credit limitation. The amount of a payment on the undated subordinated securities will include amounts, if any, withheld in respect of UK taxes. Subject to limitations, including new requirements recently adopted by the IRS, UK taxes withheld from payments on the undated subordinated securities generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes. You should consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances.

Sale or Other Disposition

You will generally recognize capital gain or loss on a sale or other disposition (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized and your tax basis in the instrument as determined in U.S. dollars as discussed below. You should consult your own tax adviser as to the U.S. federal income tax consequences of a redemption of any redeemable instruments. If you acquired an undated subordinated debt security as part of a unit comprising more than one undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the undated subordinated debt securities for more than one year at the time of disposition. If you are an individual, the net amount of long-term capital gain that you will realize is subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Gain, if any, realized by you on the sale or other disposition of the shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

If you sell or otherwise dispose of an undated subordinated debt security in exchange for currency other than U.S. dollars, the amount realized generally will be the U.S. dollar value of the currency received at the spot rate in effect on the date of sale or other disposition for U.S. federal income tax purposes (or, if the shares are traded on an established securities market at such time, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale or other disposition and the settlement date. You generally will have a tax basis in the currency received equal to the U.S. dollar value of the currency received at the spot rate in effect on the settlement date. Any currency gain or loss realized on the settlement date or the subsequent sale, conversion, or other disposition of the non-U.S. currency received for a different U.S. dollar amount generally will be U.S.-source ordinary income or loss, and will not be eligible for the reduced tax rate applicable to long-term capital gains. If you are an accrual basis U.S. Holder and make the election described in the first sentence of this paragraph, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS. You should consult its own tax advisors regarding the treatment of any foreign currency gain or loss realized with respect to any currency received in a sale or other disposition of an undated subordinated debt security.

Foreign Financial Asset Reporting

Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual U.S. Holders), and to disclose your investment by filing Form 8886 with the IRS. A penalty in the amount of US$10,000 in the case of a natural person and US$50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are encouraged to consult your tax adviser regarding the application of these rules.

U.S. Information Reporting and Backup Withholding

Interest, interest payments treated as dividends for U.S. tax purposes and proceeds from the sale, exchange or retirement of debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Persons holding instruments who are non-U.S. persons may be required to comply with applicable certification procedures to establish that they are non-U.S. persons in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of FATCA, you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners (as described in further detail in “UK Taxation—Provision of Information,” above), which may be reported to HMRC, and ultimately, the IRS. It is also possible that “foreign passthru payments,” as defined under FATCA, on the debt securities may be subject to a withholding tax of 30%. Regulations implementing this rule have not yet been adopted or proposed and the IRS has indicated that any such regulations would not be effective for payments made prior to two years after the date on which final regulations on this issue are published in the U.S. Federal Register. With respect to securities that are treated as debt for U.S. federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register. We will not pay additional amounts on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business. In addition, HSBC Securities (USA) Inc. and/or its affiliates will reimburse us for certain of our offering related expenses and underwriting discounts and commissions.

Important Notice to CMIs (including private banks) Pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for the relevant CMI Offering and are subject to additional requirements under the SFC Code. The application of these obligations will depend on the role(s) undertaken by the relevant underwriter(s) in respect of each CMI Offering.

Prospective investors who are the directors, employees or major shareholders of HSBC Holdings, a CMI or its group companies would be considered under the SFC Code as having an Association with HSBC Holdings, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the relevant securities. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with HSBC Holdings or any CMI (including its group companies) and inform the relevant underwriters accordingly.

CMIs are informed that, unless otherwise notified, the marketing and investor targeting strategy for the relevant CMI Offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus and/or the applicable prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the relevant securities (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by HSBC Holdings. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the relevant securities.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the relevant securities, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated underwriter(s) (if any) to categorise it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to an omnibus order should be sent to the underwriters who have requested such information.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to HSBC Holdings, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for the relevant CMI Offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in the relevant CMI Offering. The relevant underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant underwriter with such evidence within the timeline requested.

Selling Restrictions

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

In relation to the UK, each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in the UK except that it may make an offer of such securities to the public in the UK:

(a)	at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of securities to the public” in relation to any securities means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the UK. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

European Economic Area

In relation to each Member State of the EEA (each, a “Relevant State”) each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant State except that it may make an offer of such securities to the public in that Relevant State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Switzerland

The securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the Swiss Federal Financial Services Ordinance (“FinSO”). No application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to FinSA.

Consequently, this prospectus and any other offering or marketing material relating to the securities may only be publicly distributed or otherwise made publicly available in Switzerland:

(a)

if such offer is strictly limited to investors that qualify as professional clients according to Article 4 para. 3 FinSA and Article 5 para. 1 FinSO. Accordingly, the securities may only be distributed or offered, and the prospectus or any other marketing material relating to the securities may be made available to professional clients in Switzerland; in this case, the offering of the securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA; or

(b)

if such offer constitutes an exempt offer pursuant to specific provisions regarding exempt offers pursuant to Article 36 FinSA which (a) is addressed to less than 500 investors, (b) is only addressed to investors that purchase financial instruments in an amount of at least CHF 100,000 (or equivalent in other currencies), (c) has a minimum denomination of CHF 100,000 (or equivalent in other currencies), or (d) does not exceed the value of CHF 8 million (or equivalent in other currencies) calculated over a period of 12 months; in this case, the offering of the securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA.

Securities that constitute debt instruments with a “derivative character” may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document according to the FinSA or any equivalent document under the FinSA is prepared.

United Arab Emirates (excluding the Dubai International Financial Centre)

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter will represent and agree that such securities will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates other than in compliance with any laws applicable in the United Arab Emirates governing the issue, offering and sale of securities.

Dubai International Financial Centre

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter will represent and agree that it will not offer such securities to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT Module) of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

Canada

Each underwriter has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto, such securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any prospectus supplement or the merits of any such securities and any representation to the contrary is an offence.

Each underwriter has represented, warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a)

any offer, sale or distribution of such securities in Canada will be made only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus

Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold such securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)

it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver such securities, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and delivery and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)

it has not and will not distribute or deliver any offering memorandum (as such term is defined under applicable Canadian securities laws) or any other offering material in connection with any offering or sale of such securities in or to a resident of Canada, except in compliance with applicable Canadian securities laws.

Japan

The securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the securities, nor any interest thereon, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter, dealer or agent will represent and agree that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter will acknowledge that this prospectus and the accompanying prospectus supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter will represent, warrant and agree that it has not offered or sold any securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus and the accompanying prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

The UK, EEA, Switzerland, United Arab Emirates, Dubai International Financial Centre, Canada, Japan, Hong Kong and Singapore selling restrictions are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

Conflicts of Interest

HSBC Securities (USA) Inc. (“HSI”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”). To the extent an initial offering of the securities will be distributed by HSI, each such offering of securities will be conducted in compliance with FINRA Rule 5121 (addressing conflicts of interest when distributing the securities of an affiliate), as administered by the FINRA. Neither HSI nor any of our other affiliates will sell any debt securities and contingent capital securities into any of its discretionary accounts without the prior specific written approval of the accountholder.

In addition, HSI may use this prospectus in connection with offers and sales related to market-making activities HSI may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

This prospectus may be used by HSI in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSI may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSI may act as principal, or agent, including as agent for the counterparty in a transaction in which HSI acts as principal, or as agent for both counterparties in a transaction in which HSI does not act as principal. HSI may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSI, nor any other of our affiliates have an obligation to make a market in any securities offered by us and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

Furthermore, HSI may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSI, such as by means of its affiliation with us, learns of material non-public information relating to us. HSI would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the securities offered by us. Although other broker-dealers may make a market in such securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSI discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that HSI or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSI that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSI nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel and our English solicitors.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2023 Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HSBC Holdings plc

$1,250,000,000 6.750% Perpetual Subordinated Contingent Convertible Securities

(Callable During Any 2031 Securities Optional Redemption Period)

and

$1,250,000,000 7.000% Perpetual Subordinated Contingent Convertible Securities

(Callable During Any 2036 Securities Optional Redemption Period)

Prospectus

Supplement

Sole Structuring Adviser and Book-Running Manager

HSBC

Prospectus Supplement dated March 17, 2026